Exhibit 10.2

EXECUTION VERSION

INDENTURE

by and between

Golub Capital BDC 3 CLO 2 LLC,
Issuer,

and

CITIBANK, N.A.,
Collateral Trustee

Dated as of December 14, 2022

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(continued)

Page

Section 5.9.	Unconditional Rights of Secured Holders to Receive Principal and Interest	127
Section 5.10.	Restoration of Rights and Remedies	127
Section 5.11.	Rights and Remedies Cumulative	127
Section 5.12.	Delay or Omission Not Waiver	127
Section 5.13.	Control by Supermajority of Controlling Class	128
Section 5.14.	Waiver of Past Defaults	128
Section 5.15.	Undertaking for Costs	129
Section 5.16.	Waiver of Stay or Extension Laws	129
Section 5.17.	Sale of Assets	129
Section 5.18.	Action on the Debt	130
ARTICLE VI. The Collateral Trustee		130

Section 6.1.	Certain Duties and Responsibilities of the Collateral Trustee	130
Section 6.2.	Notice of Event of Default by Collateral Trustee	132
Section 6.3.	Certain Rights of Collateral Trustee	133
Section 6.4.	Collateral Trustee Not Responsible for Recitals or Issuance and Incurrence of Debt	137
Section 6.5.	Collateral Trustee May Hold Debt	137
Section 6.6.	Money Held in Trust	137
Section 6.7.	Compensation and Reimbursement of the Collateral Trustee	138
Section 6.8.	Corporate Collateral Trustee Required; Eligibility	139
Section 6.9.	Collateral Trustee Resignation and Removal; Appointment of Successor Collateral Trustee	139
Section 6.10.	Acceptance of Appointment by Successor Collateral Trustee	141
Section 6.11.	Merger, Conversion, Consolidation or Succession to Business of Collateral Trustee	141
Section 6.12.	Co-Collateral Trustees	142
Section 6.13.	Certain Duties of Collateral Trustee Related to Delayed Payment of Proceeds	143
Section 6.14.	Authenticating Agents	143
Section 6.15.	Withholding	144
Section 6.16.	Collateral Trustee as Representative for Secured Holders Only; Collateral Trustee as Agent for each other Secured Party and the Holders of the Subordinated Notes	144
Section 6.17.	Representations and Warranties of the Bank	144
ARTICLE VII. Covenants		145

Section 7.1.	Payment of Principal and Interest	145
Section 7.2.	Maintenance of Office or Agency	145
Section 7.3.	Money for Debt Payments to be Held in Trust	146
Section 7.4.	Existence of the Issuer	148
Section 7.5.	Protection of Assets	149
Section 7.6.	Opinions as to Assets	150

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(continued)

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(continued)

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Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	S&P Industry Classifications
Schedule 3	Moody's Rating Definitions
Schedule 4	S&P Recovery Rate Tables
Schedule 5	Diversity Score Calculation
Schedule 6	S&P Region Classification Table

Exhibit A	Forms of Notes
A-1	Form of Global Secured Note
A-2	Form of Rule 144A Global Subordinated Note
A-3	Form of Certificated Secured Note
A-4	Form of Certificated Subordinated Note

Exhibit B	Forms of Transfer and Exchange Certificates

B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note

B-2	Form of Purchaser Representation Letter for Certificated Secured Notes

B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note

B-4	Form of Purchaser Representation Letter for Certificated Subordinated Notes

B-5	Form of ERISA Certificate

B-6	Form of Transferee Certificate of Rule 144A Global Secured Note

B-7	Form of Transferee Certificate of Temporary Regulation S Global Secured Note or Regulation S Global Secured Note

B-8	Form of Transferor Certificate for Transfer of Certificated Subordinated Note to Rule 144A Global Subordinated Note

B-9	Form of Transferee Certificate of Rule 144A Global Subordinated Note

Exhibit C	Form of Beneficial Ownership Certificate
Exhibit D	Form of NRSRO Certification
Exhibit E	Form of Notice of Contribution

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INDENTURE, dated as of December 14, among GOLUB CAPITAL BDC 3 CLO 2 LLC, a Delaware limited liability company (the "Issuer") and CITIBANK, N.A., as collateral trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the "Collateral Trustee").

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein and the Class A Loans incurred pursuant to the Class A Credit Agreement, dated as of the Closing Date, among the Issuer, as borrower, the Collateral Trustee, the Loan Agent and the various financial institutions and other persons party thereto from time to time as lenders (the "Credit Agreement"). The Issuer is entering into this Indenture, and the Collateral Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement's terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Collateral Trustee, for the benefit and security of the Holders of the Secured Debt, the Collateral Trustee, the Collateral Manager, the Loan Agent and the Collateral Administrator (collectively, the "Secured Parties"), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising any and all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, goods and supporting obligations and other assets in which the Issuer has an interest and specifically including: (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be delivered to the Collateral Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are delivered to the Collateral Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts and any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the Credit Agreement, the Securities Account Control Agreement, the Master Loan Sale Agreements and the Collateral Administration Agreement (d) all Cash or Money of the Issuer, (e) any Equity Securities or Permitted Collateral Obligations received by the Issuer, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, payment intangibles, instruments, investment property, letter-of-credit rights, securities, money, documents, goods, commercial tort claims and securities entitlements, and other supporting obligations (as such terms are defined in the UCC), (g) any other property otherwise delivered to the Collateral Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations, Equity Securities or Eligible Investments); and (h) all proceeds (as defined in the UCC) with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the "Assets").

The above Grant is made in trust to secure the Secured Debt, the Issuer's other obligations to the Secured Parties under this Indenture, the other Transaction Documents, and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Debt is secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Debt and any other Secured Debt by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Debt in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Credit Agreement and the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided herein (collectively, the "Secured Obligations"). The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Collateral Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of "Collateral Obligation" or "Eligible Investments", as the case may be.

The Collateral Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform its duties expressly stated herein in accordance with the terms hereof.

ARTICLE I.

Definitions

Section 1.1.      Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word "including" shall mean "including without limitation." All references herein to designated "Articles", "Sections", "sub-sections" and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-section or other subdivision.

"1940 Act": The United States Investment Company Act of 1940, as amended from time to time.

"ABL Facility": A lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in accounts receivable, inventory, machinery, equipment, real estate, oil and gas reserves, vessels or periodic revenues, where such collateral security consists of assets generated or acquired by the related Obligor in its business.

"Accountants' Effective Date AUP Reports": The meaning specified in Section 7.18(c)(iii).

"Accountants' Effective Date Comparison AUP Report": The meaning specified in Section 7.18(c)(iii).

"Accountants' Effective Date Recalculation AUP Report": The meaning specified in Section 7.18(c)(iii).

"Accountants' Report": An agreed upon procedures report of the firm or firms appointed by the Issuer pursuant to Section 10.9(a).

"Accounts": (i) The Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Custodial Account, (vii) the Supplemental Reserve Account and (viii) the Interest Reserve Account.

"Accredited Investor": The meaning set forth in Rule 501(a) under the Securities Act.

"Act" and "Act of the Holders": The meanings specified in Section 14.2.

"Additional Debt": Any additional Debt issued or incurred pursuant to Section 2.13.

"Additional Debt Closing Date": The closing date for the issuance of any Additional Debt pursuant to Section 2.13 and/or the Credit Agreement as set forth in an indenture supplemental to this Indenture pursuant to Section 8.1(a)(xii).

"Adjusted Class Break-even Default Rate": With respect to the S&P Highest Ranking Class, the rate equal to (a)(i) the Class Break-even Default Rate multiplied by (ii)(x) the Target Initial Par Amount divided by (y) the Collateral Principal Amount, plus redemptions to the senior most Class during the Reinvestment Period (but not including any such redemption from Refinancing Proceeds), plus the S&P Collateral Value of all Defaulted Obligations plus (b)(i)(x) the Collateral Principal Amount, plus redemptions to the senior most Class during the Reinvestment Period (but not including any such redemption from Refinancing Proceeds), plus the S&P Collateral Value of all Defaulted Obligations minus (y) the Target Initial Par Amount, divided by (ii)(x) the Collateral Principal Amount, plus redemptions to the senior most Class during the Reinvestment Period (but not including any such redemption from Refinancing Proceeds), plus the S&P Collateral Value of all Defaulted Obligations multiplied by (y) 1 minus the Weighted Average S&P Recovery Rate.

"Adjusted Collateral Principal Amount": As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Deferring Obligations (except Permitted Deferrable Obligations), Discount Obligations (to the extent set forth in clause (d) below) and Long-Dated Obligations); plus (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding the Revolver Funding Account and the Supplemental Reserve Account) representing Principal Proceeds; plus (c) the aggregate, for each Defaulted Obligation and Deferring Obligation (other than Permitted Deferrable Obligations), of the Defaulted Obligation Balance of such Defaulted Obligation or Deferring Obligation; plus (d) the aggregate, for such portion of a Discount Obligation that does not fall into the Excess CCC Adjustment Amount, of the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance thereof, for such Discount Obligation; minus (e) the Excess CCC Adjustment Amount; plus (f) the aggregate, for each Long-Dated Obligation, of the Long-Dated Obligation Amount of such Long-Dated Obligation; provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Deferring Obligation (except Permitted Deferrable Obligations), Discount Obligation (to the extent set forth in clause (d) above) or Long-Dated Obligation, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

"Administrative Expense Cap": An amount equal on any Payment Date (when taken together with any Administrative Expenses in the order of priority contained in the definition thereof paid during the period since the preceding Payment Date or in the case of the first Payment Date after the Closing Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

"Administrative Expenses": The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, on a pro rata basis, (x) to the Collateral Trustee and the Loan Agent for its fees and expenses pursuant to Sections 6.7, the other provisions of this Indenture, the Credit Agreement and the other Transaction Documents, as applicable, and the Bank in any of its other capacities under the Transaction Documents and (y) to the Collateral Administrator pursuant to the Collateral Administration Agreement, second, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer for fees and expenses; (ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Debt or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Aggregate Collateral Management Fee; (iv) the Independent Manager for any fees or expenses due under the management agreement between the Issuer and Independent Manager; and (v) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations), the Credit Agreement and the Debt, including but not limited to, amounts owed to the Issuer pursuant to Section 7.1 and any amounts due in respect of the listing of the Secured Debt on any stock exchange or trading system and any costs of complying with FATCA (to the extent not reimbursed from a Noteholder) and third, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Debt) shall not constitute Administrative Expenses.

"Affected Class": Any Class of Secured Debt that, as a result of the occurrence of a Tax Event described in the definition of "Tax Redemption" has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

"Affiliate": With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, no entity shall be deemed an Affiliate of an Obligor solely because such Obligor and such entity are each controlled by the same or related holders of equity capital.

"Agent Members": Members of, or participants in, DTC, Euroclear or Clearstream.

"Aggregate Collateral Management Fee": All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) due and payable to the Collateral Manager.

"Aggregate Coupon": As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than a Defaulted Obligation or Deferrable Obligation (other than a Permitted Deferrable Obligation)) (including, for any Permitted Deferrable Obligation, only the required current cash interest required by the Underlying Instruments thereon), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the outstanding principal balance of such Collateral Obligation; provided that the stated coupon of a Step-Up Obligation will be the then-current coupon.

"Aggregate Funded Spread": As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over the then-current Benchmark with respect to the Secured Notes, (i) the stated interest rate spread (including any applicable spread adjustments thereto) on such Collateral Obligation above such index multiplied by (ii) the outstanding principal balance of such Collateral Obligation; provided that the interest rate spread with respect to any Step-Up Obligation will be the then-current interest rate spread; and (b) in the case of each Floating Rate Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over the London interbank offered rate or any other index other than the then-current Benchmark with respect to the Secured Notes, (i) the excess of the sum of such spread and such index (including, for the avoidance of doubt, any applicable floor) over the Benchmark as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation; provided that the interest rate spread with respect to any Step-Up Obligation will be the then-current interest rate spread.

For purposes of calculating the Aggregate Funded Spread, (i) such calculation shall exclude any Deferring Obligation until the obligor thereof has resumed the payment of cash interest in cash, (ii) solely with respect to clause (a) above, with respect to any Floating Rate Floor Obligation, the stated interest rate spread on such Collateral Obligation over the applicable reference rate shall be deemed to be equal to the sum of (x) the stated interest rate spread over the applicable reference rate and (y) the excess, if any, of the specified "floor" rate relating to such Collateral Obligation over the Benchmark as of the immediately preceding Interest Determination Date and (iii) the stated interest rate of a Collateral Obligation will be excluded from such calculation to the extent the Issuer or the Collateral Manager has actual knowledge that such payment of interest will not be made by the obligor thereof during the applicable period.

"Aggregate Outstanding Amount": With respect to any of the Debt as of any date, the aggregate unpaid principal amount of such Debt Outstanding on such date.

"Aggregate Principal Balance": When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

"Aggregate Risk Adjusted Par Amount": The amount specified below for the applicable Interest Accrual Period, listed sequentially, starting with the Interest Accrual Period commencing on the Closing Date:

Interest Accrual Period	Aggregate Risk Adjusted Par Amount ($)
1	388,000,000
2	387,198,133
3	386,617,336
4	386,037,410
5	385,458,354
6	384,880,166
7	384,302,846
8	383,726,392
9	383,131,616

Interest Accrual Period	Aggregate Risk Adjusted Par Amount ($)
10	382,576,075
11	382,002,211
12	381,416,474
13	380,844,350
14	380,273,083
15	379,702,674
16	379,139,448
17	378,570,739
18	378,002,883
19	377,435,878
20	376,876,015
21	376,310,701
22	375,746,235
23	375,182,616
24	374,619,842
25	374,057,912
26	373,496,825
27	372,936,580
28	372,377,175
29	371,818,609
30	371,260,881
31	370,703,990
32	370,147,934
33	369,574,205
34	369,038,322
35	368,484,765
36	367,919,755
37	367,367,875
38	366,822,946
39	366,272,712
40	365,729,407
41	365,180,813
42	364,633,042
43	364,086,092
44	363,539,963
45	362,994,653

"Aggregate Unfunded Spread": As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

"Alternative Method": The meaning specified in Section 7.17(k).

"Alternative Rate": The meaning specified in the definition of "Benchmark".

"ARRC": The meaning specified in the definition of "Relevant Governmental Body".

"Asset-backed Commercial Paper": Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

"Assets": The meaning assigned in the Granting Clause hereof.

"Assigned Moody's Rating": The meaning assigned in Schedule 3 hereto.

"Assumed Reinvestment Rate": The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

"Authenticating Agent": With respect to the Notes or a Class of the Notes, the Person designated by the Collateral Trustee to authenticate such Notes on behalf of the Collateral Trustee pursuant to Section 6.14 hereof.

"Available Interest Proceeds": In connection with a Refinancing of one or more Classes of Secured Debt or a Re-Pricing, Interest Proceeds in an amount equal to (a) the amount of accrued and unpaid interest on the Classes subject to such Refinancing or Re-Pricing, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the date of a Refinancing or Re-Pricing of such Class (or, in the case of a Refinancing or Re-Pricing occurring on a date other than a Payment Date, only to the extent that the Collateral Manager determines (such determination not to be called into question as a result of subsequent events) that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received prior to the next Determination Date) and (b) any available Interest Proceeds on deposit in the Interest Collection Subaccount (solely to the extent that such application of Interest Proceeds would not cause a deferral of interest on any Class of Secured Debt on the next succeeding Payment Date, as determined by the Collateral Manager in its reasonable discretion not to be called into question as a result of subsequent events).

"Balance": On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

"Bank": Citibank, N.A., in its individual capacity and not as Collateral Trustee or Loan Agent or any successor thereto.

"Bank Officer": When used with respect to the Bank, any officer within the Corporate Trust Office (or any successor group of the Bank) including any vice president, assistant vice president or officer of the Bank customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

"Bankruptcy Code": The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

"Base Rate Modifier": A modifier determined by the Collateral Manager applied to a reference rate to the extent necessary to cause such rate to be comparable to the Benchmark, which may include an addition to or subtraction from such unadjusted rate.

"BDC": Golub Capital BDC 3, Inc., a Maryland corporation.

"Benchmark": With respect to the Floating Rate Debt for (i) the period from and including the Closing Date to but excluding the First Interest Determination End Date following the Closing Date, (ii) the period from and including the First Interest Determination End Date to the first Payment Date after the Closing Date and (iii) any subsequent Interest Accrual Period, the greater of (a) 0.0% and (b) (I) the Term SOFR Reference Rate for the Designated Maturity, as such rate is published by the Term SOFR Administrator on the Term SOFR Source on the related Interest Determination Date, (II) if as of 5:00 p.m. (New York City time) on any Interest Determination Date the rate referred to in clause (I) is temporarily or permanently unavailable or has not been published by the Term SOFR Administrator on the Term SOFR Source, then the Term SOFR Reference Rate for the Corresponding Tenor as published by the Term SOFR Administrator on the Term SOFR Source on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Corresponding Tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (III) if such rate cannot be determined under clauses (I) or (II), the Term SOFR Reference Rate as determined on the previous Interest Determination Date. "Benchmark," when used with respect to a Collateral Obligation, means the "benchmark" rate determined in accordance with the terms of such Collateral Obligation.

Notwithstanding anything in the foregoing, if at any time while any Floating Rate Debt is outstanding a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Benchmark, the Collateral Manager (on behalf of the Issuer) may select (with notice to the Collateral Trustee, the Calculation Agent and the Collateral Administrator) an alternative rate, including any applicable spread adjustments thereto (the "Alternative Rate") that in its commercially reasonable judgment is consistent with the successor for the Benchmark, which is, as certified to the Issuer and the Collateral Trustee, (x) Daily Simple SOFR, Compounded SOFR or any other rate proposed or recommended by the LSTA or ARRC as the successor for the Benchmark with respect to loans or (y) expected to be used in the quarterly pay Floating Rate Obligations included in the Assets or the new issue collateralized loan obligation market and all references herein to the "Benchmark" will mean such Alternative Rate selected by the Collateral Manager. If at any time while any Floating Rate Debt is Outstanding, the Benchmark ceases to exist or be reported and the Collateral Manager has not determined an Alternative Rate in accordance with the foregoing, at the direction of the Collateral Manager (by notice to the Issuer, the Collateral Trustee (who shall forward such notice to the Holders) and the Calculation Agent) and without a supplemental indenture, the Alternative Rate with respect to the Floating Rate Debt shall be the Fallback Rate. Notwithstanding anything to the contrary in this Indenture, neither the Calculation Agent nor the Collateral Trustee shall have any responsibility or liability for determining or selecting an Alternative Rate or a Fallback Rate (including, without limitation, any Base Rate Modifier or any other modifier thereto) as a successor or replacement benchmark to the Benchmark (including whether any such rate is an Alternative Rate or a Fallback Rate or whether a Benchmark Replacement Date or a Benchmark Transition Event has occurred, or any other conditions to the designation of such rate have been satisfied) and shall be entitled to rely upon any designation of such a rate (and any Base Rate Modifier) by the Collateral Manager. Notwithstanding anything herein, the Benchmark (including any Alternative Rate or Fallback Rate) with respect to the Floating Rate Debt shall in no event be calculated below 0%.

"Benchmark Conforming Changes": With respect to the Benchmark, any technical, administrative or operational changes (including changes to the definition of "Interest Accrual Period," timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Collateral Manager decides may be necessary or appropriate to correct an error with respect to the application or implementation of the Benchmark or to reflect the adoption or implementation of such Benchmark in a manner substantially consistent with market practice (or, if the Collateral Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Manager determines that no market practice for use of the Benchmark exists, in such other manner as the Collateral Manager determines is reasonably necessary).

"Benchmark Replacement Date": The earlier to occur of the following events with respect to the Benchmark, as determined by the Collateral Manager: (i) in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; (ii) in the case of clause (c) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein; or (iii) in the case of clause (d) or (e) of the definition of "Benchmark Transition Event," the date on which the Collateral Manager has notified the Collateral Trustee and the Calculation Agent that a "Benchmark Replacement Date" has occurred.

"Benchmark Transition Event": The occurrence of one or more of the following events with respect to the Benchmark, as determined by the Collateral Manager: (a) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (b) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (c) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; (d) at the option of the Collateral Manager in its sole discretion, (x) the aggregate principal balance of Floating Rate Obligations included in the Assets (on a trade date basis) that are utilizing a benchmark rate that is not the Benchmark (excluding any benchmark rate based on Libor) or has had a benchmark transition event (however denominated) occur divided by (y) the aggregate principal balance of all Floating Rate Obligations included in the Assets (on a trade date basis) is greater than 50%; or (e) the Collateral Manager reasonably determines that the Benchmark is likely to cease to exist or be reported.  If one year has passed since the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and the Collateral Manager has not determined an Alternative Rate in accordance with the definition of "Benchmark", then the Alternative Rate with respect to the Floating Rate Debt shall be the rate (including any applicable spread adjustments thereto) that is consistent with the reference rate most commonly being used in the quarterly pay Floating Rate Obligations included in the Assets; provided that the Collateral Manager may following the implementation of such rate select a different Alternative Rate in accordance with the definition of "Benchmark".

"Beneficial Ownership Certificate": The meaning specified in Section 14.2(e).

"Benefit Plan Investor": An employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan to which Section 4975 of the Code applies or an entity whose underlying assets include "plan assets" by reason of such an employee benefit plan's or a plan's investment in such entity.

"Bond": A debt security that is issued by a corporation, limited liability company, partnership or trust.

"Bridge Loan": Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

"Broadly Syndicated Loan": A Loan (a) that is part of a credit facility with a Facility Size on the date of origination thereof at least equal to U.S.$250,000,000 and (b) as to which, on the date of origination thereof, (i) Moody's has either (x) assigned a corporate family rating on an Obligor thereon or (y) assigned to such credit facility a monitored publicly available rating or (ii) S&P has either (x) assigned an issuer credit rating to the issuer thereof or (y) assigned to such credit facility a monitored publicly available rating.

"Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Collateral Trustee or the Loan Agent is located or, for any final payment of principal, in the relevant place of presentation.

"Calculation Agent": The meaning specified in Section 7.16(a).

"Cash": Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

"CCC Collateral Obligation": A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of "CCC+" or lower.

"CCC Excess": An amount equal to the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to 20.0% of the Collateral Principal Amount as of such date of determination; provided that, in determining which of the CCC Collateral Obligations shall be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (expressed as a percentage of the outstanding principal balance of such Collateral Obligations as of such date of determination) shall be deemed to constitute such CCC Excess.

"Certificate of Authentication": The meaning specified in Section 2.1.

"Certificated Note": The meaning specified in Section 2.2(b)(iv).

"Certificated Secured Note": The meaning specified in Section 2.2(b)(iii).

"Certificated Security": The meaning specified in Section 8-102(a)(4) of the UCC.

"Certificated Subordinated Note": The meaning specified in Section 2.2(b)(iv).

"Class": In the case of the (x) Secured Debt, all of the Secured Debt having the same Interest Rate, Stated Maturity and class designation and (y) Subordinated Notes, all of the Subordinated Notes. With respect to any exercise of voting rights, any Pari Passu Classes of Debt that are entitled to vote on a matter will vote together as a single Class, except that each Pari Passu Class (A) will be treated as a separate Class for purposes of a Refinancing or a Re-Pricing and (B) will be treated as a separate Class, and will vote separately, in connection with any proposed supplemental indenture that affects any Pari Passu Class in a materially different manner.

"Class A Debt": The Class A Loans and the Class A Notes.

"Class A/B Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Debt and the Class B Notes.

"Class A Lender": Each lender party to the Credit Agreement.

"Class A Loans": The Class A Senior Secured Floating Rate Loans incurred pursuant to the Credit Agreement.

"Class A Notes": The Class A Senior Secured Floating Rate Notes issued pursuant to this Indenture on the Closing Date and having the characteristics specified in Section 2.3.

"Class B Notes": The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture on the Closing Date and having the characteristics specified in Section 2.3.

"Class Break-even Default Rate": With respect to the S&P Highest Ranking Class:

(i)          during any S&P CDO Formula Election Period, the rate equal to (a) C0 plus (b) the product of (x) C1 and (y) the Weighted Average Floating Spread plus (c) the product of (x) C2 and (y) the Weighted Average S&P Recovery Rate, where C0, C1 and C2 shall be provided to the Collateral Manager by S&P upon request. C0, C1 and C2 shall not change unless S&P provides an updated S&P CDO Monitor input file at the request of the Collateral Manager following the Closing Date; or

(ii)          during any S&P CDO Monitor Election Period, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the S&P CDO Monitor, which, after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Debt in full. After any S&P CDO Monitor Election Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor input file based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor input file as selected by the Collateral Manager (with a copy to the Collateral Administrator) from Section 2 of Schedule 4 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

"Class Default Differential": With respect to the S&P Highest Ranking Class, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Debt from (x) during any S&P CDO Formula Election Period, the Adjusted Class Break-even Default Rate or (y) during any S&P CDO Monitor Election Period, the Class Break-even Default Rate, in each case, for such Class of Debt at such time.

"Class Scenario Default Rate": With respect to the S&P Highest Ranking Class:

(i)          during any S&P CDO Formula Election Period, the rate at such time equal to (a) 0.247621 plus (b) the quotient of (x) the S&P Weighted Average Rating Factor divided by (y) 9162.65 minus (c) the quotient of (x) the Default Rate Dispersion divided by (y) 16757.2 minus (d) the quotient of (x) the Obligor Diversity Measure divided by (y) 7677.8 minus (e) the quotient of (x) the Industry Diversity Measure divided by (y) 2177.56 minus (f) the quotient of (x) the Regional Diversity Measure divided by (y) 34.0948 plus (g) the quotient of (x) the S&P Weighted Average Life divided by (y) 27.3896; or

(ii)          during any S&P CDO Monitor Election Period, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's Initial Rating of such Class of Debt, determined by the Collateral Manager (which determination shall be made solely by application of the S&P CDO Monitor at such time).

"Clean-Up Call Purchase Price": The meaning specified in Section 9.9(b).

"Clean-Up Call Redemption": The meaning specified in Section 9.9(a).

"Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

"Clearing Corporation": (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of "clearing corporation" under Section 8-102(a)(5) of the UCC.

"Clearing Corporation Security": Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

"Clearstream": Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

"Closing Date": December 14, 2022.

"Closing Date Master Loan Sale Agreement": An agreement, dated as of the Closing Date, among the BDC, as seller, the Collateral Manager, as closing date seller, the Issuer, as buyer, and GBDC 3 Funding LLC, as warehouse borrower.

"Closing Date Participation Condition": A condition satisfied as of any date of determination if all Closing Date Participation Interests have been elevated to assignments on or prior to such date.

"Closing Date Participation Interests": Participation arrangements entered into by the Issuer with the BDC and/or one or more of its subsidiaries to provide for participation interests in certain Collateral Obligations (whose title is held by the BDC or a subsidiary thereof) prior to being elevated to a full assignment.

"Code": The United States Internal Revenue Code of 1986, as amended.

"Collateral Administration Agreement": An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as may be amended from time to time in accordance with the terms thereof.

"Collateral Administrator": Virtus Group, LP, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

"Collateral Interest Amount": As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds (i) expected to be received from Defaulted Obligations and Deferring Obligations, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Obligations or (ii) designated as such pursuant to clauses (ix) or (x) of the definition of "Interest Proceeds"), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

"Collateral Management Agreement": The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

"Collateral Management Fee": The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.35% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

"Collateral Management Fee Shortfall Amount": To the extent the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable). Such amount is automatically deferred for payment on the succeeding Payment Date, with interest at the rate specified in the Collateral Management Agreement, as certified to the Collateral Trustee by the Collateral Manager (with a copy to the Collateral Administrator), in accordance with the Priority of Payments.

"Collateral Manager": GC Advisors LLC, a Delaware limited liability company, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter "Collateral Manager" shall mean such successor Person.

"Collateral Manager Debt": Any Debt owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control.

"Collateral Manager Standard": The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

"Collateral Obligation": A Senior Secured Loan (including, but not limited to, interests in Broadly Syndicated Loans and Middle Market Loans acquired by way of a purchase or assignment), or a Participation Interest therein, or a Second Lien Loan, or a Participation Interest therein, or a Permitted Non-Loan Asset, that as of the date of purchase by the Issuer:

(i)             is not a Bond (unless it is a Permitted Non-Loan Asset) or a letter of credit;

(ii)            is not (A) an Equity Security or (B) by its terms convertible into or exchangeable for an Equity Security;

(iii)           is not a Synthetic Security;

(iv)           is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(v)            is not (A) a Defaulted Obligation or (B) a Credit Risk Obligation;

(vi)          is not a lease (including a finance lease);

(vii)         provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(viii)        does not constitute Margin Stock;

(ix)           has payments that do not and will not subject the Issuer to withholding tax or other similar tax (except for withholding taxes pursuant to FATCA or withholding or other similar taxes on commitment fees or similar fees or fees that by their nature are commitment fees or similar fees) unless the related obligor is required to make "gross-up" payments that ensure that the net amount actually received by the Issuer (after payment of all such taxes) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(x)            has an S&P Rating that is not derived from a rating or credit opinion issued by an NRSRO other than Moody's or Fitch;

(xi)          is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(xii)          except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided that the Issuer may be required, as a lender under the Underlying Instruments, to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a Participation Interest or other right of repayment);

(xiii)          does not have an "f", "p", "pi", "sf" or "t" subscript assigned by S&P or an "sf" subscript assigned by Moody's;

(xiv)         is not a repurchase obligation, a Zero Coupon Bond, an Unsecured Loan, a Bridge Loan, a Commercial Real Estate Loan, a Structured Finance Obligation or a Step-Down Obligation;

(xv)          will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xvi)         is not the subject of an Offer of exchange, or tender by its issuer, for cash, securities or any other type of consideration other than a Permitted Offer;

(xvii)        has an S&P Rating of at least "CCC-";

(xviii)       does not mature after the earliest Stated Maturity of the Secured Debt;

(xix)          other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate, Libor, SOFR or other Benchmark or (b) a similar interbank offered rate, commercial deposit rate or any other index;

(xx)          is Registered;

(xxi)         does not pay interest less frequently than annually;

(xxii)        is not an interest in a grantor trust;

(xxiii)       is purchased at a price at least equal to 65% of its outstanding principal balance;

(xxiv)       is issued by a Non-Emerging Market Obligor;

(xxv)        if it is a Participation Interest, the Third Party Credit Exposure Limits are satisfied with respect to the acquisition thereof;

(xxvi)       is not an obligation of a Portfolio Company;

(xxvii)      is not a commodity forward contract;

(xxviii)     does not include or support a letter of credit; and

(xxix)        is not issued by an Obligor with a most recently calculated EBITDA (calculated in accordance with the related Underlying Instruments) of less than $5,000,000;

provided that, notwithstanding anything to the contrary, any Permitted Collateral Obligation shall be deemed a "Collateral Obligation" subject to treatment as a Defaulted Obligation as described in Section 12.2(j) herein.

For the avoidance of doubt, any Permitted Collateral Obligation or Equity Security designated as a Collateral Obligation by the Collateral Manager in accordance with the terms specified in the definitions of "Permitted Collateral Obligation" or "Equity Security," as applicable, shall constitute a Collateral Obligation (and not a Permitted Collateral Obligation or Equity Security) following such designation.

"Collateral Principal Amount": As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding the Revolver Funding Account) representing Principal Proceeds.

"Collateral Quality Tests": A test satisfied on any date of determination on or after the Effective Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation on or after the Effective Date, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, if a test is not satisfied as of such date, the degree of compliance with such test is maintained or improved after giving effect to the investment), calculated in each case as required by Section 1.3 herein:

(i)          the Minimum Floating Spread Test;

(ii)         the Minimum Weighted Average Coupon Test;

(iii)        the S&P CDO Monitor Test;

(iv)        at any time during the S&P CDO Monitor Election Period, the Minimum Weighted Average S&P Recovery Rate Test; and

(v)         the Weighted Average Life Test.

"Collateral Trustee": The meaning specified in the first sentence of this Indenture.

"Collection Account": Collectively, the Pass-Through Collection Subaccount, the Principal Collection Subaccount and the Interest Collection Subaccount.

"Collection Period": (i) With respect to the first Payment Date following the Closing Date, the period commencing on the Closing Date and ending at the close of business on the tenth Business Day prior to the first Payment Date following the Closing Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Debt, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Tax Redemption or Clean-Up Call Redemption in whole of the Secured Debt or the Debt, on the Redemption Date; provided that for purposes of preparing the Distribution Report in connection with such Redemption Date, such Collection Period shall be deemed to end on the Business Day immediately preceding such Redemption Date and any Sale Proceeds or Refinancing Proceeds received on the Redemption Date shall be deemed to be received on the immediately preceding Business Day and (c) in any other case, at the close of business on the tenth Business Day prior to the Payment Date; provided that, with respect to any Payment Date after the date on which no Secured Debt is deemed or considered Outstanding, "Collection Period" shall mean the period commencing on the third Business Day prior to the preceding Payment Date (or in the case of the first Payment Date following the date in which the Secured Debt is no longer Outstanding, commencing on the day immediately following the prior Collection Period) and ending on (but excluding) the third Business Day prior to such Payment Date (provided that no Distribution Report shall be due for any such Payment Date set forth in this proviso).

"Commercial Real Estate Loan": Any Loan for which the underlying collateral consists primarily of real property owned by the obligor and is evidenced by a note or other evidence of indebtedness.

"Commodity Exchange Act": The United States Commodity Exchange Act of 1936, as amended.

"Compounded SOFR": A rate equal to the compounded average of SOFRs for the applicable Corresponding Tenor, with such rate, or methodology for such rate, and conventions for such rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Accrual Period or compounded in advance) being established by the Collateral Manager in accordance with the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that if, and to the extent that, the Collateral Manager determines that Compounded SOFR cannot be determined in accordance with the foregoing, then the rate, or methodology for this rate, and conventions for this rate shall be selected by the Collateral Manager giving due consideration to any industry-accepted market practice for similar Dollar-denominated collateralized loan obligation securitization transactions at such time.

"Concentration Limitations": Limitations satisfied on any date of determination during the Reinvestment Period on or after the Effective Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase on or after the Effective Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to such purchase), calculated in each case as required by Section 1.3 herein:

(i)            not less than 95.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Cash and Eligible Investments;

(ii)            (a) not more than 5.0% of the Collateral Principal Amount may consist of First-Lien Last-Out Loans and Second Lien Loans and (b) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of Senior Syndicated Secured Loans, Second Lien Loans and First-Lien Last-Out Loans;

(iii)           not more than 2.5% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates, except that Collateral Obligations issued by up to eight Obligors and their respective Affiliates may each constitute up to 3.0% of the Collateral Principal Amount;

(iv)          (a) not more than 1.5% of the Collateral Principal Amount may consist of First-Lien Last-Out Loans issued by a single Obligor and its Affiliates, (b) not more than 1.0% of the Collateral Principal Amount may consist of Second Lien Loans issued by a single Obligor and its Affiliates and (c) not more than 1.5% of the Collateral Principal Amount may, in the aggregate, consist of First-Lien Last-Out Loans and Second Lien Loans issued by a single Obligor and its Affiliates;

(v)           not more than 20.0% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(vi)          not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(vii)         not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(viii)        not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(ix)           not more than 15.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(x)            (a) not more than 5.0% of the Collateral Principal Amount may consist of Participation Interests and (b) the Third Party Credit Exposure Limits may not be exceeded with respect to any such Participation Interest;

(xi)          (a) all of the Collateral Obligations must be issued by Non-Emerging Market Obligors; and (b) no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries

20.0%	All countries (in the aggregate) other than the United States;

15.0%	All countries (in the aggregate) other than the United States and Canada;

5.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;

2.5%	any individual Group I Country;

2.0%	all Group II Countries in the aggregate;

2.0%	any individual Group II Country;

% Limit	Country or Countries

1.5%	all Group III Countries in the aggregate, except that up to 5.0% of the Collateral Principal Amount, collectively with all Collateral Obligations issued by Obligors Domiciled in Group III Countries, may be issued by Obligors Domiciled in Luxembourg;

0.0%	Greece, Italy, Portugal and Spain in the aggregate;

1.0%	any individual country other than the United States, the United Kingdom, Canada, the Netherlands, any Group I Country, any Group II Country or any Group III Country;

(xii)          not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 20.0% of the Collateral Principal Amount, (y) the second-largest S&P Industry Classification may represent up to 17.0% of the Collateral Principal Amount and (z) the third-largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount;

(xiii)         not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly;

(xiv)        not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Discount Obligations;

(xv)         not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Deferrable Obligations;

(xvi)        not more than 30.0% of the Collateral Principal Amount may consist of Cov-Lite Loans;

(xvii)       not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Permitted Non-Loan Assets;

(xviii)       not more than (i) 7.5% of the Collateral Principal Amount may collectively consist of Collateral Obligations that are issued by Obligors that belong to the following S&P Industry Classifications: 1030000—Oil, Gas and Consumable Fuels; 9520000—Electric Utilities; or 9530000—Gas Utilities, and (ii) 1.0% of the Collateral Principal Amount may consist of obligations in such industry classifications issued by a single Obligor; and

(xix)         not more than 10.0% of the Collateral Principal Amount may have a S&P Rating derived from a Moody's Rating as set forth in clause (iii)(a) of the definition of the term "S&P Rating".

Notwithstanding the foregoing, the Collateral Manager may on behalf of the Issuer request an exception (an "Exception") to the limitations set forth in the Concentration Limitations (which Exception may be an increase in the percentage of the Collateral Principal Amount permitted in any of clauses (i) through (xix) above or the elimination of any of the restrictions set forth in clauses (i) through (xix) in its entirety) by submitting a written request therefor to the Controlling Class and the Holders of the Subordinated Notes. If the Collateral Manager, the Collateral Trustee, the Collateral Administrator and the Issuer have received the written consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes to an Exception, the Collateral Manager and the Issuer will be permitted to utilize the limitations contained in such Exception when measuring satisfaction, maintenance or improvement of the Concentration Limitations with the terms of such Exception and notice of such Exception will be provided by the Issuer, or the Collateral Manager on its behalf, to the Rating Agency; provided that prior to the utilization of the limitations contained in any Exception to clause (vi), (vii), (xiii) or (xv) above, the S&P Rating Condition must be satisfied. Notice of such Exception will be included in the Monthly Report next succeeding the date on which such Exception becomes effective.

"Confidential Information": The meaning specified in Section 14.15(b).

"Contribution": The meaning specified in Section 11.1(e).

"Contributor": The meaning specified in Section 11.1(e).

"Controlling Class": The Class A Debt so long as any Class A Debt is Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; and then the Subordinated Notes.

"Controlling Person": A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of an entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an "affiliate" of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. "Control," with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person, and "Controlling" shall have the meaning correlative to the foregoing.

"Controversial Weapons": Any of the following:

(i)          anti-personnel mines (as defined in Article 2 of the Convention on the Prohibition of the Use, Stockpiling, Production and Transfer of Anti-Personnel Mines and on their Destruction (Ottawa Treaty)) and vehicles constructed to exclusively launch this type of weapon;

(ii)          biological and toxin weapons (as defined in Article I of the Convention on the Prohibition of the Development, Production and Stockpiling of Bacteriological (Biological) and Toxin Weapons and on their Destruction (Biological Weapons Convention));

(iii)          chemical weapons (as defined in Article II of the Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and on their Destruction (Chemical Weapons Convention));

(iv)          cluster munitions (as defined in Article 2 of the Convention on Cluster Munitions); or

(v)          nuclear weapons.

"Corporate Trust Office": The principal corporate trust office of the Collateral Trustee, currently located at (a) for Note transfer purposes and for presentment and surrender of the Notes for final payment thereon, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window—Golub Capital BDC 3 CLO 2 LLC and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Citibank Agency & Trust—Golub Capital BDC 3 CLO 2 LLC, email address: javier1.tapia@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager's email address, or such other address as the Collateral Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Collateral Trustee.

"Corresponding Tenor": With respect to an Alternative Rate, a tenor having approximately the same length (disregarding business day adjustment) as the applicable tenor for the Benchmark or the then current Alternative Rate.

"Cov-Lite Loan": A Collateral Obligation, the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided that, for all purposes other than the determination of the S&P Recovery Rate for such Collateral Obligation, a Collateral Obligation described in clause (i) or (ii) above which either contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the underlying obligor which contains both an Incurrence Covenant and a Maintenance Covenant will be deemed not to be a Cov-Lite Loan.

"Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Secured Debt.

"Covered Audit Adjustment": The meaning specified in Section 7.17(k).

"Credit Agreement": The meaning set forth in the Preliminary Statement.

"Credit Improved Obligation": Any Collateral Obligation that in the Collateral Manager's commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase which judgment may (but need not) be based on one or more of the following facts:

(i)            it has a market price that is greater than the price that is warranted by its terms and credit characteristics, or improved in credit quality since its acquisition by the Issuer;

(ii)            the issuer of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer;

(iii)          the obligor of such Collateral Obligation since the date on which such Collateral Obligation was purchased by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such obligor; or

(iv)          with respect to which one or more of the following criteria applies:

(A)          such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by the Rating Agency since the date on which such Collateral Obligation was acquired by the Issuer;

(B)          if such Collateral Obligation is a loan, the Sale Proceeds (excluding Sale Proceeds that constitute Interest Proceeds) of such loan would be at least 101% of its purchase price;

(C)          if such Collateral Obligation is a loan or bond, the price of such loan or bond, as applicable, has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more positive, or 0.25% less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index or Eligible Bond Index, as applicable, over the same period;

(D)          if such Collateral Obligation is a loan, the spread over the applicable reference rate for such Collateral Obligation has been decreased in accordance with the underlying Collateral Obligation since the date of acquisition by (1) 0.25% or more (in the case of a loan with a spread (prior to such decrease) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such decrease) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such decrease) greater than 4.00%) due, in each case, to an improvement in the related borrower's financial ratios or financial results;

(E)          with respect to fixed rate Collateral Obligations, there has been a decrease in the difference between its yield compared to the yield on the relevant United States Treasury security of more than 7.5% since the date of purchase; or

(F)          it has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other obligor of such Collateral Obligation that is expected to be more than 1.15 times the current year's projected cash flow interest coverage ratio.

"Credit Risk Obligation": Any Collateral Obligation that in the Collateral Manager's commercially reasonable business judgment has a significant risk of declining in credit quality or market value, which judgment may (but need not) be based on one or more of the following facts:

(i)            such Collateral Obligation has been downgraded or put on a watch list for possible downgrade by the Rating Agency since the date on which such Collateral Obligation was acquired by the Issuer;

(ii)            if such Collateral Obligation is a loan or bond, the price of such loan or bond, as applicable, has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of an Eligible Loan Index or Eligible Bond Index, as applicable;

(iii)          if such Collateral Obligation is a loan, the Market Value of such Collateral Obligation has decreased by at least 1.00% of the price paid by the Issuer for such Collateral Obligation;

(iv)          if such Collateral Obligation is a loan, the spread over the applicable reference rate for such Collateral Obligation has been increased in accordance with the underlying Collateral Obligation since the date of acquisition by (1) 0.25% or more (in the case of a loan with a spread (prior to such increase) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such increase) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such increase) greater than 4.00%) due, in each case, to a deterioration in the related borrower's financial ratios or financial results;

(v)           such Collateral Obligation has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other obligor of such Collateral Obligation of less than 1.00 or that is expected to be less than 0.85 times the current year's projected cash flow interest coverage ratio;

(vi)          with respect to a fixed rate Collateral Obligation, there has been an increase since the date of purchase of more than 7.5% in the difference between the yield on such Collateral Obligation and the yield on the relevant United States Treasury security;

(vii)         the expected recovery rate of such Collateral Obligation has decreased since the date on which such Collateral Obligation was acquired by the Issuer; or

(viii)        a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

"Cumulative Deferred Management Fee": All or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager), which may be declared due and payable by the Collateral Manager on any Payment Date (with written notice to the Collateral Trustee and the Collateral Administrator).

"Current Deferred Management Fee": With respect to a Payment Date, all or a portion of the Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest), due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager (with written notice to the Collateral Trustee and the Collateral Administrator).

"Current Pay Obligation": Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Collateral Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that (a) the Obligor or issuer of such Collateral Obligation is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor or issuer is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in cash when due and (c) the Collateral Obligation (A) has an S&P Rating of at least "CCC+" (which if the facility rating of the Obligor has been withdrawn shall for the purposes of this definition be the facility rating prior to such withdrawal) and a Market Value of at least 80% of its par value or (B) the Collateral Obligation has an S&P Rating of at least "CCC" (which if the facility rating of the Obligor has been withdrawn shall for the purposes of this definition be the facility rating prior to such withdrawal) and a Market Value of at least 85% of its par value (Market Value being determined, solely for the purposes of this clause (c), without taking into consideration clause (iii) of the definition of the term "Market Value").

"Current Portfolio": At any time, the portfolio of Collateral Obligations, cash and Eligible Investments, representing Principal Proceeds (determined in accordance with certain assumptions included in this Indenture), then held by the Issuer.

"Custodial Account": The custodial account established pursuant to Section 10.3(b).

"Custodian": The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

"Cut-Off Date": Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

"Daily Simple SOFR": For any day, SOFR for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may include a lookback) being established by the Collateral Manager in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR"; provided that: (2) if, and to the extent that, the Collateral Manager determines that Daily Simple SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Collateral Manager giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated collateralized loan obligation securitization transactions at such time.

"Debt": Collectively, the Secured Debt and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.4) or any supplemental indenture (and including any Additional Debt issued or incurred hereunder pursuant to Section 2.13).

"Debt Interest Amount": With respect to any Class of Secured Debt and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of outstanding principal amount of such Class of Secured Debt.

"Debt Payment Sequence": The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)            to the payment of principal of the Class A Loans and the Class A Notes allocated pro rata in proportion to their respective Aggregate Outstanding Amounts, until the Class A Debt has been paid in full; and

(ii)           to the payment of principal of the Class B Notes until the Class B Notes have been paid in full.

"Default": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

"Default Rate Dispersion": As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the absolute value of (x) the S&P Rating Factor of such Collateral Obligation minus (y) the S&P Weighted Average Rating Factor multiplied by (ii) the outstanding principal balance at such time of such Collateral Obligation and (b) dividing such sum by the aggregate outstanding principal balance on such date of all Collateral Obligations (other than Defaulted Obligations).

"Defaulted Obligation": Any Collateral Obligation included in the Assets as to which:

(a)           a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver thereof, after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b)           a default known to the Collateral Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor or issuer which is senior or pari passu in right of payment to such Collateral Obligation (in the case of a default that in the Collateral Manager's judgment, as certified to the Collateral Trustee and the Collateral Administrator in writing, is not due to credit-related causes) after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or issuer or secured by the same collateral;

(c)           the Obligor, issuer or others have instituted proceedings to have the Obligor or issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor or issuer has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)           such Collateral Obligation has an S&P Rating of "D", "SD" or "CC" or lower or had such rating before such rating was withdrawn;

(e)           such Collateral Obligation is junior or pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has an S&P Rating of "D", "SD" or "CC" or lower or had such rating before such rating was withdrawn; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral;

(f)            the Collateral Manager has received notice or a Responsible Officer thereof has actual knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(g)           the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a "Defaulted Obligation" and such declaration remains in effect;

(h)           such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest; or

(i)            such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a "Defaulted Obligation" or with respect to which the Selling Institution has an S&P Rating of "D," "SD" or "CC" or lower or had such rating before such rating was withdrawn;

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 5% of the Collateral Principal Amount will be treated as Defaulted Obligations), and (y) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (d) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of "SD" or "CC" or lower).

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Collateral Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified or until a Responsible Officer of the Collateral Trustee obtains actual knowledge that a Collateral Obligation has become a Defaulted Obligation, the Collateral Trustee shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.

"Defaulted Obligation Balance": (a) For any Defaulted Obligation (other than a Permitted Collateral Obligation that meets the requirements of clause (b) below) or Deferring Obligation, the S&P Collateral Value of such Defaulted Obligation or Deferring Obligation and (b) for any Permitted Collateral Obligation that (i) is deemed to constitute a Defaulted Obligation pursuant to Section 12.2(j) but would not constitute a Defaulted Obligation pursuant to the definition thereof and (ii) does not have an S&P Recovery Rating, the lower of the Market Value and 75% of the par value of such Permitted Collateral Obligation.

"Deferrable Obligation": A Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest; provided that, for all purposes other than clause (xv) of the Concentration Limitations, the foregoing shall include any Permitted Deferrable Obligation.

"Deferrable Obligation Excess": The amount equal to the excess of the principal balance of all Deferrable Obligations over an amount equal to 10.0% of the Collateral Principal Amount as of such date of determination; provided that, in determining which of the Deferrable Obligations shall be included in the Deferrable Obligation Excess, the Deferrable Obligations which are currently Deferring Obligations with the lowest Market Value (expressed as a percentage of the outstanding principal balance of such Collateral Obligations as of such date of determination) shall be deemed to constitute such Deferrable Obligation Excess.

"Deferring Obligation": A Deferrable Obligation that is currently deferring the payment of the cash interest due thereon (other than supplemental interest in the case of a Deferrable Obligation that continues to pay interest in cash on a current basis in accordance with the terms of such Deferrable Obligation as such terms existed prior to the applicable deferral or capitalization of interest) and (i) with respect to Collateral Obligations that have an S&P Rating of at least "BBB-," has been so deferring the payment of cash interest due thereon for twelve consecutive months or has deferred payments of interest in an amount equal to two periodic payments, and (ii) with respect to Collateral Obligations that have an S&P Rating of "BB+" or below, has been so deferring the payment of interest for six consecutive months or deferred payments of interest in an amount equal to one periodic interest payment, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.

"Delayed Drawdown Collateral Obligation": A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

"Deliver" or "Delivered" or "Delivery": The taking of the following steps:

(i)             in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)	causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)            in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)           in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)           in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank ("FRB") (each such security, a "Government Security"),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)          in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)	causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian's securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian's securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary's securities account,

(b)	causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian's securities account, and

(c)	causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)          in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Collateral Trustee for credit to the applicable Account or to the Custodian,

(b)	if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)          in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument),

(a)	causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

"Delivery Certificate": An Officer's certificate of the Collateral Manager to the effect that immediately before the Delivery of the Collateral Obligations:

(A)          the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)          each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of "Collateral Obligation"; and

(C)          the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2.

"Designated Maturity": With respect to the Secured Debt and each Interest Determination Date, three months; provided that, (i) with respect to the period (x) from and including the Closing Date to but excluding the First Interest Determination End Date, the Designated Maturity and the related Benchmark shall be determined by interpolating linearly (and rounding to five decimal places) between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available and (y) from and including the First Interest Determination End Date to but excluding the first Payment Date after the Closing Date, the Designated Maturity shall be three months and (ii) in connection with any Refinancing upon a redemption of the Secured Debt in whole, but not in part, solely with respect to the first Interest Accrual Period following the related Redemption Date, the Designated Maturity of the replacement securities issued in connection with such Refinancing will be determined by the Collateral Manager in connection with such Refinancing.

"Designated Principal Proceeds": The meaning set forth in Section 10.2(h).

"Designated Unused Proceeds": The meaning set forth in Section 10.3(c).

"Determination Date": The last day of each Collection Period and, for the purposes of determining whether Interest Proceeds and Principal Proceeds can be transferred to the Payment Account and applied pursuant to the Priority of Payments in connection with a Redemption Distribution Date, the Business Day preceding such Redemption Distribution Date.

"DIP Collateral Obligation": A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

"Discount Obligation": In the case of any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating lower than "B-", or (b) 80% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating of "B-" or higher; provided that (x) such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% of its outstanding principal balance; (y) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase will not be considered to be a Discount Obligation, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within ten Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65% of its outstanding principal balance, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (D) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Obligation and (E) has a stated maturity no later than the stated maturity of the sold Collateral Obligation; and (z) clause (y) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (A) more than 5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied or (B) the Aggregate Principal Balance of all Collateral Obligations to which such clause (y) has been applied since the Closing Date being more than 10% of the Reinvestment Target Par Balance.

"Distribution Report": The meaning specified in Section 10.7(b).

"Dollar" or "U.S.$": A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

"Distribution Compliance Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are first offered to Persons other than the initial Holders and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date.

"Domicile" or "Domiciled": With respect to any Obligor with respect to, or issuer of, a Collateral Obligation:

(a)            its country of organization;

(b)           if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager's good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor or issuer); or

(c)           if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States or Canada, then the United States or Canada.

"DTC": The Depository Trust Company, its nominees, and their respective successors.

"Due Date": Each date on which any payment is due on an Asset in accordance with its terms.

"E.U./U.K. Retained Interest": The net economic interest the E.U./U.K. Retention Provider will retain in the securitization pursuant to the terms of the Risk Retention Letter, being in an amount of not less than 5% in the form specified in paragraph (d) of Article 6(3) of each of the E.U. Securitization Regulation and the U.K. Securitization Regulation, as such regulation is in effect as of the Closing Date, by way of holding, subject to the provisions of the Risk Retention Letter, a 100% ownership interest in the Retention Holder, and causing the Retention Holder to hold the minimum principal amount of Subordinated Notes required by the E.U. Securitization Laws and the U.K. Securitization Laws, as of the Closing Date, being an amount equal to 5% of the nominal value of the Collateral Obligations (the "Retained Amount").

"E.U./U.K. Retention Deficiency": The failure of the E.U./U.K. Retention Provider to hold the E.U./U.K. Retained Interest at the relevant measurement time.

"E.U. Securitization Regulation": Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardized securitization, as amended by Regulation (EU) 2021/557.

"E.U. Securitization Laws": The E.U. Securitization Regulation, together with any supplementary regulatory technical standards, implementing technical standards and any official guidance adopted in relation thereto by the European regulatory authorities or by the European Commission, and any implementing laws or regulations.

"E.U./U.K. Retention Provider": The BDC, in its capacity as E.U./U.K. Retention Provider indirectly through the Retention Holder holding the E.U./U.K. Retained Interest.

"Effective Date": The earlier to occur of (i) March 18, 2023 and (ii) the first date on which the Collateral Manager certifies to the Collateral Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

"Effective Date Certificate": The meaning specified in Section 7.18(c)(iv).

"Effective Date Condition": The meaning specified in Section 7.18(c).

"Effective Date Interest Deposit Restriction": The meaning specified in Section 10.3(c).

"Effective Date Report": The meaning specified in Section 7.18(c)(ii).

"Eligible Bond Index": The Merrill Lynch US High Yield Master II Index (or such other nationally recognized high yield index as the Collateral Manager selects).

"Eligible Investment Required Ratings": Such obligation or security has a short-term credit rating of at least "A-1" from S&P and, in the case of any obligation or security with a maturity of greater than 60 days, a long-term credit rating of at least "AA-" by S&P.

"Eligible Investments": Either (a) Cash or (b) any Dollar investment that at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)            direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which obligations of such agency or instrumentality satisfy the Eligible Investment Required Ratings;

(ii)           demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)          commercial paper or other short-term obligations (other than Asset-backed Commercial Paper and extendible commercial paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; and

(iv)          registered money market funds that have, at all times, either the highest credit rating assigned by S&P ("AAAm");

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (a) 60 days from the date of purchase and (b) the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Collateral Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations shall constitute Eligible Investments if (a) such obligation has an "f", "p", "pi", "t" or "sf" subscript assigned to the rating by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation is secured by real property, (e) such obligation is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager's judgment, such obligation is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Collateral Trustee or an Affiliate of the Bank or the Collateral Trustee acts as offeror, is the obligor or depository institution, or provides services and receives compensation. The Collateral Trustee shall not be responsible for determining if an investment is an "Eligible Investment".

"Eligible Loan Index": With respect to each Collateral Obligation that is a Senior Secured Loan or a Second Lien Loan, one of the following indices as selected by the Collateral Manager in writing delivered to the Collateral Trustee and to the Collateral Administrator upon acquisition of such Collateral Obligation: CS Leveraged Loan Index (formerly CSFB Leveraged Loan Index), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other loan index for which the S&P Rating Condition has been obtained.

"Enforcement Event": The meaning specified in Section 11.1(a)(iii).

"Equity Security": Any security that at the time of acquisition, conversion or exchange is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment or any debt obligation received by the Issuer pursuant to Section 10.2(d) or Section 12.2(j) that is not a Collateral Obligation or a Permitted Collateral Obligation; provided that on any Business Day as of which such Equity Security satisfies the definition of "Collateral Obligation," (as tested on such date and without giving effect to the proviso set forth therein), the Collateral Manager may designate (by written notice to the Issuer and the Collateral Administrator) such Equity Security as a "Collateral Obligation". For the avoidance of doubt, any Equity Security designated as a Collateral Obligation in accordance with the terms of this definition shall constitute a Collateral Obligation (and not an Equity Security), in each case, following such designation.

"ERISA": The United States Employee Retirement Income Security Act of 1974, as amended.

"ERISA Restricted Notes": The Subordinated Notes.

"ESG Criteria": Criteria satisfied in respect of any Obligor, as of the date of acquisition of the related Collateral Obligation, to the actual knowledge of the Collateral Manager:

(a)	such Obligor is not, deliberately and severely violating any applicable (i) UN’s Global Compact Principles, (ii) International Labor Organization’s Conventions, (iii) OECD Guidelines for Multinational Enterprises, or (iv) the UN Guiding Principles on Business and Human Rights;

(b)	such Obligor is not primarily engaged in the development, maintenance, stockpiling or trading of Controversial Weapons;

(c)	such Obligor does not belong to the “Tobacco” S&P Industry Classification;

(d)	such Obligor does not belong to the “Oil & Gas Exploration and Production”, “Oil & Gas Drilling”, “Oil & Gas Refining and Marketing”, “Oil, Gas, & Consumable Fuels”, or “Integrated Oil & Gas” S&P Industry Classifications; and

(e)	such Obligor is not primarily engaged in (i) trading wheat, rice, meat, soy, sugar, dairy, fish, or corn solely for speculative purposes, (ii) the trade, production of or marketing of pornography, (iii) production or trade of illicit drugs, (iv) operation or management of private prison, (v) operating land-based casinos or online gambling platforms, or (vi) production of non-sustainable palm oil.

"Euroclear": Euroclear Bank S.A./N.V.

"Event of Default": The meaning specified in Section 5.1.

"Excel Default Model Input File": The meaning specified in Section 7.18(c)(i).

"Exception": The meaning specified in the definition of "Concentration Limitations".

"Excess CCC Adjustment Amount": As of any date of determination, an amount equal to the excess, if any, of (a) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess, over (b) the sum of the Market Values of all Collateral Obligations included in the CCC Excess provided that (i) any Long-Dated Obligation shall be included in clause (a) at its value in the Long-Dated Obligation Amount and (ii) for purposes of this definition, the Market Value of each Long-Dated Obligation shall not exceed its value in the Long-Dated Obligation Amount.

"Excess Deferring Obligation": As of any date of determination, any Deferring Obligation that is included in the Deferrable Obligation Excess.

"Excess Par Amount": An amount, as of any Determination Date, equal to the greater of (a) zero and (b)(i) the Collateral Principal Amount less (ii) the Reinvestment Target Par Balance.

"Excess Weighted Average Coupon": A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the aggregate outstanding principal balance of all Fixed Rate Obligations by the aggregate outstanding principal balance of all Floating Rate Obligations.

"Excess Weighted Average Floating Spread": A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the aggregate outstanding principal balance of all Floating Rate Obligations by the aggregate outstanding principal balance of all Fixed Rate Obligations.

"Exchange Act": The United States Securities Exchange Act of 1934, as amended.

"Exercise Notice": The meaning specified in Section 9.8.

"Expense Reserve Account": The segregated trust account established pursuant to Section 10.3(d).

"Facility Size": With respect to any credit facility on any date of determination, the maximum aggregate principal amount of indebtedness for borrowed money that is or, in accordance with commitments to extend additional credit, may become outstanding under the term loan agreement, revolving loan agreement or other similar credit agreement that governs such credit facility; provided that, for this purpose, such aggregate principal amount shall include deposits and reimbursement obligations arising from drawings pursuant to letters of credit and other similar instruments.

"Failed Optional Redemption": Any announced Optional Redemption (i) with respect to which notice of redemption has been given pursuant to Section 9.4, (ii) such notice is no longer capable of being withdrawn pursuant to Section 9.4(c), and (iii) the Issuer has insufficient funds to pay the Redemption Prices due and payable on the Secured Debt in respect of such announced Optional Redemption on the related Redemption Date in accordance with the Priority of Payments.

"Fallback Rate": The reference rate (which may include a Base Rate Modifier and, if applicable, the methodology for calculating such reference rate) determined by the Collateral Manager based on (1) a quarterly rate acknowledged as a standard replacement in the leveraged loan market for leveraged loans by the Loan Syndications and Trading Association® or (2) if 50% or more of the Assets are quarterly pay Floating Rate Obligations, the rate that is consistent with the reference rate most commonly being used in (x) the quarterly pay Floating Rate Obligations included in the Assets or (y) the floating quarterly rate securities issued in the new issue collateralized loan obligation market in the prior month that bear interest based on a reference rate other than Term SOFR; provided, that if at any time when the Fallback Rate is effective the Collateral Manager notifies the Issuer, the Collateral Trustee and the Calculation Agent that any Alternative Rate can be determined by the Collateral Manager, then the Fallback Rate shall be replaced with such Alternative Rate commencing with the Interest Accrual Period immediately succeeding the Interest Accrual Period during which the Collateral Manager provides such notification. For the avoidance of doubt, the Fallback Rate shall not be the Benchmark.

"FATCA": Sections 1471 through 1474 of the Code, any final or temporary, current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such Sections of the Code or analogous provisions of non-U.S. law.

"Fee Basis Amount": As of any date of determination, the sum of (a) the Collateral Principal Amount and (b) the aggregate amount of all Principal Financed Accrued Interest.

"Financial Asset": The meaning specified in Section 8-102(a)(9) of the UCC.

"Financing Statements": The meaning specified in Section 9-102(a)(39) of the UCC.

"First Interest Determination End Date": January 18, 2023.

"First-Lien Last-Out Loan": A Collateral Obligation that is a Senior Secured Loan that, prior to an event of default under the applicable Underlying Instruments, is entitled to receive payments pari passu with other senior secured loans of the same Obligor, but following an event of default under the applicable Underlying Instruments, such Collateral Obligation becomes fully subordinated to other senior secured loans of the same Obligor and is not entitled to any payments until such other senior secured loans are paid in full.

"Fitch": Fitch Ratings, Inc. and any successor thereto.

"Fixed Rate Debt": Any Secured Debt that accrues interest at a fixed rate for so long as such Secured Debt accrues interest at a fixed rate.

"Fixed Rate Obligation": Any Collateral Obligation that bears a fixed rate of interest.

"Floating Rate Floor Obligation": As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a reference rate and (b) that provides that such reference rate is (in effect) calculated as the greater of (i) a specified "floor" rate per annum and (ii) such reference rate for the applicable interest period for such Collateral Obligation.

"Floating Rate Debt": Any Secured Debt other than any Fixed Rate Debt.

"Floating Rate Obligation": Any Collateral Obligation that bears a floating rate of interest.

"FRB": The meaning specified in the definition of the terms "Deliver", "Delivered" or "Delivery".

"GAAP": The meaning specified in Section 6.3(j).

"Global Note": The Global Secured Notes and the Rule 144A Global Subordinated Notes.

"Global Secured Note": Any Regulation S Global Secured Note or Rule 144A Global Secured Note.

"Government Security": The meaning specified in the definition of the terms "Deliver", "Delivered" or "Delivery".

"Grant" or "Granted": To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Group I Country": The Netherlands, Australia, Japan, Singapore and New Zealand (and any other additional countries as may be determined by the Collateral Manager in its sole discretion which may be based on publicly available published criteria from Moody's from time to time).

"Group II Country": Germany, Ireland, Sweden and Switzerland (and any other additional countries as may be determined by the Collateral Manager in its sole discretion which may be based on publicly available published criteria from Moody's from time to time).

"Group III Country": Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway (and any other additional countries as may be determined by the Collateral Manager in its sole discretion which may be based on publicly available published criteria from Moody's from time to time).

"Incurrence Covenant": A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

"Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

"Independent": As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person's Affiliates.

Whenever any Independent Person's opinion or certificate is to be furnished to the Collateral Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

"Independent Manager": A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer or direct or indirect legal or beneficial owner (or a Person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer or other Affiliates that are structured to be "bankruptcy remote"); (ii) a customer, consultant, creditor, contractor or supplier (or a Person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer); (iii) affiliated with a tax-exempt entity that receives significant contributions from the member of the Issuer or any of its Affiliates; or (iv) any member of the immediate family of a person described in clause (i), (ii) or (iii) above (other than with respect to clause (i), (ii) or (iii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

"Industry Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P Industry Classification, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P Industry Classification by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Information": The information outlined in S&P's "Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It" dated January 14, 2021 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

"Information Agent": The Collateral Trustee.

"Information Agent's Website": The internet website of the 17g-5 Information Agent, initially located at www.sf.citidirect.com under the tab "NRSRO", access to which is limited to Rating Agency and NRSROs who have provided an NRSRO Certification.

"Initial Rating": With respect to the Secured Debt, the rating or ratings, if any, indicated in Section 2.3.

"Initial Target Rating": With respect to any Class or Classes of Outstanding Secured Debt, the applicable rating specified in the table below:

Class	Initial Target S&P Rating
A Loans	"AAA(sf)"
A Notes	"AAA(sf)"

Class	Initial Target S&P Rating
B Notes	"AA(sf)"

"Institutional Accredited Investor": An Accredited Investor identified in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

"Instrument": The meaning specified in Section 9-102(a)(47) of the UCC.

"Interest Accrual Period": (i) With respect to the initial Payment Date following the Closing Date (or, in the case of a Re-Priced Class or a Class that is subject to Refinancing or Debt issued or incurred in connection with an additional issuance or incurrence, the first Payment Date following the Re-Pricing Date, the Refinancing or the date of such additional issuance, respectively), the period from and including the Closing Date (or, in the case of (x) a Refinancing, the date of issuance or incurrence of the replacement notes or debt obligations and (y) a Re-Pricing, the Re-Pricing Date) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date (or, in the case of a Class that is being redeemed on a Partial Redemption Date, to but excluding such Partial Redemption Date) until the principal of the Secured Debt is paid or made available for payment.

"Interest Collection Subaccount": The meaning specified in Section 10.2(a).

"Interest Coverage Ratio": For any designated Class or Classes of Secured Debt, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Debt of such Class or Classes and each Class of Secured Debt that ranks senior to or pari passu with such Class or Classes on such Payment Date.

"Interest Coverage Test": The test that is satisfied with respect to any Class or Classes of Secured Debt as of any date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date after the Closing Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Debt are no longer outstanding.

"Interest Determination Date": (a) With respect to the first Interest Accrual Period following the Closing Date (x) for the period from and including the Closing Date to but excluding the First Interest Determination End Date, the second U.S. Government Securities Business Day preceding the Closing Date and (y) for the period from and including the First Interest Determination End Date to but excluding the first Payment Date after the Closing Date, the second U.S. Government Securities Business Day preceding the First Interest Determination End Date and (b) with respect to each Interest Accrual Period thereafter, the second U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period; provided that, in connection with any Refinancing upon a redemption of the Secured Debt in whole, but not in part, solely with respect to the first Interest Accrual Period following the related Redemption Date, the Interest Determination Date for the replacement securities issued in connection with such Refinancing will be determined by the Collateral Manager in connection with such Refinancing.

"Interest Proceeds": With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)            all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)           all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)          all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation if after such a lengthening, the Weighted Average Life Test is not satisfied or (b) except with respect to call premiums or prepayment fees, the reduction of the par amount of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Collateral Trustee and the Collateral Administrator;

(iv)          commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)           any amounts deposited in the Expense Reserve Account as Interest Proceeds;

(vi)          any amounts deposited in the Interest Reserve Account as Interest Proceeds;

(vii)         any Designated Principal Proceeds and any Designated Unused Proceeds;

(viii)        any Principal Proceeds designated by the Collateral Manager (with notice to the Collateral Administrator) as Interest Proceeds pursuant to Section 9.2(e) and Section 9.4(f) in connection with any Refinancing of the Secured Debt in whole, up to the Excess Par Amount for payment on the Redemption Date of such Refinancing;

(ix)          any Contributions made to the Issuer which are designated as Interest Proceeds as permitted by this Indenture; and

(x)          net proceeds from the issuance of additional Subordinated Notes (other than any additional Subordinated Notes that were required by the terms hereof to be issued in connection with an additional issuance of Secured Notes) and/or Junior Mezzanine Notes that have been designated as Interest Proceeds by the Collateral Manager with the consent of a Majority of the Subordinated Notes;

provided that (1) except as expressly set forth in clauses (2) and (3) below, any amounts received (including, but not limited to, any fees, commissions or other recoveries) in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all recoveries in respect of such Defaulted Obligation (including, (x) in connection with clause (2) below, the aggregate of all recoveries up to an amount equal to the amount of any reduction in the principal balance of such Defaulted Obligation in connection with the creation or acquisition of the relevant Permitted Collateral Obligation and (y) in connection with clause (3) below, the excess of the aggregate of all recoveries in respect of a related Permitted Collateral Obligation acquired using Principal Proceeds over the aggregate amount of Principal Proceeds used to acquire such Permitted Collateral Obligation and treated as Principal Proceeds pursuant to clause (3) below) since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation, (2) any amounts received (including, but not limited to, any fees, commissions or other recoveries) in respect of any Permitted Collateral Obligation that is acquired using Interest Proceeds and/or Contributions and treated as a Defaulted Obligation pursuant to Section 12.2(f) shall constitute (A) Principal Proceeds (and not Interest Proceeds) until (as determined by the Collateral Manager with notice to the Collateral Administrator and the Collateral Trustee) the aggregate of all recoveries in respect of such Permitted Collateral Obligation since it was acquired by the Issuer equals the Defaulted Obligation Balance of such Permitted Collateral Obligation and then (B) Interest Proceeds thereafter and (3) any amounts received (including, but not limited to, any fees, commissions or other recoveries) in respect of any Permitted Collateral Obligation that is acquired in part or in whole using Principal Proceeds and treated as a Defaulted Obligation pursuant to Section 12.2(f) shall constitute (x) Principal Proceeds (and not Interest Proceeds) until (as determined by the Collateral Manager with notice to the Collateral Administrator and the Collateral Trustee) the aggregate of all recoveries in respect of such Permitted Collateral Obligation (together with all recoveries in respect of the obligation for which it was exchanged or to which it relates) since it was acquired by the Issuer (or, in the case of any exchanged obligation, since the earliest date on which such obligation became an Equity Security, a Credit Risk Obligation or a Defaulted Obligation, as applicable) equals the sum of (A) the greater of (I) the Issuer's purchase price for such Permitted Collateral Obligation and (II) the Defaulted Obligation Balance of such Permitted Collateral Obligation (calculated excluding a portion of the principal balance of such Permitted Collateral Obligation equal to the amount of any reduction of the related Defaulted Obligation or Credit Risk Obligation in connection with the creation or acquisition of such Permitted Collateral Obligation) and (B) (I) in the case of a related Defaulted Obligation, the outstanding principal balance of such Defaulted Obligation as of the date it became a Defaulted Obligation and (II) in the case of a related Credit Risk Obligation, the outstanding principal balance of such Credit Risk Obligation at the time it was exchanged or, if no exchange occurred, at the time of acquisition of such Permitted Collateral Obligation and then (y) Interest Proceeds thereafter; provided further that capitalized interest shall not constitute Interest Proceeds. Notwithstanding the foregoing, the Collateral Manager may designate in its discretion (to be exercised on or before the related Determination Date), on any date after the first Payment Date following the Closing Date, that any portion of Interest Proceeds in a Collection Period be deemed to be Principal Proceeds so long as the Collateral Manager believes that such designation will not result in an Event of Default pursuant to clause (a) of the definition thereof on the next succeeding Payment Date.

"Interest Reserve Account": The segregated trust account established pursuant to Section 10.3(f).

"Interest Reserve Amount": U.S.$1,000,000.

"Interest Rate": With respect to each Class of Secured Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to the rate specified in Section 2.3.

"Intervening Event": With respect to any Trading Plan, the prepayment of any Collateral Obligation included in such Trading Plan or any change in any characteristic of any Collateral Obligation (or obligor thereof) relevant to any Investment Criteria, in each case to the extent beyond the Issuer's or the Collateral Manager's control, so long as no other Collateral Obligation (or the obligor thereof) included in such Trading Plan had any change in any characteristic relevant to any Investment Criteria since the first day of the related Trading Plan Period.

"Investment Advisers Act": The Investment Advisers Act of 1940, as amended.

"Investment Criteria Adjusted Balance": With respect to each Collateral Obligation, the outstanding principal balance of such Collateral Obligation; provided that the Investment Criteria Adjusted Balance of any:

(i)          Deferring Obligation will be the S&P Collateral Value of such Deferring Obligation;

(ii)          Defaulted Obligation will be the S&P Collateral Value of such Defaulted Obligation;

(iii)          Discount Obligation will be the product of the (x) purchase price (expressed as a percentage of par) and (y) the principal balance of such Collateral Obligation;

(iv)          Long-Dated Obligation will equal its applicable Long-Dated Obligation Amount; and

(v)          Collateral Obligation included in the CCC Excess will be the Market Value of such Collateral Obligation;

provided further that the Investment Criteria Adjusted Balance for any Collateral Obligation that satisfies more than one of the definitions of Deferring Obligation, Defaulted Obligation, Long-Dated Obligation or Discount Obligation and/or is included in the CCC Excess will be the lowest amount determined pursuant to clauses (i) – (v) above.

"Investment Criteria": The criteria specified in Section 12.2(a).

"IRS": The U.S. Internal Revenue Service.

"Issuer": The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

"Issuer Order" and "Issuer Request": A written order or request (which may be a standing order or request) dated and signed (or, if applicable, sent) in the name of the Issuer or by a Responsible Officer of the Issuer or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer provided that, for purposes of Section 10.8 and Article XII and the release, sale or acquisition of items of Assets thereunder, "Issuer Order" or "Issuer Request" shall mean delivery to the Collateral Trustee and the Collateral Administrator on behalf of the Issuer, by email or otherwise in writing, of a trade ticket, confirmation of trade, instruction to post or to commit to the trade, or similar electronic communication or language, which shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of such Sections and Article XII of this Indenture. An order or request provided in a facsimile, email or other electronic communication by a Responsible Officer of the Issuer or by a Responsible Officer of the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, in each case except to the extent the Collateral Trustee requests otherwise.

"Junior Class": With respect to a particular Class of Debt, each Class of Debt that is subordinated to such Class, as indicated in Section 2.3.

"Knowledgeable Employee": The meaning set forth in Rule 3c-5(a)(4) promulgated under the 1940 Act.

"Libor": The London interbank offered rate.

"Lien": Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person's assets or properties).

"Loan": Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

"Loan Agent": Citibank, N.A., in its capacity as loan agent, unless and until a successor Person shall have become the loan agent pursuant to the provisions of the Credit Agreement, and thereafter, the "Loan Agent" shall mean such successor person.

"Long-Dated Obligation": Any Collateral Obligation (or portion thereof) with a maturity later than the earliest Stated Maturity of the Debt.

"Long-Dated Obligation Amount": As of any date of determination, for each Long-Dated Obligation, an amount equal to the lower of (i) the Market Value of such Long-Dated Obligation and (ii) the product of the Principal Balance of such Long-Dated Obligation multiplied by 70%.

"LSTA": The Loan Syndications and Trading Association®, together with any successor organization.

"Maintenance Covenant": A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action and includes a covenant that applies only when the related Loan is funded, regardless of whether such covenant is only applicable until or after the expiration of a certain period of time after the initial issuance of such loan.

"Majority": With respect to any Class or Classes of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class or Classes, as applicable.

"Margin Stock": "Margin Stock" as defined under Regulation U issued by the Board of Governors of the Federal Reserve System, including any debt security which is by its terms convertible into "Margin Stock."

"Market Value": With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the Principal Balance thereof and the price (expressed as a percentage of par) determined in the following manner:

(i)            the bid price determined by the Loan Pricing Corporation, LoanX Inc., Markit Group Limited or any other nationally recognized pricing service subscribed to by the Collateral Manager; or

(ii)           if the price described in clause (i) is not available or the Collateral Manager determines in accordance with the Collateral Manager Standard that such price does not reflect the value of such asset;

(A)          the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager;

(B)          if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)          if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such bid; or

(iii)          if such quote or bid described in clause (i) or (ii) is not available, the value determined as the bid side market value of such Collateral Obligation as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a Registered Investment Adviser, or has applied to be a Registered Investment Adviser) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Collateral Trustee; or

(iv)           if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

"Master Loan Sale Agreements": Collectively, the Closing Date Master Loan Sale Agreement and the Retention Holder Master Loan Sale Agreement.

"Material Covenant Default": A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Instruments, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

"Maturity": With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the related Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Maturity Amendment": An amendment (other than in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof) to the Underlying Instruments governing a Collateral Obligation that extends the stated maturity of such Collateral Obligation. For the avoidance of doubt, an amendment that would extend the stated maturity date of any tranche of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

"Measurement Date": (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days prior written notice, any Business Day requested by the Rating Agency and (v) the Effective Date.

"Merging Entity": The meaning specified in Section 7.10.

"Middle Market Loan": Any Loan other than a Broadly Syndicated Loan.

"Minimum Floating Spread": The applicable percentage set forth in the definition of "S&P CDO Monitor" upon the option chosen by the Collateral Manager in accordance with Section 2 of Schedule 4.

"Minimum Floating Spread Test": The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

"Minimum Weighted Average Coupon": If any of the Collateral Obligations are Fixed Rate Obligations, 7.00%.

"Minimum Weighted Average Coupon Test": The test that is satisfied on any date of determination as of which the Collateral Obligations include any Fixed Rate Obligations if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

"Minimum Weighted Average S&P Recovery Rate Test": The test that is satisfied on any date of determination during any S&P CDO Monitor Election Period if the Weighted Average S&P Recovery Rate for the S&P Highest Ranking Class equals or exceeds the Weighted Average S&P Recovery Rate for such Class selected by the Collateral Manager in connection with the S&P CDO Monitor.

"Money": The meaning specified in Section 1-201(24) of the UCC.

"Monthly Report": The meaning specified in Section 10.7(a).

"Monthly Report Determination Date": The meaning specified in Section 10.7(a).

"Moody's": Moody's Investors Service, Inc. and any successor thereto.

"Net Exposure Amount": As of the applicable Cut-Off Date, with respect to any Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then unfunded funding obligations thereunder and (ii) the amount necessary to cause, on the applicable Cut-Off Date with respect to such Collateral Obligation, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

"Net Purchased Loan Balance": As of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed by the E.U./U.K. Retention Provider to the Issuer prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than from the E.U./U.K. Retention Provider prior to such date minus (b) the Aggregate Principal Balance of all Collateral Obligations sold to or repurchased or substituted by, or otherwise transferred to, the E.U./U.K. Retention Provider prior to such date.

"Non-Call Period": The period from the Closing Date to December 14, 2024.

"Non-Emerging Market Obligor": An Obligor that is Domiciled in (a) the United States of America, (b) any country that has a foreign currency government bond rating of at least "Aa3" by Moody's and a foreign currency issuer credit rating of at least "AA-" by S&P or a sovereign credit rating of at least "AA-" by S&P or (c) a Tax Jurisdiction.

"Non-Permitted ERISA Holder": The meaning specified in Section 2.11(d).

"Non-Permitted Holder": The meaning specified in Section 2.11(b).

"Non-U.S. Beneficial Ownership Certification": The meaning specified in Section 2.2(b)(i).

"Noteholder" or "Holder": With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note and with respect to any Class A Loan, the related Class A Lender recorded in the "register" (as defined in the Credit Agreement), except as otherwise provided for in this Indenture.

"Notes": Collectively, the Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.4) or any supplemental indenture (and including any Additional Debt issued as notes hereunder pursuant to Section 2.13).

"NRSRO": A nationally recognized statistical rating organization registered with the SEC under the Exchange Act.

"NRSRO Certification": A certification substantially in the form of Exhibit D executed by a NRSRO in favor of the Issuer that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(e) and that such NRSRO has access to the Information Agent's Website.

"Obligor": With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

"Obligor Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each Obligor, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by such Obligor by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Offer": The meaning specified in Section 10.8(c).

"Offering": The offering of any Debt pursuant to the relevant Offering Circular.

"Offering Circular": Each offering circular relating to the offer and sale of the Notes, including any supplements thereto.

"Officer": (a)  With respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company, (b) with respect to the Collateral Manager, any manager of the Collateral Manager or any duly authorized officer of the Collateral Manager (as indicated on an incumbency certificate delivered to the Collateral Trustee) with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, (c) with respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question and (d) with respect to the Bank, any Bank Officer.

"Opinion of Counsel": A written opinion addressed to the Collateral Trustee, the Loan Agent and, if required by the terms hereof, the Rating Agency, in form and substance reasonably satisfactory to the Collateral Trustee and the Loan Agent (and, if so addressed, the Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Collateral Trustee and the Loan Agent. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Collateral Trustee and the Loan Agent (and, if required by the terms hereof, the Rating Agency) or shall state that the Collateral Trustee and the Loan Agent (and, if required by the terms hereof, the Rating Agency) shall be entitled to rely thereon.

"Optional Redemption": A redemption of the Debt in accordance with Section 9.2.

"Other Plan Law": Any state, local, federal, non-U.S. or other laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

"Outstanding": With respect to (a) the Class A Loans, any of the Class A Loans incurred under the Credit Agreement that have not been repaid in full (other than any of the Class A Loans for whose payment has been theretofore irrevocably deposited with the Collateral Trustee in trust for the Class A Lender of such Class A Loans) and (b) the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)             Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9 (including, without limitation and for the avoidance of doubt, pursuant to Section 9.7);

(ii)            Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Collateral Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Collateral Trustee has been made;

(iii)           Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Collateral Trustee is presented that any such Notes are held by a "protected purchaser" (within the meaning of Section 8-303 of the UCC); and

(iv)           Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount of any Class of Debt have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Notes owned by the Issuer or (only in the case of a vote on (i) the removal of the Collateral Manager for "cause" and (ii) the waiver of any event constituting "cause", in each case, unless all Debt of such Class is Collateral Manager Debt) Collateral Manager Debt shall be disregarded and deemed not to be Outstanding, except that (x) in determining whether the Collateral Trustee or the Loan Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Bank Officer of the Collateral Trustee or the Loan Agent, as applicable, actually knows to be so owned shall be so disregarded and (y) if all Debt of such Class is Collateral Manager Debt, Collateral Manager Debt shall not be so disregarded and (b) Debt so owned that has been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Collateral Trustee or the Loan Agent, as applicable, the pledgee's right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above.

"Overcollateralization Ratio": With respect to any specified Class or Classes of Secured Debt as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Debt of such Class or Classes, each Priority Class of Secured Debt and each Pari Passu Class of Secured Debt.

"Overcollateralization Ratio Test": The test that is satisfied with respect to any designated Class or Classes of Secured Debt as of each Determination Date occurring on or after the Effective Date if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Secured Debt are no longer Outstanding.

"Pari Passu Class": With respect to any specified Class of Debt, each Class of Debt that ranks pari passu to such Class, as indicated in Section 2.3.

"Partial Redemption Date": Any date on which a Refinancing of one or more but not all Classes of Secured Debt occurs.

"Partial Refinancing Interest Proceeds": In connection with a Refinancing in part by Class of one or more Classes of Secured Debt, with respect to each such Class, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the date of a Refinancing of such Class (or, in the case of a Refinancing occurring on a date other than a Payment Date (without giving effect to clause (ii) of the definition thereof), only to the extent that the Collateral Manager determines that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received prior to the next Determination Date).

"Participation Interest": An undivided 100% participation interest in a loan that, at the time of acquisition, or the Issuer's commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants; provided that, any Closing Date Participation Interest shall be deemed to (a) be a Collateral Obligation for all purposes under this Indenture (provided that the related Senior Secured Loan or Second Lien Loan in which such Closing Date Participation Interest is granted satisfies the definition of Collateral Obligation) and (b) not be a Participation Interest until the 90th day following the Closing Date if such Closing Date Participation Interest has not been elevated by such day. For the avoidance of doubt a Participation Interest shall not include a sub-participation interest in any loan.

"Partner": The meaning specified in Section 7.17(a).

"Partnership Interest": The meaning specified in Section 7.17(j).

"Partnership Representative": The meaning specified in Section 7.17(k).

"Partnership Tax Audit Rules": The meaning specified in Section 7.17(k).

"Pass-Through Collection Subaccount": The meaning specified in Section 10.2(a).

"Paying Agent": Any Person authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer as specified in Section 7.2.

"Payment Account": The payment account of the Collateral Trustee established pursuant to Section 10.3(a).

"Payment Date": (i) Each of the 18th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in April, 2023, except that the final Payment Date (subject to any earlier redemption or payment of the Debt) shall be the latest Stated Maturity, (ii) each Redemption Date (other than a Redemption Date in connection with a Failed Optional Redemption or a Redemption Date in connection with a redemption of Secured Debt in part by Class) and (iii) after the date on which no Secured Debt is deemed or considered Outstanding, any Business Day that the Collateral Manager shall designate as a "Payment Date" pursuant to Section 11.1(f).

"PBGC": The United States Pension Benefit Guaranty Corporation.

"Permitted Collateral Obligation" A debt obligation, other than a subordinated loan, received by the Issuer in exchange for a Collateral Obligation or received in connection with the insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Obligation or the related Obligor (1) which, if it is a debt obligation of the same Obligor as the related Collateral Obligation, is senior or pari passu in right of payment to the obligation for which it is received or the related Collateral Obligation, (2) the receipt of which will, in the Collateral Manager's reasonable business judgment, result in a better overall likelihood of recovery, (3) which is issued by the same Obligor (or any Affiliate thereof) as the Collateral Obligation for which it is exchanged or the related Collateral Obligation and (4) that does not satisfy one or more of the following criteria in the definition of "Collateral Obligation" but otherwise satisfies the remaining criteria in such definition: the introductory clause (provided that such Permitted Collateral Obligation shall be a loan, bond or note) and clauses (i) (only with respect to whether such debt obligation is a Bond that is not a Permitted Non-Loan Asset; provided that any such debt obligation shall be an unsecured bond or subordinated bond issued by a corporation, limited liability company, partnership, trust or similar business entity), (ii)(A), (v), (x), (xvii), (xx) or (xxvi); provided that on any Business Day as of which such Permitted Collateral Obligation satisfies the definition of "Collateral Obligation," (as tested on such date and without giving effect to the proviso set forth therein), the Collateral Manager may designate (by written notice to the Issuer and the Collateral Administrator) such Permitted Collateral Obligation as a "Collateral Obligation". For the avoidance of doubt, any Permitted Collateral Obligation designated as a Collateral Obligation in accordance with the terms of this definition shall constitute a Collateral Obligation (and not a Permitted Collateral Obligation), in each case, following such designation.

"Permitted Deferrable Obligation": Any Deferrable Obligation that (or the Underlying Instruments of which) carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, the Benchmark plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

"Permitted Liens": With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

"Permitted Non-Loan Assets": Senior Secured Bonds and Senior Secured Notes issued by a corporation, limited liability company, partnership, trust or similar business entity.

"Permitted Offer": An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

"Permitted Use": With respect to any amount on deposit in the Supplemental Reserve Account, any of the following uses: (i) the transfer of the applicable portion of such amount to the Collection Account for application as Principal Proceeds; provided that amounts designated as Principal Proceeds pursuant to this clause (i) shall not be re-designated as Interest Proceeds; (ii) the repurchase or prepayment of Secured Debt of any Class through a tender offer, in the open market, or in a private negotiated transaction (in each case, subject to applicable law and the provisions of Section 9.7); (iii) the purchase of assets described in Section 12.2(g); (iv) after the Non-Call Period, to pay expenses or other amounts due in connection with an Optional Redemption and (v) any other application or purpose not specifically prohibited by this Indenture.

"Person": An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

"Placement Agency Agreement": The agreement dated as of December 14, 2022, by and between the Issuer and the Placement Agents, as amended from time to time in accordance with the terms thereof.

"Placement Agents": Collectively, GreensLedge Capital Markets LLC, in its capacity as lead placement agent and KeyBanc Capital Markets Inc., in its capacity as co-placement agent for the Secured Notes under the Placement Agency Agreement.

"Portfolio Company": Any company that at the time the Loan is acquired by the Issuer is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof.

"Post-Reinvestment Period Settlement Obligation": The meaning specified in Section 12.2(a).

"Principal Balance": Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of any Equity Security or interest only strip shall be deemed to be zero; provided further that solely for purposes of the definition of Adjusted Collateral Principal Amount, the Principal Balance of any Zero Coupon Bond shall be the accreted value of such Zero Coupon Bond.

"Principal Collection Subaccount": The meaning specified in Section 10.2(a).

"Principal Financed Accrued Interest": The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

"Principal Proceeds": With respect to any Collection Period or Determination Date, all amounts received by the Issuer from any source during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture. For the avoidance of doubt, Principal Proceeds will include interest purchased with Principal Proceeds on the Closing Date.

"Priority Category": With respect to any Collateral Obligation, the applicable category listed in the table under the heading "Priority Category" in Section 1(b) of Schedule 4.

"Priority Class": With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3.

"Priority of Payments": The meaning specified in Section 11.1(a).

"Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

"Proposed Portfolio": The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

"Prospectus Regulation": European Union Regulation 2017/1129/EU, including any relevant implementing measure in a Relevant Member State.

"QIB/QP": Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

"Qualified Broker/Dealer": Any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Calyon; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Goldman Sachs & Co.; Guggenheim Securities LLC; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; JPMorgan Chase Bank, N.A.; Key Bank National Association; Lloyds TSB Bank; Madison Capital; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; NewStar Financial, Inc.; Northern Trust Company; Royal Bank of Canada; The Royal Bank of Scotland plc; Société Générale; SunTrust Bank, Inc.; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank, National Association, and any successor or successors to each of the foregoing.

"Qualified Institutional Buyer": The meaning specified in Rule 144A under the Securities Act.

"Qualified Purchaser": The meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-1, 2a51-2 or 2a51-3 under the 1940 Act.

"Ramp-Up Account": The segregated trust account established pursuant to Section 10.3(c).

"Rating Agency": S&P, or, with respect to Assets generally, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer).

"Record Date": With respect to any applicable Payment Date, Redemption Date, Redemption Distribution Date or Re-Pricing Date, (i) with respect to the Global Secured Notes and the Rule 144A Global Subordinated Notes, the date one day prior to such Payment Date, Redemption Date, Redemption Distribution Date or Re-Pricing Date, as applicable, and (ii) with respect to the Class A Loans, the Certificated Secured Notes and the Certificated Subordinated Notes, the last day of the month immediately preceding such Payment Date, Redemption Date, Redemption Distribution Date or Re-Pricing Date, as applicable (whether or not a Business Day) (or, after the date on which no Secured Debt is deemed or considered Outstanding, the third Business Day preceding such Payment Date).

"Redemption Date": Any Business Day specified for a redemption or repayment of Debt pursuant to Article IX (other than a mandatory redemption pursuant to Section 9.1) or the Credit Agreement, as applicable.

"Redemption Distribution Date": The meaning set forth in Section 9.2(j).

"Redemption Distribution Direction": The meaning set forth in Section 10.7(j).

"Redemption Price": (a) For each Class of Secured Debt to be redeemed, (x) 100% of the Aggregate Outstanding Amount of such Class of Secured Debt, plus (y) accrued and unpaid interest thereon (including any defaulted interest and any accrued and unpaid interest thereon) to the Redemption Date or Re-Pricing Date, as applicable, and (b) for each Subordinated Note, (x) if such Subordinated Note is being redeemed in connection with a liquidation of Assets, its proportional share (based on the outstanding principal amount of such Subordinated Note) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Secured Debt in whole or after all of the Secured Debt has been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Aggregate Collateral Management Fees and Administrative Expenses) of the Issuer or (y) if such Subordinated Note is being redeemed upon the occurrence of a Refinancing of all of the Secured Debt, the applicable Subordinated Note Redemption Price; provided that, in connection with any Re-Pricing, Tax Redemption, Optional Redemption or Clean-Up Call Redemption of the Secured Debt in whole, holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the holders of such Class of Secured Debt, and such price shall be the "Redemption Price".

"Refinancing": A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Debt in connection with an Optional Redemption.

"Refinancing Proceeds": The Cash proceeds from a Refinancing.

"Refinancing Rate Condition": With respect to any Refinancing upon a redemption of the Secured Debt in part by Class, a condition that is satisfied for the related refinanced Debt that is to be refinanced by the related replacement Debt when: (x) the obligations providing the Refinancing shall have the same or lower spread over the Benchmark as the Class or Classes of Secured Debt subject to such Refinancing (measured as of the date of such Refinancing) if both the obligations providing the Refinancing and the Class or Classes of Secured Debt subject to such Refinancing constitutes Floating Rate Debt, (y) the obligations providing the Refinancing shall have the same or lower Interest Rate as the Class or Classes of Secured Debt subject to such Refinancing (measured as of the date of such Refinancing), if both the obligations providing the Refinancing and the Class or Classes of Secured Debt subject to such Refinancing constitutes Fixed Rate Debt or (z) the weighted average spread over the Benchmark of the replacement obligations does not exceed the weighted average spread over the Benchmark of the Secured Debt subject to such Refinancing; provided that (A) a Class of Floating Rate Debt may be refinanced with a Class of Fixed Rate Debt and a Class of Fixed Rate Debt may be refinanced with a Class of Floating Rate Debt and (B) if the foregoing clause (A) applies, if in the Collateral Manager's reasonable business judgment, the interest payable on the replacement obligations providing the Refinancing is anticipated to be lower than the interest that would have been payable in respect of the Class or Classes being redeemed (determined on a weighted average basis over the expected life of such Class or Classes) if such Refinancing had not occurred; provided further that, in the case of a Refinancing of the Class A Debt and/or the Class B Notes, the S&P Rating Condition shall be satisfied with respect to each Class of Secured Debt that remains Outstanding and is not subject to such Refinancing if the obligations providing the Refinancing with respect to the Class A Debt and/or the Class B Notes have a higher spread over the Benchmark than the corresponding Class or Classes of Secured Debt subject to such Refinancing, as applicable.

"Regional Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P region set forth in the regions and associated countries table included in the Global Methodology And Assumptions For CLOs And Corporate CDOs, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P region classification by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Register" and "Registrar": The respective meanings specified in Section 2.5(a).

"Registered": In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a "registration-required obligation" as defined in Section 163(f)(2)(A) of the Code).

"Registered Investment Adviser": A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act.

"Regulation S": Regulation S, as amended, under the Securities Act.

"Regulation S Global Secured Note": The meaning specified in Section 2.2(b)(i).

"Reinvestment Balance Criteria": Criteria that shall be satisfied if, excluding Collateral Obligations being sold but including, without duplication, the Collateral Obligations being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligations, either (1) the Investment Criteria Adjusted Balance is maintained or increased, (2) the Collateral Principal Amount is greater than or equal to the Reinvestment Target Par Balance or (3) the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments constituting Principal Proceeds is maintained or increased.

"Reinvestment Period": The period from and including the Closing Date to and including the earliest of (i) the Payment Date in January 2026, (ii) the date of the acceleration of the maturity of any Class of Secured Debt pursuant to Section 5.2 or the Credit Agreement and (iii) (A) an Optional Redemption in whole from Sale Proceeds and/or Contributions of Cash pursuant to Section 9.2(a) and (B) a redemption in whole of the Subordinated Notes pursuant to Section 9.2(c), in each case, in connection with which all Assets are sold.

"Reinvestment Target Par Balance": (x) For all purposes other than as set forth in clause (y), the Aggregate Risk Adjusted Par Amount plus the Aggregate Outstanding Amount of any Additional Debt issued or incurred pursuant to Sections 2.13 and 3.2 and the Credit Agreement, or, if greater, the aggregate amount of Principal Proceeds that result from the issuance of such Additional Debt (excluding, at the election of the Collateral Manager, any Subordinated Notes and/or Junior Mezzanine Notes in excess of the respective pro rata proportion required to be issued in connection with an additional issuance or incurrence of Secured Debt) and (y) for the purposes of determining compliance with Section 12.2(a)(iii), the Reinvestment Balance Criteria, the calculation of the Weighted Average Life Test, the determination of any Excess Par Amount and the limitations set forth in the definitions of Discount Obligation and Interest Proceeds and the criteria for the exercise of warrants or rights to acquire equity securities and the criteria for the acquisition of loan assets or debt securities in Section 10.2(d), as of any date of determination, the Target Initial Par Amount plus the Aggregate Outstanding Amount of any Additional Debt issued or incurred under and in accordance with this Indenture and/or the Credit Agreement, or, if greater, the aggregate amount of Principal Proceeds that result from the issuance or incurrence of such Additional Debt (excluding, at the election of the Collateral Manager, any Subordinated Notes and/or Junior Mezzanine Notes in excess of the respective pro rata proportion required to be issued in connection with an additional issuance of Secured Debt) minus, in the case of each of clause (x) and clause (y), the amount of any reduction in the Aggregate Outstanding Amount of the Debt through the payment of Principal Proceeds.

"Relevant Governmental Body": The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, including the Alternative Reference Rates Committee ("ARRC"), or any successor thereto.

"Relevant Member State": Each member state of the European Economic Area which has implemented the Prospectus Regulation.

"Re-Priced Class": The meaning specified in Section 9.8.

"Re-Pricing": The meaning specified in Section 9.8.

"Re-Pricing Date": The meaning specified in Section 9.8.

"Re-Pricing Eligible Debt": Each Class of Debt indicated as such in Section 2.3.

"Re-Pricing Intermediary": The meaning specified in Section 9.8.

"Re-Pricing Rate": The meaning specified in Section 9.8(a).

"Required Interest Coverage Ratio": For the Class A Debt and the Class B Notes (in aggregate and not separately by Class), 120.0%.

"Required Overcollateralization Ratio": For the Class A Debt and the Class B Notes (in aggregate and not separately by Class), 137.1%.

"Resolution": With respect to the Issuer, a resolution of the board of directors of the designated manager of the Issuer.

"Responsible Officer": With respect to any Person, any duly authorized director, officer or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director's, officer's or manager's knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party (which may contain contact information including an email address) as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

"Restricted Trading Period": Each day during which, both: (i) S&P's rating of the Class A Loans or the Class A Notes is one or more subcategories below its Initial Target Rating or has been withdrawn (unless it has been reinstated); and (ii) after giving effect to the applicable sale and reinvestment in Collateral Obligations, the sum of the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligations being sold) and all Eligible Investments constituting Principal Proceeds (including, without duplication, the net proceeds of any such sale) is less than the Reinvestment Target Par Balance; provided however that a Majority of the Controlling Class may elect to waive the Restricted Trading Period, which waiver will remain in effect until the earlier of (A) revocation of such waiver by a Majority of the Controlling Class and (B) further downgrade or withdrawal of the rating of the Class A Loans or the Class A Notes; provided, further that for purposes of determining clauses (i) and (ii) above, to the extent any such Class of Secured Debt is on credit watch by S&P with positive implication at the time of such determination, then such rating will be treated as being one rating subcategory above its rating on such day.

"Retained Amount": The meaning specified in the definition of "E.U./U.K. Retained Interest".

"Retention Holder": In the applicable capacity, Golub Capital BDC 3 CLO 2 Depositor, LLC, a Delaware limited liability company, in its capacity as U.S. Retention Provider and the entity that will hold the Retained Amount.

"Retention Holder Master Loan Sale Agreement": An agreement, dated as of the Closing Date, among the BDC, as seller, the Retention Holder, as intermediate seller, and the Issuer, as buyer.

"Revolver Funding Account": The account established pursuant to Section 10.4.

"Revolving Collateral Obligation": Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

"Risk Retention Issuance": An additional issuance of Debt directed by the Collateral Manager in connection with a Refinancing or a Re-Pricing and for purpose of compliance with the U.S. Risk Retention Rules and/or the E.U. Securitization Laws and the U.K. Securitization Laws.

"Risk Retention Letter": The letter relating to the retention of net economic interest by the E.U./U.K. Retention Provider, and addressed to the Issuer and the Collateral Trustee.

"Rule 144A": Rule 144A, as amended, under the Securities Act.

"Rule 144A Global Secured Note": The meaning specified in Section 2.2(b)(ii).

"Rule 144A Global Subordinated Note": The meaning specified in Section 2.2(b)(ii).

"Rule 144A Information": The meaning specified in Section 7.15.

"Rule 17g-5": Rule 17g-5 under the Exchange Act.

"S&P": S&P Global Ratings, an S&P Global Ratings Inc. business, and any successor or successors thereto.

"S&P CDO Formula Election Date": The date designated by the Collateral Manager upon at least five Business Days' prior written notice to S&P, the Collateral Trustee and the Collateral Administrator as the date on which the Issuer will cease to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test.

"S&P CDO Formula Election Period": (i) The period from the Effective Date until the occurrence of an S&P CDO Monitor Election Date and (ii) thereafter, any date on and after an S&P CDO Formula Election Date. Only one S&P CDO Formula Election Date may occur following the Closing Date.

"S&P CDO Monitor": The dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P's proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Collateral Trustee, the Collateral Manager and the Collateral Administrator. The model is available at https://www.sp.sfproducttools.com/sfdist/login.ex. Each S&P CDO Monitor will be chosen by the Collateral Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 4 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P; provided that as of any date of determination the Weighted Average S&P Recovery Rate for the S&P Highest Ranking Class equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

"S&P CDO Monitor Benchmarks": The S&P Weighted Average Rating Factor, the Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure and the S&P Weighted Average Life.

"S&P CDO Monitor Election Date": The meaning specified in Section 7.18(f).

"S&P CDO Monitor Election Period": Any date on and after an S&P CDO Monitor Election Date so long as no S&P CDO Formula Election Date has occurred since such S&P CDO Monitor Election Date.

"S&P CDO Monitor Non-Model Adjustments": For purposes of determining compliance with the S&P CDO Monitor Test in connection with the Effective Date Report, (a) the Aggregate Funded Spread will be calculated without giving effect to clause (ii) in the second paragraph thereof and each Floating Rate Floor Obligation will be assumed to bear interest at a rate equal to the stated interest rate spread over the Term SOFR-based index or other applicable index for such Collateral Obligation and (b) any Principal Proceeds that may be designated by the Collateral Manager as Interest Proceeds will be excluded from the Collateral Principal Amount in the calculation of the Adjusted Class Break-even Default Rate.

"S&P CDO Monitor Test": A test that is satisfied on any date of determination on and after the Effective Date (and, during any S&P CDO Monitor Election Period, following receipt by the Collateral Manager of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of "Class Break-even Default Rate")) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio with respect to the S&P Highest Ranking Class is positive. The S&P CDO Monitor Test will be considered to be improved if each Class Default Differential of the Proposed Portfolio with respect to the S&P Highest Ranking Class is greater than the corresponding Class Default Differential of the Current Portfolio.

"S&P Collateral Value": With respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Obligation as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation as of the relevant Measurement Date.

"S&P Equivalent Diversity Score": A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 5 hereto.

"S&P Equivalent Weighted Average Rating Factor": The number determined by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by its S&P Equivalent Rating Factor, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and then rounding the result up to the nearest whole number.

"S&P Highest Ranking Class": The Class A Debt, or, if the Class A Debt is no longer Outstanding, any Outstanding Class rated by S&P with respect to which there is no Priority Class rated by S&P.

"S&P Industry Classification": The S&P Industry Classifications set forth in Schedule 2 hereto, which industry classifications may be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

"S&P Rating": With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)             (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty that complies with the then-current S&P criteria, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(ii)            with respect to any Collateral Obligation that is a DIP Collateral Obligation, (a) the S&P Rating thereof shall be the credit rating assigned to such issue by S&P, or if such DIP Collateral Obligation was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating, and (b) the Collateral Manager (on behalf of the Issuer) will notify S&P if the Collateral Manager has actual knowledge of the occurrence of any material amendment or event with respect to such Collateral Obligation that would, in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the credit quality of such Collateral Obligation, including any amortization modifications, extensions of maturity, reductions of principal amount owed, or non-payment of timely interest or principal due;

(iii)           if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(1)	if an obligation of the issuer is publicly rated by Moody's, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody's Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody's Rating if such Moody's Rating is "Baa3" or higher and (2) two sub-categories below the S&P equivalent of the Moody's Rating if such Moody's Rating is "Ba1" or lower;

(2)	the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, until the receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Collateral Trustee that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of "CCC-" following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be "CCC-" pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months (or such other period as provided in S&P's then current criteria) have elapsed after the withdrawal or suspension of the public rating; provided further that with respect to any Collateral Obligation for which S&P has provided a credit estimate, the Collateral Manager (on behalf of the Issuer) will request that S&P confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimate); provided further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of "CCC-" unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with Section 7.14(b) (and concurrently submits all available Information in respect of such renewal), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided further that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter; provided further that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P notwithstanding that the Issuer is not applying to S&P for a confirmed or updated credit estimate; provided further that the Issuer will promptly notify S&P of any material events affecting any such Collateral Obligation if the Collateral Manager reasonably determines that such notice is required in accordance with S&P's publication on credit estimates titled "Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It?" dated January 14, 2021 (as the same may be amended or updated from time to time); or

(3)	with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be "CCC-"; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; provided that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P as if the Issuer were applying to S&P for a credit estimate; provided further that the Issuer will promptly notify S&P of any material events affecting any such Collateral Obligation if the Collateral Manager reasonably determines that such notice is required in accordance with S&P's publication on credit estimates titled "Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It?" dated January 14, 2021 (as the same may be amended or updated from time to time); or

(iv)           (a) with respect to a DIP Collateral Obligation that has no issue rating by S&P, the S&P Rating of such DIP Collateral Obligation will be, at the election of the Issuer (at the direction of the Collateral Manager), "CCC-" or, for a period of up to 90 days following the issuance of such DIP Collateral Obligation (or such earlier date if an S&P Rating is assigned prior to the expiration of such 90-day period), such higher rating as reasonably determined by the Collateral Manager (not to be called into question as a result of subsequent events) so long as the Collateral Manager reasonably expects that such DIP Collateral Obligation will be assigned an S&P Rating equal to or higher than such S&P Rating determined by the Collateral Manager no later than 90 days after such determination; provided that (A) if such DIP Collateral Obligation has no issue rating by S&P at the expiration of such 90-day period, the S&P Rating will be, at the election of the Issuer, "CCC-" and (B) the Collateral Manager will provide Information with respect to such DIP Collateral Obligation to S&P, if available and (b) with respect to a Current Pay Obligation, the S&P Rating of such Current Pay Obligation will be the higher of such obligation's issue rating and "CCC";

provided that, for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch positive" by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch negative" by S&P, such rating will be treated as being one sub-category below such assigned rating; provided further that, for purposes of the determination of the S&P Rating, if (x) the issuer or Obligor of any Collateral Obligation was a debtor under Chapter 11, during which time such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) either had an S&P rating of "SD" or "CC" or lower from S&P or had an S&P rating that was withdrawn by S&P and (y) such issuer, Obligor or Selling Institution, as applicable, is no longer a debtor under Chapter 11, then, notwithstanding the fact that such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) continues to have an S&P rating of "SD" or "CC" or lower from S&P (or, in the case of any withdrawal, continues to have no S&P rating), the S&P Rating for any such obligation (including any Collateral Obligation), issuer, Obligor or Selling Institution, as applicable, shall be deemed to be "CCC-", so long as S&P has not taken any rating action with respect thereto since the date on which the issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11; provided further that, (i) if any issuer, Obligor or Selling Institution, as applicable, has not exited the applicable bankruptcy proceeding and (ii) the applicable rating assigned by S&P to such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) has been withdrawn, then the S&P Rating for such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) shall be deemed to be such withdrawn S&P rating, so long as S&P has not taken any rating action with respect thereto since the date on which such S&P rating was withdrawn.

"S&P Rating Condition": With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has confirmed in writing (including by means of electronic message, facsimile transmission, press release or posting to its internet website) to the Issuer, the Collateral Trustee, the Collateral Administrator and the Collateral Manager (unless in the form of a press release or posted to its internet website that does not require the Issuer and the Collateral Trustee to be identified as addressees) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Debt will occur as a result of such action; provided that such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) S&P has given notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by S&P; or (ii) S&P has communicated to the Issuer, the Collateral Manager or the Collateral Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Debt. In the event that S&P no longer rates any Class of Debt, the S&P Rating Condition shall not apply to such Class.

"S&P Equivalent Rating Factor": For any Collateral Obligation, the number set forth in the table below opposite the S&P Rating for such Collateral Obligation.

S&P Equivalent Rating Factor
AAA	1

AA+	10

AA	20

AA-	40

A+	70

A	120

A-	180

BBB+	260

BBB	360

BBB-	610

BB+	940

BB	1,350

BB-	1,766

B+	2,220

B	2,720

B-	3,490

CCC+	4,770

CCC	6,500

S&P Equivalent Rating Factor
CCC-	8,070

CC+ or lower	10,000

"S&P Rating Factor": For any Collateral Obligation, the number set forth in the table below opposite the S&P Rating for such Collateral Obligation.

S&P Rating	S&P Rating Factor
AAA	13.51

AA+	26.75

AA	46.36

AA-	63.90

A+	99.50

A	146.35

A-	199.83

BBB+	271.01

BBB	361.17

BBB-	540.42

BB+	784.92

BB	1233.63

BB-	1565.44

B+	1982.00

B	2859.50

B-	3610.11

CCC+	4641.40

CCC	5293.00

S&P Rating	S&P Rating Factor
CCC-	5751.10

CC or lower	10000.00

SD	10000.00

D	10000.00

"S&P Recovery Amount": With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

"S&P Recovery Rate": With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 4 using the Initial Rating of the S&P Highest Ranking Class at the time of determination.

"S&P Recovery Rating": With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the "Recovery Rating" assigned by S&P to such Collateral Obligation based upon the tables set forth in Schedule 4 hereto.

"S&P Weighted Average Life": As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the stated maturity of each such Collateral Obligation multiplied by (ii) the outstanding principal balance of such Collateral Obligation by (b) the aggregate remaining principal balance at such time of all Collateral Obligations other than Defaulted Obligations.

"S&P Weighted Average Rating Factor": The number determined by: (a) summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Defaulted Obligations and Equity Securities) multiplied by (ii) the S&P Rating Factor of such Collateral Obligation and (b) dividing such sum by the Principal Balance of all such Collateral Obligations.

"Sale": The meaning specified in Section 5.17(a).

"Sale Proceeds": All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Collateral Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

"Schedule of Collateral Obligations": The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, Principal Balance, coupon/spread, the stated maturity, the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from the Rating Agency) and the S&P Industry Classification for each Collateral Obligation and the percentage of the aggregate commitment under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation that is funded, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

"Scheduled Distribution": With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Instruments.

"Second Lien Loan": Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral but subject to exceptions for customary permitted liens) to a Senior Secured Loan of the obligor; and (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral.

"Secured Debt": The Class A Loans and the Secured Notes.

"Secured Holders": The Holders of the Secured Debt.

"Secured Notes": The Class A Notes and the Class B Notes.

"Secured Obligations": The meaning specified in the Granting Clauses.

"Secured Parties": The meaning specified in the Granting Clauses.

"Securities Account Control Agreement": An agreement dated as of the Closing Date between the Issuer, the Collateral Trustee and Citibank, N.A., as securities intermediary and custodian, as may be amended from time to time in accordance with the terms thereof.

"Securities Act": The United States Securities Act of 1933, as amended.

"Securities Intermediary": The meaning specified in Section 8-102(a)(14) of the UCC.

"Security Entitlement": The meaning specified in Section 8-102(a)(17) of the UCC.

"Selling Institution": The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

"Senior Secured Bond": A debt security (that is not a loan) that (i) if it is subordinated by its terms, is subordinated only with respect to liquidation, trade claims, capitalized leases or similar obligations, (ii) is secured by a valid first priority perfected security interest on specified collateral and (iii) the value of the collateral securing the debt security at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the debt security in accordance with its terms and to repay all other debt obligations of equal seniority secured by a first lien or security interest in the same collateral.

"Senior Secured Debt Instrument": The meaning specified in Schedule 4 hereto.

"Senior Secured Loan": Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under the Loan; and (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral.

"Senior Secured Note": An assignment of or Participation Interest in or other interest in a senior secured note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other Person (other than any government or any agency or political subdivision thereof), bearing interest at a floating rate and that is secured by a pledge of collateral and has a senior pre-petition priority (including pari passu with other obligations of the Obligor, but subject to customary permitted liens, such as, but not limited to, any tax liens, liquidation, trade claims, capitalized leases or similar obligations) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings.

"Senior Syndicated Secured Loan": A Senior Secured Loan with a total loan-to-value of not greater than 75% that in the case of an event of default under the applicable Underlying Instrument, the lenders thereunder will be paid after one or more Syndicated Tranches. For the avoidance of doubt, a Senior Syndicated Secured Loan is not a First-Lien Last-Out Loan.

"Similar Law": Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Debt (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer's assets) to Other Plan Law.

"SOFR": With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.

"Special Redemption": The meaning specified in Section 9.6.

"Special Redemption Amount": The meaning specified in Section 9.6.

"Special Redemption Date": The meaning specified in Section 9.6.

"Specified Obligor Information": The meaning specified in Section 14.15(b).

"STAMP": The meaning specified in Section 2.5.

"Standby Directed Investment": The MS Government Portfolio - MAYXX (which for the avoidance of doubt, is an Eligible Investment) or such other Eligible Investment designated by the Issuer (or the Collateral Manager on its behalf) by written notice to the Collateral Trustee.

"Stated Maturity": With respect to (i) the Secured Debt, January 18, 2034 and (ii) the Subordinated Notes, December 14, 2122.

"Step-Down Obligation": An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

"Step-Up Obligation": An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

"Structured Finance Obligation": Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities; provided that any ABL Facility and loans directly to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

"Subordinated Note Purchase Agreements": The agreement dated as of the Closing Date by and between the Issuer and the Retention Holder and the agreement dated as of the Closing Date by and between the Issuer and GC Advisors LLC, each as amended from time to time in accordance with the terms thereof.

"Subordinated Note Redemption Price": The price for such Subordinated Note, as determined by the Collateral Manager on or about the date of a Refinancing, equal to the following: (a) amounts on deposit in the Principal Collection Subaccount, the Interest Collection Subaccount and the Revolver Funding Account immediately prior to such Refinancing plus (b) an amount equal to the sum of the products of (x) the average of the "bid" and "ask" price for each Collateral Obligation held by the Issuer (as determined in the sole discretion of the Collateral Manager) and (y) the principal balance of each such Collateral Obligation (excluding solely for purposes of this definition the unfunded commitments under any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation) plus (c) an amount equal to the sum of the products of (x) the average of the "bid" and "ask" price of each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation minus 100% and (y) the unfunded commitments under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation plus (d) an amount equal to the accrued interest on the Collateral Obligations (other than Defaulted Obligations) held by the Issuer immediately prior to such Refinancing plus (e) the sum of the "fair market values" (as determined in the sole discretion of the Collateral Manager) of each Asset not included in clauses (a) through (d) above minus (f) the Redemption Prices of the Secured Debt minus (g) any fees and expenses incurred in connection with such Refinancing and the associated supplemental indenture that are allocable to the redemption of the applicable Debt as determined by the Collateral Manager.

"Subordinated Notes": The subordinated notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Successor Entity": The meaning specified in Section 7.10(a).

"Supermajority": With respect to any Class of Debt, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Debt of such Class.

"Supplemental Reserve Account": The segregated trust account established pursuant to Section 10.3(e).

"Syndicated Tranche": With respect to any loan, a senior secured facility incurred by the Obligor of such loan that is prior in right of payment to such loan (a) so long as the outstanding principal balance and unfunded commitments of such facility does not exceed 25% of the sum of (x) the outstanding principal balance of the loan, plus (y) the outstanding principal balance and unfunded commitments of such revolving facility, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such Obligor that is pari passu with such loan and (b) which (i) have a leverage ratio of not greater than 1.5x, or (ii) have a loan-to-value of not greater than 17.5%.

"Synthetic Security": A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Target Initial Par Amount": U.S.$388,000,000.

"Target Initial Par Condition": A condition satisfied (I) as of the Effective Date or (II) with respect to any Designated Unused Proceeds or Designated Principal Proceeds after the Effective Date and on or prior to the Determination Date related to the second Payment Date after the Closing Date, on the date of such designation if the Aggregate Principal Balance of Collateral Obligations (i) that are held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together with (a) any unreceived Principal Financed Accrued Interest, (b) the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested, or committed to be reinvested, in Collateral Obligations by the Issuer on the Effective Date) and (c) without duplication of clause (a) or (b) above, amounts designated as Principal Proceeds and transferred to the Collection Account (other than any such amounts that have been reinvested or committed to be reinvested in Collateral Obligations, by the Issuer on the Effective Date), will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Defaulted Obligation shall be treated as having a Principal Balance equal to its S&P Collateral Value.

"Tax": Any tax, levy, impost, duty, charge, assessment, deduction, withholding, or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

"Tax Event": An event that occurs if either (i) (x) one or more Collateral Obligations that were not subject to withholding tax when the Issuer committed to purchase them have become subject to withholding tax or the rate of withholding has increased on one or more Collateral Obligations that were subject to withholding tax when the Issuer committed to purchase them and (y) in any Collection Period, the aggregate of the payments subject to withholding tax on new withholding tax obligations and the increase in payments subject to withholding tax on increased rate withholding tax obligations, in each case to the extent not "grossed-up" (on an after-tax basis) by the related obligor, represent 5% or more of the aggregate amount of Interest Proceeds that have been received or that is expected to be received for such Collection Period; or (ii) taxes, fees, assessments, or other similar charges are imposed on the Issuer in an aggregate amount in any twelve-month period in excess of U.S.$2,000,000, other than any deduction or withholding for or on account of any tax with respect to any payment owing in respect of any obligation that at the time of acquisition, conversion, or exchange does not satisfy the requirements of a Collateral Obligation.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Collateral Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Collateral Trustee receives written notice from the Collateral Manager or otherwise, the Collateral Trustee shall not be deemed to have notice or knowledge to the contrary.

"Tax Jurisdiction": A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including, by way of example, the Cayman Islands, Ireland, Bermuda, Curacao, St. Maarten and the Channel Islands).

"Tax Matters Partner": The meaning specified in Section 7.17(j).

"Tax Redemption": The meaning specified in Section 9.3(a) hereof.

"Temporary Regulation S Global Secured Note": The meaning specified in Section 2.2(b)(i).

"Term SOFR": The forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Term SOFR Administrator": The CME Group Benchmark Administration Limited or a successor administrator of the rate currently identified as "3 Month CME Term SOFR", as applicable.

"Term SOFR Reference Rate": The forward-looking term rate based on SOFR, as such rate is published by the Term SOFR Administrator on the Term SOFR Source.

"Term SOFR Source": The CME Market Data Platform (or any alternative source designated by CME Group Benchmark Administration Limited, as administrator of Term SOFR, from time to time) for the rate currently identified as "3 Month CME Term SOFR."

"Third Party Credit Exposure": As of any date of determination, the sum (without duplication) of the outstanding Principal Balance of each Collateral Obligation that consists of a Participation Interest.

"Third Party Credit Exposure Limits": Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P's credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or below	0%	0%

provided that a Selling Institution having an S&P credit rating of "A" must also have a short-term S&P rating of "A-1" otherwise its "Aggregate Percentage Limit" and "Individual Percentage Limit" (each as shown above) shall be 0%.

"Trading Plan": The meaning specified in Section 12.2(b).

"Trading Plan Period": The meaning specified in Section 12.2(b).

"Transaction Documents": This Indenture, the Collateral Management Agreement, the Credit Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Subordinated Note Purchase Agreements, the Master Loan Sale Agreements and the Placement Agency Agreement.

"Transfer Agent": The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Debt.

"Transfer Deposit Amount": On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding Principal Balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, and in connection with any Collateral Obligation which is a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation, an amount equal to the Net Exposure Amount thereof as of the applicable Cut-Off Date.

"Treasury Regulations": The United States Department of Treasury regulations promulgated under the Code.

"U.K. Securitization Laws": The U.K. Securitization Regulation, together with any supplementary regulatory technical standards, implementing standards and any official guidance published in relation thereto by the U.K. Financial Conduct Authority and/or the U.K. Prudential Regulation Authority, and any implementing laws or regulations.

"U.K. Securitization Regulation": Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardized securitization in the form in effect on December 31, 2020 which forms part of U.K. domestic law by virtue of the EUWA, as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 of the U.K. and (except as otherwise stated) as further amended from time to time.

"UCC": The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

"Uncertificated Security": The meaning specified in Section 8-102(a)(18) of the UCC.

"Underlying Instruments": The loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

"United States Tax Person": A "United States person" within the meaning of Section 7701(a)(30) of the Code.

"Unregistered Securities": The meaning specified in Section 5.17(c).

"Unsaleable Asset": (a) Any Defaulted Obligation (during the continuation of an Event of Default only), Equity Security, obligation received in connection with a tender offer, voluntary redemption, exchange offer, conversion, restructuring or plan of reorganization with respect to the Obligor, or other exchange or any other security or debt obligation that is part of the Assets, in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any asset, claim or other property identified in a certificate of the Collateral Manager as having a Market Value of less than U.S.$1,000, in each case with respect to which the Collateral Manager certifies to the Collateral Trustee that (x) it has made commercially reasonable efforts to dispose of such Collateral Obligation for at least 90 days and (y) in its commercially reasonable judgment such Collateral Obligation is not expected to be saleable for the foreseeable future.

"Unsecured Loan": A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

"U.S. Government Securities Business Day": Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

"U.S. Person" and "U.S. person": The meanings specified in Regulation S.

"U.S. Retention Provider": Golub Capital BDC 3 CLO 2 Depositor LLC and thereafter any successor, assignee or transferee thereof or any Person permitted under the U.S. Risk Retention Rules to hold an "eligible horizontal residual interest", an "eligible vertical interest" or any combination thereof for purposes of the U.S. Risk Retention Rules.

"U.S. Risk Retention Rules": The federal interagency credit risk retention rules, codified at 17 C.F.R. part 246.

"Volcker Rule": Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

"Weighted Average Coupon": As of any Measurement Date, the number obtained by dividing:

(a)             the amount equal to the Aggregate Coupon; by

(b)             an amount equal to the aggregate outstanding principal balance of all Fixed Rate Obligations as of such Measurement Date.

"Weighted Average Floating Spread": As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread by (b) an amount equal to the aggregate outstanding principal balance of all Floating Rate Obligations as of such Measurement Date.

"Weighted Average Life": On any date of determination with respect to any Collateral Obligation (other than any Defaulted Obligation), the number obtained by (a) summing the products obtained by multiplying (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding principal balance of such Collateral Obligation and (b) dividing such sum by the aggregate outstanding principal balance at such time of all Collateral Obligations (excluding any Defaulted Obligation); provided, that when determining the Weighted Average Life of the Collateral Obligations for the Weighted Average Life Test the Issuer and the Collateral Manager shall only take into account that portion of the aggregate outstanding principal balance that is equal to or less than the product of (1) the Reinvestment Target Par Balance and (2) 100.50% (using the Collateral Obligations that will result in the shortest Weighted Average Life) and the outstanding aggregate principal balance of all other Collateral Obligations may be excluded from the calculation thereof.

For the purposes of the foregoing, the "Average Life" is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

"Weighted Average Life Test": A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the value in the column entitled "Weighted Average Life Value" in the table below corresponding to the immediately preceding Payment Date (or, prior to the first Payment Date after the Closing Date, the Closing Date):

Weighted Average Life Value
Closing Date	8.00
April 2023	7.66
July 2023	7.41
October 2023	7.16
January 2024	6.91
April 2024	6.66
July 2024	6.41
October 2024	6.16
January 2025	5.90
April 2025	5.66
July 2025	5.41
October 2025	5.15
January 2026	4.90
April 2026	4.65
July 2026	4.40
October 2026	4.15
January 2027	3.90
April 2027	3.65
July 2027	3.40
October 2027	3.16
January 2028	2.91
April 2028	2.66
July 2028	2.41
October 2028	2.16
January 2029	1.91
April 2029	1.66
July 2029	1.41
October 2029	1.16
January 2030	0.91
April 2030	0.66
July 2030	0.41
October 2030	0.16
January 2031 and thereafter	0.00

"Weighted Average S&P Recovery Rate": As of any date of determination, the number, expressed as a percentage and determined based on the Initial Rating of the S&P Highest Ranking Class, obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation (excluding any Defaulted Obligation) by its corresponding S&P Recovery Rate, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations (excluding any Defaulted Obligations), and rounding to the nearest tenth of a percent.

"Zero Coupon Bond": Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2.            Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

For the avoidance of doubt, unless expressly stated otherwise, references herein to (i) the "redemption" of Debt shall be understood to refer, in the case of the Class A Loans, to the prepayment of the Class A Loans by the Issuer pursuant to the Credit Agreement, (ii) references to the "issuance" of Debt or to the "execution," "authentication" and/or "delivery" of Debt shall be understood to refer, in the case of the Class A Loans, to the incurrence of the Class A Loans by the Issuer pursuant to the Credit Agreement and this Indenture and (iii) in all instances where any notice is to be delivered to the Loan Agent, there shall be an implied duty that such notice be promptly delivered or made available by the Loan Agent to the Class A Lenders.

Section 1.3.             Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)            All calculations with respect to Scheduled Distributions on the Assets securing the Debt shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)            For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c)            For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations and DIP Collateral Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Payment Date.

(d)            Each Scheduled Distribution receivable with respect to a Collateral Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Debt or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.7(b)(v), Article XII and the definition of "Interest Coverage Ratio", the expected interest on the Secured Debt and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(e)            References in Section 11.1(a) to calculations and determinations made on a "pro forma basis" or to the extent such Class of Debt is the "Controlling Class" shall mean such calculations and determinations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f)             For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

(g)            If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of "Defaulted Obligation", then the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the outstanding principal balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(h)            Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Tests, the S&P Equivalent Weighted Average Rating Factor or the S&P Equivalent Diversity Score.

(i)             For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Collateral Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation as of the date of such sale or other disposition until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(j)             For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(k)            Except as expressly set forth in this Indenture, the "principal balance" and "outstanding principal balance" of a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation shall include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(l)             Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture and the Credit Agreement shall be in Dollars.

(m)           Any reference herein to an amount of the Collateral Trustee's, the Loan Agent's or the Collateral Administrator's fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360 and shall be based on the aggregate face amount of the Assets.

(n)           To the extent of any ambiguity in the interpretation of any definition or term contained herein or in the Credit Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Manager may direct the Collateral Administrator or the Collateral Trustee, as applicable, or the Collateral Administrator or the Collateral Trustee, as applicable, may, but shall not be obligated to, request direction from the Collateral Manager, as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Collateral Trustee and the Loan Agent, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(o)            For purposes of calculating the Collateral Quality Tests, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(p)            For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(q)            For all purposes where expressly used in this Indenture, the "principal balance" and "outstanding principal balance" shall exclude capitalized interest, if any.

(r)             For the purposes of the definition of Collateral Obligation, the reference to the "purchase" of an obligation shall include the purchase of an obligation with cash, the receipt of an obligation by the Issuer in connection with a Contribution and the receipt of a new obligation in connection with the redemption and re-issuance of an obligation in a cashless roll where the redemption proceeds with respect to the Collateral Obligation being redeemed are "rolled" into the new obligation.

(s)            For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(t)            Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of Assets may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication) from the Collateral Manager on which the Collateral Trustee and the Collateral Administrator may rely.

(u)            To the fullest extent permitted by applicable law and notwithstanding anything to the contrary contained in this Indenture, whenever herein the Collateral Manager is permitted or required to make a decision in its "sole discretion," "reasonable discretion" or "discretion" or under a grant of similar authority or latitude, the Collateral Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Issuer, Holders or any other Person. The intent of granting authority to act in its "discretion" to the Collateral Manager is that no other express consent of another party is required to be obtained by the Collateral Manager when acting pursuant to such grant of authority under this Indenture; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Collateral Manager.

ARTICLE II.

The Notes

Section 2.1.            Forms Generally. The Notes and the Collateral Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2.            Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Temporary Regulation S Global Secured Notes, Regulation S Global Secured Notes, Rule 144A Global Secured Notes and Rule 144A Global Subordinated Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b)             Secured Notes and Subordinated Notes.

(i)             The Secured Notes of each Class sold to Qualified Purchasers or any corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser who are not U.S. persons in offshore transactions (as defined in Regulation S) in reliance on Regulation S shall each be issued initially in the form of one temporary global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a "Temporary Regulation S Global Secured Note"), which shall be deposited on the Closing Date on behalf of the purchasers of such Secured Notes represented thereby with the Collateral Trustee, at its applicable Corporate Trust Office, as custodian for, and registered in the name of a nominee of, DTC for the account of designated agents holding on behalf of Euroclear and/or Clearstream. Prior to the end of the Distribution Compliance Period, beneficial interests in each Temporary Regulation S Global Secured Note may be held only through Euroclear or Clearstream. After the expiration of the Distribution Compliance Period, beneficial interests in a Temporary Regulation S Global Secured Note shall be exchanged for an interest in one permanent global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a "Regulation S Global Secured Note"), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Collateral Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Collateral Trustee as hereinafter provided. During the Distribution Compliance Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Secured Note shall only be made upon delivery to the Collateral Trustee by Euroclear or Clearstream, as applicable, of a certificate (a "Non-U.S. Beneficial Ownership Certification") to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit B-7 hereto, as applicable. After the expiration of the Distribution Compliance Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Secured Note shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in such Regulation S Global Secured Note is improperly withheld or refused.

(ii)            The Notes of each Class sold to Persons that are QIB/QPs shall each be issued initially in the form of one permanent global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto, in the case of the Secured Notes (each, a "Rule 144A Global Secured Note") and in the form of one permanent global Subordinated Note in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-2 hereto, in the case of the Subordinated Notes (each, a "Rule 144A Global Subordinated Note") and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Collateral Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Collateral Trustee as hereinafter provided.

(iii)            The Secured Notes sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Secured Note, are Institutional Accredited Investors (that are not Qualified Institutional Buyers) and Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-3 hereto (a "Certificated Secured Note") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Collateral Trustee as hereinafter provided.

(iv)           The Subordinated Notes sold to U.S. Persons that are Accredited Investors (that are not Qualified Institutional Buyers) and either Qualified Purchasers, Knowledgeable Employees with respect to the Issuer, the Collateral Manager, or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser or a Knowledgeable Employee with respect to the Issuer or the Collateral Manager and shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A-4 hereto (each, a "Certificated Subordinated Note" and, together with the Certificated Secured Notes, "Certificated Notes") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Collateral Trustee as hereinafter provided.

(v)            The aggregate principal amount of the Regulation S Global Secured Notes, the Rule 144A Global Secured Notes and the Rule 144A Global Subordinated Notes may from time to time be increased or decreased by adjustments made on the records of the Collateral Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)             Book Entry Provisions. This Section 2.2(c) shall apply only to Global Secured Notes and Rule 144A Global Subordinated Notes deposited with or on behalf of DTC.

The provisions of the "Operating Procedures of the Euroclear System" of Euroclear and the "Terms and Conditions Governing Use of Participants" of Clearstream, respectively, will be applicable to the Global Secured Notes and the Rule 144A Global Subordinated Notes insofar as interests in such Global Secured Notes and Rule 144A Global Subordinated Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members and owners of beneficial interests in Global Notes shall have no rights under this Indenture with respect to any Global Secured Notes or Rule 144A Global Subordinated Notes held on their behalf by the Collateral Trustee, as custodian for DTC, and DTC may be treated by the Issuer, the Collateral Trustee, and any agent of the Issuer or the Collateral Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Collateral Trustee, or any agent of the Issuer or the Collateral Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3.            Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Secured Debt and Subordinated Notes that may be authenticated and delivered under this Indenture and incurred pursuant to the Credit Agreement is limited to U.S.$386,600,000 aggregate principal amount of Debt (except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (ii) Additional Debt issued in accordance with Sections 2.13 and 3.2).

Such Debt shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Debt

Class Designation	Class A Loans	Class A Notes	Class B Notes	Subordinated
Original Principal Amount	U.S. $85,000,000	U.S. $140,000,000	U.S. $38,800,000	U.S. $122,800,000

Stated Maturity	Payment Date in January, 2034	Payment Date in January, 2034	Payment Date in January, 2034	December 14, 2122
Fixed Rate Note	No	No	No	N/A
Floating Rate Note	Yes	Yes	Yes	N/A
Interest Rate[1]	Benchmark + 2.60%	Benchmark + 2.60%	Benchmark + 3.09%	N/A
Initial Rating(s):
S&P	"AAA(sf)"	"AAA(sf)"	"AA(sf)"	N/A
Priority Classes	None	None	A	A, B
Pari Passu Classes	Class A Notes	Class A Loans	None	None
Junior Classes	B, Subordinated	B, Subordinated	Subordinated	None
Interest Deferrable	No	No	No	N/A
Re-Pricing Eligible Debt	No	Yes	Yes	N/A

1	The spread over the Benchmark for each Class of Re-Pricing Eligible Debt is subject to reduction pursuant to Section 9.8.

The Secured Debt shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof. The Subordinated Notes shall be issued in minimum denominations of U.S.$1,400,000 and integral multiples of U.S.$1.00 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4.            Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its respective Officers. The signature of such Officer on the Notes may be manual or facsimile.

Notes bearing the manual, facsimile or electronic signatures as described in Section 14.1 hereof of individuals who were at the time of execution the Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Collateral Trustee or the Authenticating Agent for authentication and the Collateral Trustee or the Authenticating Agent, upon Issuer Order (which shall be deemed to be provided upon delivery of such executed Notes), shall authenticate and deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Collateral Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Collateral Trustee or by the Authenticating Agent by the manual or electronic signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5.            Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the "Register") at the office of the Collateral Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Collateral Trustee is hereby initially appointed registrar (the "Registrar") for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

If a Person other than the Collateral Trustee is appointed by the Issuer as Registrar, the Issuer will give the Collateral Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Collateral Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Collateral Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Placement Agents or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Collateral Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. At any time, the Issuer, the Collateral Manager or the Placement Agents may request a list of Holders as reflected in the Register from the Registrar.

In addition, the Issuer, the Collateral Trustee and the Collateral Manager shall be entitled to rely conclusively upon any certificate of ownership provided to the Collateral Trustee by a beneficial owner of a Note (including a Beneficial Ownership Certificate) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Notes beneficially owned thereby. At any time, upon request of the Issuer, the Collateral Manager or the Placement Agents, the Collateral Trustee shall provide such requesting Person a copy of each Beneficial Ownership Certificate that the Collateral Trustee has received; provided, however, the Collateral Trustee shall have no obligation or duty to verify information with respect to such Beneficial Ownership Certificate and shall only be required to retain copies of such documents presented to it.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Collateral Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Collateral Trustee may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Registrar or the Collateral Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)            No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c)            No transfer of any ERISA Restricted Note (or any interest therein) will be effective if after giving effect to such transfer 25% or more of the Aggregate Outstanding Amount of any class of the ERISA Restricted Notes would be held by Persons who have represented that they are Benefit Plan Investors. For purposes of these calculations and all other calculations required by this sub-section, (A) any Notes of the Issuer held by a Person (other than a Benefit Plan Investor) who is a Controlling Person, the Collateral Trustee, the Collateral Manager, the Retention Holder, the Placement Agents or any of their respective affiliates (other than those interests held by a Benefit Plan Investor) shall be disregarded and not treated as Outstanding and (B) an "affiliate" of a Person shall include any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and "control" with respect to a Person other than an individual shall mean the power to exercise a controlling influence over the management or policies of such Person. The Collateral Trustee shall be entitled to rely exclusively upon the information set forth in the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Bank Officer of the Collateral Trustee actually knows to be so held shall be so disregarded. In addition, no ERISA Restricted Notes in the form of a Global Note (other than ERISA Restricted Notes in the form of a Global Note (x) purchased from the Issuer as part of the initial offering on the Closing Date or (y) transferred to accounts managed by the Collateral Manager or its affiliates (other than any Benefit Plan Investor) following the Closing Date with the consent of the Issuer and the Collateral Manager) may be held by or transferred to a Benefit Plan Investor or Controlling Person and each beneficial owner of an ERISA Restricted Note in the form of a Global Note acquiring its interest in the ERISA Restricted Notes in the initial offering on the Closing Date shall provide to the Issuer a written certification in the form of Exhibit B-5 attached hereto.

(d)            Each subsequent transferee of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to have agreed to comply with Section 2.12.

(e)            Notwithstanding anything contained herein to the contrary, the Collateral Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Collateral Trustee by a prospective transferor or transferee, the Collateral Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

(f)             Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(f).

(i)             Rule 144A Global Secured Note to Temporary Regulation S Global Secured Note or Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for, during the Distribution Compliance Period, an interest in a corresponding Temporary Regulation S Global Secured Note, or after the Distribution Compliance Period, to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder; provided that such holder or, in the case of a transfer, the transferee is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Temporary Regulation S Global Secured Note or Regulation S Global Secured Note, as applicable. Upon receipt by the Registrar of (A) instructions given in accordance with DTC's procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Temporary Regulation S Global Secured Note or Regulation S Global Secured Note, as applicable, but not less than the minimum denomination applicable to such holder's Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is not a U.S. person, and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Temporary Regulation S Global Secured Note or the Regulation S Global Secured Note, as applicable, by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Temporary Regulation S Global Secured Note or Regulation S Global Secured Note, as applicable, equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

(ii)             Temporary Regulation S Global Secured Note or Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in, during the Distribution Compliance Period, a Temporary Regulation S Global Secured Note or, after the Distribution Compliance Period, a Regulation S Global Secured Note, as applicable, deposited with DTC wishes at any time to exchange its interest in such Temporary Regulation S Global Secured Note or Regulation S Global Secured Note, as applicable, for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Temporary Regulation S Global Secured Note or such Regulation S Global Secured Note, as applicable, to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Temporary Regulation S Global Secured Note or such Regulation S Global Secured Note, as applicable, but not less than the minimum denomination applicable to such holder's Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Temporary Regulation S Global Secured Note or such Regulation S Global Secured Note, as applicable, reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Temporary Regulation S Global Secured Note or the Regulation S Global Secured Note, as applicable, by the aggregate principal amount of the beneficial interest in the Temporary Regulation S Global Secured Note or the Regulation S Global Secured Note, as applicable, to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Temporary Regulation S Global Secured Note or the Regulation S Global Secured Note, as applicable.

(iii)            Global Secured Note to Certificated Secured Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Secured Note (other than a Temporary Regulation S Global Secured Note) deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee (and, in the case of ERISA Restricted Notes, a certificate substantially in the form of Exhibit B-5) and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Collateral Trustee, deliver one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(iv)            Temporary Regulation S Global Secured Note to Regulation S Global Secured Note. Interests in a Temporary Regulation S Global Secured Note may be exchanged after the Distribution Compliance Period for interests in a Regulation S Global Secured Note. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Secured Note, and the Notes evidenced thereby, shall in all respects be entitled to the same benefits under this Indenture as the Regulation S Global Secured Note and Rule 144A Global Secured Note authenticated and delivered hereunder.

(v)             Distribution Compliance Period. Prior to the termination of the Distribution Compliance Period with respect to the issuance of the Notes, transfers of interests in the Temporary Regulation S Global Secured Notes to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (ii) above. The Collateral Trustee shall be entitled to assume that the Distribution Compliance Period ends on the 40th day following the Closing Date, except to the extent notified to the contrary by the Issuer or the Collateral Manager on the Issuer's behalf.

(g)            Transfers of Certificated Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(g).

(i)             Certificated Secured Notes to Global Secured Notes. If a holder of a Certificated Secured Note wishes at any time to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Registrar of (A) a Holder's Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or Exhibit B-3 (as applicable) (and, in the case of ERISA Restricted Notes, a certificate substantially in the form of Exhibit B-5) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-6 or B-7 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC's procedures containing information regarding the Agent Member's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

(ii)             Certificated Secured Notes to Certificated Secured Notes. Upon receipt by the Registrar of (A) a Holder's Certificated Secured Note properly endorsed for assignment to the transferee, and (B) certificates substantially in the form of Exhibit B-2 attached hereto (and, in the case of ERISA Restricted Notes, certificates substantially in the form of Exhibit B-5) executed by the transferee, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Collateral Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in authorized denominations.

(h)             Transfers and exchanges of Subordinated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(h).

(i)             Certificated Subordinated Note to Certificated Subordinated Note. Upon receipt by the Registrar of (A) a Holder's Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-4 and B-5 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Collateral Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in authorized denominations.

(ii)             Rule 144A Global Subordinated Note to Certificated Subordinated Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Rule 144A Global Subordinated Note deposited with DTC wishes at any time to transfer its interest in such Rule 144A Global Subordinated Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Subordinated Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibits B-4 and B-5 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Subordinated Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Collateral Trustee, deliver one or more corresponding Certificated Subordinated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Rule 144A Global Subordinated Note transferred by the transferor), and in authorized denominations.

(iii)            Certificated Subordinated Notes to Rule 144A Global Subordinated Notes. If a holder of a Certificated Subordinated Note wishes at any time to transfer such Certificated Subordinated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Rule 144A Global Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Subordinated Note for a beneficial interest in a corresponding Rule 144A Global Subordinated Note. Upon receipt by the Registrar of (A) a Holder's Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-8 attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-9 attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Rule 144A Global Subordinated Note in an amount equal to the Certificated Subordinated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC's procedures containing information regarding the Agent Member's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Subordinated Note equal to the principal amount of the Certificated Subordinated Note transferred or exchanged.

(i)             If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Collateral Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Collateral Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the 1940 Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Collateral Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(j)             Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Secured Note or a Rule 144A Global Subordinated Note will be deemed to have represented and agreed as follows:

(i)             In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, the Placement Agents, the Collateral Trustee, the Collateral Administrator, the Loan Agent, the Retention Holder or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Collateral Trustee, the Collateral Administrator, the Loan Agent, the Placement Agents, the Retention Holder or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Collateral Trustee, the Collateral Administrator, the Loan Agent, the Placement Agents, the Retention Holder or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note or a Rule 144A Global Subordinated Note)  both (a) a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(d) or (a)(1)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (2) (in the case of a beneficial owner of an interest in a Regulation S Global Secured Note) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is not a "U.S. person" as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

(ii)             (x) With respect to the Secured Notes (other than any ERISA Restricted Notes), (A) if such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if such Person is, or is acting on behalf of, a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, such Person's acquisition, holding and disposition of such Note will not constitute or result in a non-exempt violation of any such Other Plan Law.

(y) With respect to an ERISA Restricted Note or any interest therein (1) if it is a purchaser of ERISA Restricted Notes from the Issuer as part of the initial offering on the Closing Date, it will be required to represent and warrant (a) whether or not it is or will be, or is or will be acting on behalf of, a Benefit Plan Investor for so long as it holds such ERISA Restricted Notes or interest therein, (b) whether or not it is or will be a Controlling Person for so long as it holds such ERISA Restricted Notes or interest therein and (c) (i) if it is, or is acting on behalf of, a Benefit Plan Investor, that its acquisition, holding and disposition of such ERISA Restricted Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) if it is, or is acting on behalf of, a governmental, church, non-U.S. or other plan, (x) it is not, and for so long as it holds such ERISA Restricted Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, holding and disposition of such ERISA Restricted Notes does not and will not constitute or result in a non-exempt violation of any Other Plan Law, (2) if it is a purchaser or subsequent transferee, as applicable, of an interest in an ERISA Restricted Note in the form of a Global Note transferred to accounts managed by the Collateral Manager or its affiliates following the Closing Date with the consent of the Issuer and the Collateral Manager, it will be required to represent and warrant to the Collateral Trustee that (a) it is not, and for so long as it holds an interest in such ERISA Restricted Notes or interest therein will not be, a Benefit Plan Investor or acting on behalf of a Benefit Plan Investor, (b) it is, for so long as it holds such ERISA Restricted Notes or interest therein, a Controlling Person, (c) if it is, or is acting on behalf of, a governmental, church, non-U.S. or other plan, (x) it will not, and for so long as it holds such ERISA Restricted Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, holding and disposition of such ERISA Restricted Notes does not and will not constitute or result in a non-exempt violation of any Other Plan Law, and (3) each purchaser or subsequent transferee, as applicable, of an interest in an ERISA Restricted Note in the form of a Global Note other than from the Issuer as part of the initial offering on the Closing Date and other than as specified in clause (2) above, on each day from the date on which such beneficial owner acquires its interest in such ERISA Restricted Notes through and including the date on which such beneficial owner disposes of its interest in such ERISA Restricted Notes, will be deemed to have represented and agreed that (a) it is not, and is not acting on behalf of, a Benefit Plan Investor and it is not a Controlling Person and (b) if it is, or is acting on behalf of, a governmental, church, non-U.S. or other plan, (x) it is not, and for so long as it holds such ERISA Restricted Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, holding and disposition of such ERISA Restricted Notes will not constitute or result in a non-exempt violation of any Other Plan Law.

(iii)            Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that the Issuer has not been registered under the 1940 Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

(iv)           Such beneficial owner is aware that, except as otherwise provided herein, any Secured Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes and that in each case beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(v)            Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Secured Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(vi)           Such beneficial owner consents on behalf of itself to the Issuer's acquisition of the initial Collateral Obligations.

(vii)          Such beneficial owner is obtaining such beneficial interest in compliance with certain restrictions imposed during the Distribution Compliance Period.

(k)            Each Person who becomes an owner of a Certificated Secured Note will be required to make the representations and agreements set forth in Exhibit B-2. Each Person who purchases an interest in an ERISA Restricted Note in the form of a Global Note directly from the Issuer as part of the initial offering on the Closing Date will be required to make the representations and agreements set forth in Exhibit B-5. Each account managed by the Collateral Manager or its affiliates who is transferred a beneficial interest in an ERISA Restricted Note in the form of a Global Note following the Closing Date with the consent of the Issuer and the Collateral Manager will be required to make the representations and agreements set forth in Exhibit B-5. Each Person who becomes an owner of a Certificated Subordinated Note (including a transfer of an interest in a Rule 144A Global Subordinated Note to a transferee acquiring a Subordinated Note in certificated form) will be required to make the representations and agreements set forth in Exhibit B-4 and each Person who becomes an owner of a Certificated ERISA Restricted Note (including a transfer of an interest in an ERISA Restricted Note in the form of a Global Note to a transferee acquiring an ERISA Restricted Note in certificated form) will be required to make the representations and agreements set forth in Exhibit B-5.

(l)             Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(m)           To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Collateral Trustee and the Loan Agent impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(n)           The Registrar, the Collateral Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Collateral Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Collateral Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(o)            For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Placement Agents may hold a position in a Regulation S Global Secured Note prior to the distribution of the applicable Notes represented by such position.

(p)            Neither the Collateral Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.6.            Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Collateral Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Collateral Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Collateral Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Collateral Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Collateral Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Collateral Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer, the Collateral Trustee or the applicable Transfer Agent may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Collateral Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7.            Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Debt of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below; provided that, for the avoidance of doubt, with respect to any payment of interest on a Redemption Date, such interest shall be determined in accordance with the calculation above solely for the period from, and including, the first day of such Interest Accrual Period through, but excluding, such Redemption Date; provided further that, with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from and including, the applicable Re-Pricing Date. Payment of interest on each Class of Secured Debt (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. Interest will cease to accrue on any Secured Debt, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A Debt, or if no Class A Debt is Outstanding, any Class B Notes shall accrue at the Interest Rate for such Class until paid as provided herein.

(b)             The principal of the Secured Debt of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Debt becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Debt (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Debt, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Debt or any Redemption Date or Re-Pricing Date, as applicable), because of insufficient funds therefor shall not be considered "due and payable" for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c)             Principal payments on the Debt will be made in accordance with the Priority of Payments and Article IX.

(d)           The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States Tax Person) or other certification acceptable to it to enable the Issuer, the Collateral Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including, without limitation, any cost basis reporting obligations) and the delivery of any information required to prevent the Issuer from being subject to withholding and to determine if payments by the Issuer are subject to withholding. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Debt as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Debt (including any amounts deducted on account of FATCA). Nothing herein shall be construed to obligate the Paying Agent or the Collateral Trustee to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e)            Payments in respect of interest on and principal of Secured Debt and any payment with respect to any Subordinated Note shall be made by the Collateral Trustee or by a Paying Agent in Dollars (i) to DTC or its designee with respect to a Global Secured Note or Rule 144A Global Subordinated Note, to a Dollar account maintained by DTC or its nominee with respect to a Global Secured Note or a Rule 144A Global Subordinated Note, (ii) to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds and (iii) to the Loan Agent, for distribution to the Class A Lenders, in the case of the Class A Loans; provided that in the case of a Certificated Note or Class A Loan the Holder thereof shall have provided written wiring instructions to the Collateral Trustee and (in the case of the Class A Loans) the Loan Agent on or before the related Record Date. Upon final payment due on the Maturity of (x) any Notes, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Collateral Trustee or at the office of any Paying Agent and (y) the Class A Loans, the Holder thereof shall present and surrender the lender note (if any) representing such Class A Loan to the Corporate Trust Office of the Loan Agent in accordance with the Credit Agreement, in each case, on or prior to such Maturity; provided that if the Collateral Trustee, the Loan Agent and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Collateral Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. None of the Issuer, the Collateral Trustee, the Collateral Manager nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Secured Note or Rule 144A Global Subordinated Note. In the case where any final payment of principal and interest is to be made on any Secured Debt (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Collateral Trustee or the Loan Agent (as applicable) in the name and at the expense of the Issuer shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Notes, original principal amount of Subordinated Notes and the place where such Notes may be presented and surrendered for such payment.

(f)             Payments of principal to Holders of the Secured Debt of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Debt of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Debt of such Class on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g)            Interest accrued with respect to the Floating Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)            All reductions in the principal amount of a Note (or one or more predecessor Notes) or the Class A Loan effected by payments of installments of principal made on any Payment Date, Redemption Date or Re-Pricing Date, as applicable, shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i)             Notwithstanding any other provision of this Indenture or the Credit Agreement, the obligations of the Issuer under the Notes, the Class A Loans and the Transaction Documents are limited recourse obligations of the Issuer, payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture or the Credit Agreement, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, trustee, beneficial owner, partner, member, employee, shareholder, authorized Person or incorporator of the Issuer, the Collateral Manager, the Retention Holder or their respective Affiliates, successors or assigns for any amounts payable under the Debt, this Indenture or the Credit Agreement. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt, this Indenture or the Credit Agreement or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Debt, this Indenture or the Credit Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j)             Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8.            Persons Deemed Owners. The Issuer, the Collateral Trustee and any agent of the Issuer or the Collateral Trustee shall treat as the owner of the Debt the Person in whose name such Debt is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Debt and on any other date for all other purposes whatsoever (whether or not such Debt is overdue), and none of the Issuer, the Collateral Trustee, the Loan Agent or any agent of the Issuer, the Collateral Trustee or the Loan Agent shall be affected by notice to the contrary.

Section 2.9.            Cancellation. All Notes surrendered for payment, cancellation pursuant to Section 9.7, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Collateral Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, gift, donation or other cause or event) except for payment as provided herein, for cancellation pursuant to Section 9.7 or for registration of transfer, exchange or redemption in accordance with Article IX hereof (in the case of a Special Redemption or a mandatory redemption, only to the extent that such Special Redemption or mandatory redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Collateral Trustee, be delivered to the Collateral Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Collateral Trustee shall be destroyed or held by the Collateral Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.10.          DTC Ceases to be Depository. (a) A Global Secured Note or Rule 144A Global Subordinated Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Secured Note or Rule 144A Global Subordinated Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Secured Note or Rule 144A Global Subordinated Note.

(b)            Any Global Secured Note or Rule 144A Global Subordinated Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Collateral Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Secured Note or Rule 144A Global Subordinated Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Secured Note or Rule 144A Global Subordinated Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)            Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Secured Note or Rule 144A Global Subordinated Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)            In the event of the occurrence of any of the events specified in clause (B) of sub-section (a) of this Section 2.10, the Issuer will promptly make available to the Collateral Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Secured Notes or Rule 144A Global Subordinated Notes as required by sub-section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Secured Note or Rule 144A Global Subordinated Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner's interest in the Global Secured Note or Rule 144A Global Subordinated Note) as if corresponding Certificated Notes had been issued; provided that the Collateral Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit C) and/or other forms of reasonable evidence of such ownership.

Neither the Collateral Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11.          Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, (x) any transfer of a beneficial interest in any Secured Note to a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) and (y) any transfer of a beneficial interest in any Subordinated Note to a U.S. person that is not (A) a Qualified Institutional Buyer or an Accredited Investor and (B) a Qualified Purchaser, a Knowledgeable Employee with respect to the Issuer, Collateral Manager or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser or a Knowledgeable Employee with respect to the Issuer or Collateral Manager shall be null and void and any such purported transfer of which the Issuer, the Collateral Trustee or the Loan Agent shall have notice may be disregarded by the Issuer, the Collateral Trustee and the Loan Agent for all purposes.

(b)             If (w) any U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) shall become the Holder or beneficial owner of an interest in any Secured Note or (x) any U.S. person that is not both (i) a Qualified Institutional Buyer or an Accredited Investor and also (ii) a Qualified Purchaser, a Knowledgeable Employee with respect to the Issuer or the Collateral Manager or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser or a Knowledgeable Employee with respect to the Issuer or the Collateral Manager shall become the Holder or beneficial owner of an interest in a Subordinated Note or (y) any non-U.S. person that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall become the holder or beneficial owner of an interest in any Note (any such Person a "Non-Permitted Holder"), the acquisition of such Note by such holder shall be null and void ab initio. The Issuer shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Collateral Trustee or upon notice to the Issuer from the Collateral Trustee (if a Bank Officer of the Collateral Trustee obtains actual knowledge), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in such Notes to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Collateral Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Collateral Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)             Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any ERISA Restricted Note to a Person who has made an ERISA-related representation required by Section 2.5(c) that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Collateral Trustee shall have notice may be disregarded by the Issuer and the Collateral Trustee for all purposes.

(d)            If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes Benefit Plan Investors to hold 25% or more of the value of any class of the ERISA Restricted Notes (any such Person a "Non-Permitted ERISA Holder"), the Issuer shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice to the Issuer from the Collateral Trustee (if a Bank Officer of the Collateral Trustee obtains actual knowledge), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer its interest in such Notes to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer its interest in such Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Non-Permitted ERISA Holder's interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by the Issuer in its sole discretion. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Collateral Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Collateral Trustee, the Loan Agent or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12.           Treatment and Tax Certification. (a) Each Holder of a Secured Note (or any interest therein) will be deemed to have represented and agreed to treat the Secured Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(b)            Each Holder of a Subordinated Note (or any interest therein) will be deemed to have represented and agreed to treat the Subordinated Notes as equity for U.S. federal, state and local income and franchise tax purposes.

(c)             Each Holder of a Note (or any interest therein) will be deemed to have agreed and understood that the failure to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a United States Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a United States Tax Person) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

(d)             Each Holder of a Subordinated Note (or any interest therein) will be deemed to have represented and warranted that it is a United States Tax Person, and will be deemed to have agreed to provide the Issuer and the Collateral Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form), and will acknowledge that if it fails to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Note shall be void ab initio.

(e)            Each Holder of a Note will be deemed to have agreed to provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, each purchaser and subsequent transferee of such Notes (or any interest therein) understands and acknowledges, and will be deemed to have understood and acknowledged, that the Issuer has the right under this Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

(f)             Each Holder of a Secured Note (or any interest therein) that is not a United States Tax Person will be deemed to have represented that either (i) it is not (A) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (B) a "10 percent shareholder" with respect to the Issuer within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code, or (C) a "controlled foreign corporation" that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code; (ii) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (iii) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Secured Notes are effectively connected with the conduct of a trade or business in the United States.

(g)            Each Holder of a Subordinated Note (or any interest therein) will be deemed to have represented, acknowledged and agreed that (i) such Subordinated Note (or any interest therein) may not be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, Subchapter S corporation or grantor trust unless (A) (x) except in the case of the Retention Holder, none of the direct or indirect beneficial owners of any interest in such person have or ever will have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes (and any other interest treated as equity in the Issuer for U.S. federal income tax purposes), and (y) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes and any other equity interests of the Issuer to permit any partnership to satisfy the 100 partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (B) such person obtains written advice of Dechert LLP or Paul Hastings LLP, or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation; (ii) it will not participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer's assets, or the results of the Issuer's operations) or the Subordinated Notes; (iii) it will not acquire, or sell, transfer, assign, participate, pledge or otherwise dispose of the Subordinated Note (or any interest therein) or cause the Subordinated Note (or any interest therein) to be marketed, (A) on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (B) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the combined number of holders of the Subordinated Notes and any other equity interests in the Issuer to be more than 90 and (iv) it acknowledges and agrees that any sale, transfer, assignment, participation, pledge, or other disposition of the Subordinated Note (or any interest therein) that would violate any of the preceding clauses (i) through (iii) or otherwise cause the Issuer to be unable to rely on the "private placement" safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in the Subordinated Note to any Person that does not agree to be bound by this clause (g).

(h)             Each Holder of a Secured Note (or any interest therein) that is not a United States Tax Person will be deemed to have represented and agreed that it is not and will not become a member of an "expanded group" (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if either (i) the Issuer is an entity disregarded as separate from such domestic corporation for U.S. federal income tax purposes or (ii) the Issuer is a "controlled partnership" (within the meaning of the regulations) with respect to such expanded group or an entity disregarded as separate from such controlled partnership for U.S. federal income tax purposes.

(i)             Each Holder of a Subordinated Note (or any interest therein) will be deemed to have acknowledged and agreed that, for so long as the Issuer is classified as a partnership for U.S. federal income tax purposes, it shall not acquire any Subordinated Notes (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would result in the Issuer being treated as a disregarded entity for U.S. federal income tax purposes.

(j)             Each Holder of a Subordinated Note (or any interest therein) will be deemed to have acknowledged and agreed that, for so long as the Issuer is disregarded as separate from it for U.S. federal income tax purposes, a Note may not be transferred by it (except to a person that is disregarded as separate from such holder or beneficial owner for U.S. federal income tax purposes), unless it has received written advice of Dechert LLP or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not result in the Issuer becoming classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not cause the Issuer to be subject to U.S. federal income tax on a net basis.

(k)             Each Holder of a Subordinated Note (or any interest therein) will be deemed to have acknowledged and agreed that, it shall not transfer any Secured Note (except to a Person that is disregarded as separate from it for U.S. federal income tax purposes) if at any time prior to such transfer the Issuer was disregarded as separate from such holder for U.S. federal income tax purposes, unless it shall have received written advice of Dechert LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that, immediately following such transfer, such Note and other outstanding Notes of the same Class (other than any Notes that it holds immediately after such transfer) will be fungible for U.S. federal income tax purposes.

(l)             Each Holder of a Subordinated Note (or any interest therein) will be deemed to have agreed to deliver to the transferee, with a copy to the Collateral Trustee, prior to the transfer of such Note (or any interest therein), a properly completed certificate, in a form reasonably acceptable to the transferee and the Collateral Trustee, stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a "Non-Foreign Status Certificate"). Each holder or beneficial owner of a Subordinated Note (or any interest therein) will be deemed to have acknowledged that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of such Note.

(m)             Each Holder of a Note (or any interest therein) will be deemed to have agreed that it will indemnify the Issuer, the Collateral Trustee and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such Holder to comply with its obligations under the Note. The indemnification will continue with respect to any period during which the Holder held a Note (or any interest therein), notwithstanding the Holder ceasing to be a Holder of the Note.

Section 2.13.           Additional Issuance. (a) At any time within the Reinvestment Period (or, in the case of an issuance solely of additional Subordinated Notes or Junior Mezzanine Notes, at any time), the Issuer may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue or incur, as applicable, (i) Additional Debt of each Class (on a pro rata basis with respect to each Class of Debt that is subordinate to the Class A Debt, except that a larger proportion of Subordinated Notes may be issued) and/or (ii) additional Subordinated Notes and/or additional notes of any one or more new classes of notes that are fully subordinated to the existing Secured Debt (or to the most junior class of securities of the Issuer (other than the Subordinated Notes) issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Secured Debt and the Subordinated Notes is then outstanding) (such additional notes, "Junior Mezzanine Notes") and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture (including Permitted Uses); provided that the following conditions are met:

(i)             the Collateral Manager and the U.S. Retention Provider each consents to such issuance or incurrence and such issuance and incurrence is consented to by a Supermajority of the Subordinated Notes;

(ii)             the aggregate principal amount of Additional Debt of any Class issued or incurred in all additional issuances or incurrences shall not exceed 100% of the respective original outstanding principal amount of the Debt of such Class;

(iii)             the terms of the Debt issued or incurred must be identical to the respective terms of previously issued or incurred Debt of the applicable Class (except that the interest due on additional Secured Debt will accrue from the issue or incurrence date of such additional Secured Debt and that the interest rate and price of such Debt may be lower (but not higher) than those of the initial Debt of that Class) and such additional issuance or incurrence shall not be considered a Refinancing hereunder;

(iv)            unless only additional Subordinated Notes or Junior Mezzanine Notes are being issued, the S&P Rating Condition shall have been satisfied;

(v)             the net proceeds of the issuance of any additional Subordinated Notes shall be deposited in the Supplemental Reserve Account and employed in connection with any Permitted Use; provided that this subclause (v) shall only apply if such additional Subordinated Notes are the only Debt included in such additional issuance;

(vi)            the proceeds of any Additional Debt (net of fees and expenses incurred in connection with such issuance or incurrence) shall be treated as Principal Proceeds, used to purchase additional Collateral Obligations or, solely in the case of (x) additional Subordinated Notes in excess of the amount of additional Subordinated Notes that would be on a pro rata basis with respect to each Class of Debt that is subordinate to the Class A Debt and (y) Junior Mezzanine Notes other than additional Subordinated Notes and Junior Mezzanine Notes, as another Permitted Use;

(vii)           to the extent such issuance or incurrence would be of additional Secured Debt (other than in connection with a Risk Retention Issuance), the prior written consent of a Majority of the Controlling Class has been obtained;

(viii)          the Overcollateralization Ratio with respect to each Class of Debt shall not be reduced after giving effect to such issuance or incurrence;

(ix)             written advice from Dechert LLP or Paul Hastings LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Issuer (with a copy to the Collateral Trustee), in form and substance satisfactory to the Collateral Manager, to the effect that (A) such additional issuance will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis and (B) any additional Secured Debt (other than Subordinated Notes) will be characterized as indebtedness for U.S. federal income tax purposes; provided, however, that the advice or opinion described in this clause (B) will not be required with respect to any additional Secured Debt that bear a different CUSIP number (or equivalent identifier) from the Secured Debt of the same Class that are outstanding at the time of the additional issuance;

(x)             such issuance or incurrence is accomplished in a manner that allows the independent accountants of the Issuer to accurately provide the tax information relating to original issue discount that this Indenture requires to be provided to the Holders of Secured Debt (including the Additional Debt); and

(xi)             an Officer's certificate of the Issuer shall be delivered to the Collateral Trustee (and, in the case of the additional incurrence of Class A Loans, the Loan Agent) stating that the conditions of this Section 2.13(a) have been satisfied.

(b)            The terms and conditions of the Additional Debt of each Class issued or incurred pursuant to this Section 2.13 shall be identical to those of the initial Debt of that Class (except that the interest due on the Additional Debt that is Secured Debt shall accrue from the issue date of such Additional Debt and the interest rate and price of such Additional Debt may be lower (but not higher) than those of the initial Debt of that Class). Interest on the Additional Debt that are Secured Debt shall be payable commencing on the first Payment Date following the issue date of such Additional Debt (if issued or incurred prior to the applicable Record Date). The Additional Debt shall rank pari passu in all respects with the initial Debt of that Class.

(c)            Except with respect to a Risk Retention Issuance, any Additional Debt of each Class issued pursuant to this Section 2.13 shall, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of Debt of such Class.

(d)            In addition, Additional Debt may be issued or incurred in connection with any Refinancing of the Secured Debt in whole without regard to the restrictions in this Section 2.13.

(e)             For the avoidance of doubt, at any time the Holders of the Subordinated Notes may make additional capital contributions to the Issuer.

ARTICLE III.

Conditions Precedent

Section 3.1.            Conditions to Issuance of Debt on Closing Date. The Debt to be issued on the Closing Date may be executed by the Issuer and delivered to the Collateral Trustee for authentication and thereupon the same shall be authenticated and delivered by the Collateral Trustee upon Issuer Order and upon receipt by the Collateral Trustee of the following:

(i)             Officers' Certificate of the Issuer Regarding Corporate Matters. An Officer's certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Credit Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Master Loan Sale Agreements and related transaction documents and in each case the execution, authentication and delivery of the Debt applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Debt to be authenticated and delivered and the Stated Maturity and principal amount of Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)             Governmental Approvals. From the Issuer (A) a certificate of the Issuer or other official document evidencing the approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other approval or consent of any governmental body is required for the valid issuance of the Debt or (B) an Opinion of Counsel of the Issuer that no such approval or consent of any governmental body is required for the valid issuance of the Debt except as has been given.

(iii)            U.S. Counsel Opinions. Opinions of (A) Dechert LLP, U.S. counsel to the Issuer, the Collateral Manager, the Retention Holder and special U.S. tax counsel to the Issuer, (B) Clark Hill PLC, Delaware counsel to the Issuer, (C) Dentons US LLP, counsel to the Collateral Trustee and Collateral Administrator and (D) Porter Hedges LLP, counsel to the Collateral Administrator, each dated the Closing Date.

(iv)            Officers' Certificate of the Issuer Regarding Indenture. An Officer's certificate of the Issuer stating that, to the best of the signing Officer's knowledge, the Issuer is not in default under this Indenture and that the issuance of the Debt applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Debt applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Debt or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer's certificate of the Issuer shall also state that, to the best of the signing Officer's knowledge, all of its representations and warranties contained herein are true and correct as of the Closing Date.

(v)            Transaction Documents. An executed counterpart of each Transaction Document.

(vi)            Certificate of the Collateral Manager. An Officer's certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(A)             the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)             each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of "Collateral Obligation";

(C)             the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(D)             the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding commitments to purchase, or identified for purchase on or prior to the Closing Date is at least U.S.$388,000,000.

(vii)             Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer's right, title and interest in and to the Collateral Obligations pledged to the Collateral Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(viii)             Certificate of the Issuer Regarding Assets. An Officer's certificate of the Issuer, dated as of the Closing Date, to the effect that:

(A)             in the case of each Collateral Obligation pledged to the Collateral Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date:

(I)             the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II)             the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III)             the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV)             the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Collateral Trustee;

(V)             based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

(VI)             (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), each Collateral Obligation included in the Assets satisfies the requirements of the definition of "Collateral Obligation" and (ii) the requirements of Section 3.1(vii) have been satisfied; and

(VII)             upon the Grant by the Issuer, the Collateral Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(B)             based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding commitments to purchase, or identified for purchase on or prior to the Closing Date is at least U.S.$388,000,000.

(ix)             Rating Letter. An Officer's certificate of the Issuer to the effect that it has received a letter from the Rating Agency and confirming that each Class of Secured Debt has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(x)             Accounts. Evidence of the establishment of each of the Accounts.

(xi)             Issuer Order for Deposit of Funds into Accounts. (A) An Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$72,032,688.89 from the proceeds of the issuance and incurrence of the Debt into the Ramp-Up Account for use pursuant to Section 10.3(c), (B) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$1,066,500.00 from the proceeds of the issuance and incurrence of the Debt into the Expense Reserve Account as Interest Proceeds for use pursuant to Section 10.3(d) and (C) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the Interest Reserve Amount from the proceeds of the issuance and incurrence of the Debt into the Interest Reserve Account as Interest Proceeds for use pursuant to Section 10.3(f).

(xii)           Other Documents. Such other documents as the Collateral Trustee may reasonably require; provided that nothing in this clause (xiii) shall imply or impose a duty on the part of the Collateral Trustee to require any other documents.

In addition, upon the execution and delivery of this Indenture and the issuance of the Notes, the Collateral Trustee is authorized and directed to release from the lien of this Indenture the amount from the proceeds of the issuance of the Notes designated by the Issuer to pay the aggregate purchase price owing under the Master Loan Sale Agreements.

Section 3.2.            Conditions to Additional Issuance. Additional Debt to be issued on an Additional Debt Closing Date pursuant to Section 2.13 may be executed by the Issuer and delivered to the Collateral Trustee (solely in the case of additional Notes) for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Collateral Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Collateral Trustee and the Loan Agent of the following:

(i)             Officers' Certificates of the Issuer Regarding Corporate Matters. An Officer's certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of a supplemental indenture pursuant to Section 8.1(a)(xii) and the execution, authentication and delivery of the Additional Debt applied for by it, and specifying the Stated Maturity, the principal amount and Interest Rate of each Class of such Additional Debt that is Secured Debt and the Stated Maturity and principal amount of the Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of such Resolution is a true and complete copy thereof, (2) such Resolutions have not been rescinded and are in full force and effect on and as of the Additional Debt Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)            Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Debt or (B) an Opinion of Counsel of the Issuer to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Debt except as have been given (provided that the opinion delivered pursuant to Section 3.2(iii) may satisfy the requirement).

(iii)           U.S. Counsel Opinions. Opinions of Dechert LLP, U.S. counsel to the Issuer or other counsel, dated as of the Additional Debt Closing Date, in form and substance satisfactory to the Issuer. An opinion of Special Tax Counsel or tax counsel of nationally recognized standing in the United States experienced in such matters delivered pursuant to Section 2.13(a)(ix).

(iv)           Officers' Certificates of the Issuer Regarding Indenture. An Officer's certificate of the Issuer stating that the Issuer is not in default under this Indenture and that the issuance of the Additional Debt applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the supplemental indenture pursuant to Section 8.1(a)(xii) relating to the authentication and delivery of the Additional Debt applied for have been complied with and that the authentication and delivery of the Additional Debt is authorized or permitted under this Indenture and the supplemental indenture entered into in connection with such Additional Debt; and that all expenses due or accrued with respect to the offering of the Additional Debt or relating to actions taken on or in connection with the Additional Debt Closing Date have been paid or reserved. The Officer's certificate of the Issuer shall also state that, to the best of the signing Officer's knowledge, all of its respective representations and warranties contained herein are true and correct as of the Additional Debt Closing Date.

(v)            Accountants' Report. An Accountants' Report in form and content satisfactory to the Issuer (A) if applicable, comparing the issuer, Principal Balance, coupon/spread, Stated Maturity, S&P Rating and country of Domicile with respect to each Collateral Obligation pledged in connection with the issuance of such Additional Debt and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, if additional Assets are pledged directly in accordance with such Additional Debt issuance and (B) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement; provided that if only additional Subordinated Notes are being issued, no such Accountants' Report shall be required.

(vi)           S&P Rating Condition. Unless only additional Subordinated Notes are being issued, evidence that the S&P Rating Condition has been satisfied with respect to such issuance of Additional Debt.

(vii)          Other Documents. Such other documents as the Collateral Trustee may reasonably require; provided that nothing in this clause (viii) shall imply or impose a duty on the Collateral Trustee to so require any other documents.

The Collateral Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described or delivered pursuant to this Section 3.2, and to assume the genuineness and due authorization of each signature appearing thereon.

Prior to any Additional Debt Closing Date, the Collateral Trustee shall provide to the Holders notice of such issuance of Additional Debt as soon as reasonably practicable but in no case less than fifteen (15) days prior to the Additional Debt Closing Date; provided that the Collateral Trustee shall receive such notice at least five (5) Business Days prior to the 15th day prior to such Additional Debt Closing Date. On or prior to any Additional Debt Closing Date, the Collateral Trustee shall provide to the Holders copies of any supplemental indentures executed as part of such issuance pursuant to the requirements of Section 8.1.

Section 3.3.            Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the "Custodian") or the Collateral Trustee, as applicable, all Assets in accordance with the definition of "Deliver." The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Collateral Trustee on behalf of the Secured Parties for purposes of perfecting the Collateral Trustee's security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that (i) has (A) capital and surplus of at least U.S.$200,000,000 and (B) a credit risk assessment or senior unsecured rating of at least "BBB+" by S&P and (ii) is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Collateral Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Collateral Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Collateral Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Collateral Trustee.

(b)            Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Collateral Trustee in accordance with this Indenture. The security interest of the Collateral Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Collateral Trustee, be released. The security interest of the Collateral Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in and to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV.

Satisfaction And Discharge

Section 4.1.            Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes or Class A Loans, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Collateral Trustee hereunder and the obligations set forth in Section 4.2, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Collateral Trustee and payable to all or any of them (and the Collateral Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)            either:

(i)             (x) all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Collateral Trustee for cancellation and (y) the Class A Loans have been repaid in full in accordance with the terms of the Credit Agreement (other than the Class A Loans for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3 hereof or Section 5.3 of the Credit Agreement); or

(ii)            all Notes not theretofore delivered to the Collateral Trustee for cancellation and all Class A Loans not prepaid in full in accordance with the Credit Agreement (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX (and, in the case of the Class A Loans, prepaid in accordance with the Credit Agreement) under an arrangement satisfactory to the Collateral Trustee and the Loan Agent for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Collateral Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "Aaa" by Moody's and "AAA" by S&P, in an amount sufficient, as recalculated in an Accountants' Report by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Debt not theretofore delivered to the Collateral Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debt which has become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Collateral Trustee a valid perfected security interest in such Eligible Investment that is of first priority and free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided that this sub-section (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded, it being understood that the requirements of this clause (a) may be satisfied as set forth in Section 5.7;

(b)            the Issuer has paid or caused to be paid all other sums then due and payable hereunder and under the Credit Agreement (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7(b); and

(c)            the Issuer has delivered to the Collateral Trustee Officers' certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Collateral Trustee, the Loan Agent, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11, 14.12 and 14.16 shall survive.

Section 4.2.            Application of Trust Money. All Cash and obligations deposited with the Collateral Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Debt and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Collateral Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3.            Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Collateral Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Collateral Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 4.4.            Liquidation of Assets. (a) In the event of the liquidation of the Assets as specified in accordance with Article V and the net proceeds from such liquidation and all available Cash has been used for the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority in the definition thereof), Aggregate Collateral Management Fees and interest and principal on the Secured Debt so that the Secured Debt has been redeemed and paid in full, the Subordinated Notes will become the Controlling Class and the holders of the Subordinated Notes will have all rights of the holders of the Controlling Class under this Indenture. In addition, the holders of the Subordinated Notes, as the holders of the Controlling Class, would be able to cause the satisfaction and discharge of this Indenture.

(b)            To the extent the Assets are liquidated as specified in Article V herein in any way and the net proceeds from such liquidation and all available Cash has been used for the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority in the definition thereof), Aggregate Collateral Management Fees and interest and principal on the Secured Debt so that the Secured Debt has been redeemed and paid in full, any excess amounts shall be paid on the Subordinated Notes pursuant to Section 11.1(a) and if such amounts are insufficient to pay the Subordinated Notes in full or there are no excess amounts to pay on the Subordinated Notes, the Subordinated Notes shall be deemed to be redeemed and paid in full, unless such Subordinated Notes were previously redeemed or repaid prior thereto as otherwise described herein.

ARTICLE V.

Remedies

Section 5.1.            Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            a default in the payment, when due and payable, of (i) any interest on any Class A Debt or Class B Note, and in each case, the continuation of any such default for five Business Days after a Bank Officer of the Collateral Trustee has actual knowledge or receives written notice from any holder of Debt of such payment default or (ii) any principal of, or any Redemption Price in respect of, any Secured Debt at its Stated Maturity or any Redemption Date; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided further that, solely with respect to clause (i) above, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Collateral Trustee, Collateral Administrator, the Loan Agent or any Paying Agent, such failure continues for seven Business Days after a Bank Officer of the Collateral Trustee or the Paying Agent receives written notice or has actual knowledge of such administrative error or omission; provided further, that, in the case of a default in the payment of any interest on any Debt on any Redemption Date thereof where (A) such default is due solely to a delayed or failed settlement of any asset sale by the Issuer (or the Collateral Manager on the Issuer's behalf), (B) the Issuer (or the Collateral Manager on the Issuer's behalf) had entered into a binding agreement of sale for such asset prior to the applicable Redemption Date and (C) the Issuer (or the Collateral Manager on the Issuer's behalf) has used commercially reasonable efforts to cause such settlement to occur prior to the Redemption Date, then, upon certification to the Collateral Trustee from the Issuer (or the Collateral Manager on its behalf) and notice to S&P (so long as S&P is rating an Outstanding Class of Debt) of the occurrence of such event, such default will not be an Event of Default unless such failure continues for 60 calendar days after such Redemption Date;

(b)            the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$100,000 in accordance with the Priority of Payments and continuation of such failure for a period of ten Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Collateral Trustee, the Collateral Administrator or any Paying Agent, such failure continues for five Business Days after a Bank Officer of the Collateral Trustee or Paying Agent receives written notice or has actual knowledge of such administrative error or omission;

(c)            any of the Issuer or the Assets becomes an investment company required to be registered under the 1940 Act and such requirement has not been eliminated after a period of 45 days;

(d)            except as otherwise provided in this Section 5.1, a material breach of any other covenant of the Issuer herein or in the Credit Agreement (other than any failure to satisfy any of the Concentration Limitations, Collateral Quality Tests or Coverage Tests, or other covenants or agreements for which a specific remedy has been provided hereunder or any failure to satisfy the requirements of Section 7.18), or the failure of any material representation or warranty of the Issuer made herein or in the Credit Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made which breach or failure has a material adverse effect on the Holders of the Debt, and the continuation of such breach or failure for a period of 45 days after notice to the Issuer and the Collateral Manager by the Collateral Trustee or the Loan Agent (at the direction of a Supermajority of the Controlling Class) or to the Issuer, the Collateral Manager and the Collateral Trustee or the Loan Agent at the direction of the Holders of at least a Supermajority of the Controlling Class in each case, by registered or certified mail or overnight delivery service, specifying such breach or failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not at the time of its acquisition satisfy clause (a) of the Investment Criteria shall cure any breach or failure arising therefrom as of the date of such failure;

(e)            the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f)             the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(g)            on any Measurement Date as of which the Class A Debt is Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Debt, to equal or exceed 102.5%.

Upon a Responsible Officer's (or a Bank Officer's, in the case of the Collateral Trustee) obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Collateral Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Bank Officer of the Collateral Trustee, the Collateral Trustee shall promptly (and in no event later than three Business Days thereafter) notify the Holders (as their names appear on the Register), each Paying Agent and the Rating Agency (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2.            Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Collateral Trustee may, and shall, upon the written direction of a Supermajority of the Controlling Class, by notice to the Issuer and the Rating Agency, declare the principal of all the Secured Debt to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Collateral Trustee or any Holder.

(b)            At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Collateral Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer, the Collateral Trustee and the Loan Agent, may rescind and annul such declaration and its consequences if:

(i)             The Issuer has paid or deposited with the Collateral Trustee a sum sufficient to pay:

(A)            all unpaid installments of interest and principal then due on the Secured Debt (other than any principal amounts due to the occurrence of an acceleration); and

(B)            all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Collateral Trustee hereunder, by the Loan Agent under the Credit Agreement or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Aggregate Collateral Management Fees then due and owing and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Aggregate Collateral Management Fees.

(ii)            It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Debt that has become due solely by such acceleration, have:

(A)           been cured; and

(I)            in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Class A Debt or the Class B Notes or in the case of an Event of Default specified in Section 5.1(g), the Holders of at least a Majority of the Class A Debt, by written notice to the Collateral Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); provided that no Class of Secured Debt (other than the Class A Debt) shall have any rights pursuant to this subclause (I), regardless of whether any such Class subsequently becomes the Controlling Class; or

(II)            in the case of any other Event of Default, the Holders of at least a Majority of each Class of Secured Debt (voting separately by Class), in each case, by written notice to the Collateral Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); or

(B)            been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. The Collateral Trustee shall promptly give written notice of any such rescission to the Rating Agency.

(c)            Notwithstanding anything in this Section 5.2 to the contrary, the Secured Notes will not be subject to acceleration by the Collateral Trustee solely as a result of the failure to pay any amount due on the Secured Notes that are not of the Controlling Class other than any failure to pay interest due on the Class B Notes.

Section 5.3.            Collection of Indebtedness and Suits for Enforcement by Collateral Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Debt, the Issuer will, upon demand of the Collateral Trustee, pay to the Collateral Trustee, for the benefit of the Holder of such Secured Debt, the whole amount, if any, then due and payable on such Secured Debt for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Collateral Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Collateral Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Collateral Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Supermajority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Collateral Trustee shall deem most effectual (if no such direction is received by the Collateral Trustee) or as the Collateral Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Debt under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Debt, or the creditors or property of the Issuer or such other obligor, the Collateral Trustee, regardless of whether the principal of any Secured Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Collateral Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Debt upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Trustee (including any claim for reasonable compensation to the Collateral Trustee and each predecessor Collateral Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Trustee and each predecessor Collateral Trustee, except as a result of negligence or bad faith) and of the Secured Holders allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b)            unless prohibited by applicable law and regulations, to vote on behalf of the Secured Holders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c)            to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of Debt and of the Collateral Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of Secured Debt to make payments to the Collateral Trustee, and, if the Collateral Trustee shall consent to the making of payments directly to the Holders of Secured Debt to pay to the Collateral Trustee such amounts as shall be sufficient to cover reasonable compensation to the Collateral Trustee, each predecessor Collateral Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Collateral Trustee and each predecessor Collateral Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Collateral Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Holders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Debt or any Holder thereof, or to authorize the Collateral Trustee to vote in respect of the claim of any Secured Holders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Collateral Trustee on behalf of the Holders of the Secured Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Collateral Trustee shall be a party), the Collateral Trustee shall be held to represent all the Holders of the Secured Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Collateral Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4.            Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Collateral Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Supermajority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)             institute Proceedings for the collection of all amounts then payable on the Secured Debt or otherwise payable under this Indenture or the Credit Agreement, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)            sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof; provided that the Collateral Trustee shall promptly give written notice of any such sale of Assets to the Rating Agency;

(iii)           institute Proceedings from time to time for the complete or partial foreclosure of this Indenture and/or the Credit Agreement with respect to the Assets;

(iv)           exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Trustee and the Holders of the Secured Debt hereunder (including exercising all rights of the Collateral Trustee under the Securities Account Control Agreement); and

(v)            exercise any other rights and remedies that may be available at law or in equity;

provided that the Collateral Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Collateral Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Debt, which may be the Placement Agents, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Debt which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)            If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Collateral Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under Section 5.1(d), and enforce any equitable decree or order arising from such Proceeding.

(c)            Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Collateral Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Collateral Trustee, the Loan Agent and the Holders of the Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)            Notwithstanding any other provision of this Indenture, none of the Issuer, the Collateral Trustee, the Loan Agent, the Secured Parties or the Holders may, prior to the date which is one year and one day (or if longer, any applicable preference period and one day) after the payment in full of all Debt, institute against, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Collateral Trustee or the Loan Agent (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Trustee or the Loan Agent or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5.            Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Collateral Trustee to sell Collateral Obligations or Equity Securities in strict compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Collateral Trustee shall retain the Assets securing the Secured Debt intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i)             the Collateral Trustee, pursuant to Section 5.5(c) and in consultation with the Collateral Manager, determines that the anticipated proceeds of a sale or liquidation of all or a portion of the Assets (after deducting the anticipated reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Debt for principal and interest, and all other amounts payable prior to payment of principal on such Secured Debt (including amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and due and unpaid Aggregate Collateral Management Fees) and a Supermajority of the Controlling Class agrees with such determination;

(ii)            in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Class A Debt, the Holders of at least a Supermajority of the Class A Debt (so long as the Class A Debt is Outstanding) direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided that no Class of Secured Debt (other than the Class A Debt) shall have any rights to direct the sale and liquidation of the Assets pursuant to this clause (ii), regardless of whether any such Class subsequently becomes the Controlling Class;

(iii)           in the case of an Event of Default specified in Section 5.1(e), (f) or (g) of the definition of such term, the Holders of at least a Supermajority of the Class A Debt direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided that no Class of Secured Debt (other than the Class A Debt) will have any rights to direct the sale and liquidation of the Assets pursuant to the provisions of this Indenture as described in this clause (iii), regardless of whether any such Class becomes the Controlling Class; or

(iv)           in the case of each other Event of Default, the Holders of at least a Supermajority of each Class of Secured Debt (in each case, voting separately by Class) direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii), (iii) or (iv) exist. In the event that a liquidation of the Assets is effected pursuant to clause (i), (ii), (iii) or (iv) above, the Collateral Trustee shall use reasonable efforts to notify the Rating Agency.

(b)            Nothing contained in Section 5.5(a) shall be construed to require the Collateral Trustee to sell the Assets securing the Secured Debt if the conditions set forth in clause (i), (ii), (iii) or (iv) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Collateral Trustee to preserve the Assets securing the Debt if prohibited by applicable law.

(c)            In determining whether the condition specified in Section 5.5(a)(i)  exists, the Collateral Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Collateral Trustee, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Collateral Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Collateral Trustee may retain and conclusively rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

(d)            The Collateral Trustee shall deliver to the Holders, the Loan Agent and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Collateral Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the written request of a Supermajority of the Controlling Class at any time during which the Collateral Trustee retains the Assets pursuant to Section 5.5(a)(i).

(e)            Prior to the sale of any Assets in connection with Section 5.5(a), the Collateral Trustee shall offer the Collateral Manager or an Affiliate thereof the right to purchase the Asset being sold by the Collateral Trustee at a price equal to the highest bid price received by the Collateral Trustee in accordance with Section 5.5(c) (or if only one bid price is received, such bid price). The Collateral Manager or an Affiliate thereof shall have the right to bid on any Assets sold in any sale pursuant to this Section 5.5.

Section 5.6.            Collateral Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Collateral Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Collateral Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7.            Application of Money Collected. Any Money collected by the Collateral Trustee (after payment of costs of collection, liquidation and enforcement) with respect to the Debt pursuant to this Article V and any Money that may then be held or thereafter received by the Collateral Trustee with respect to the Debt hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Collateral Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(a) and (b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV. Furthermore, upon such liquidation and final distribution, the Subordinated Notes shall be deemed to be redeemed and paid in full, even if amounts paid pursuant to Section 11.1(a) are insufficient to pay the Subordinated Notes in full as set forth in Section 4.4(b).

Section 5.8.            Limitation on Suits. No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, the Notes, the Credit Agreement or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)            such Holder has previously given to the Collateral Trustee written notice of an Event of Default;

(b)            the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Debt of the Controlling Class shall have made written request to the Collateral Trustee to institute Proceedings in respect of such Event of Default in its own name as Collateral Trustee hereunder and such Holder or Holders have provided the Collateral Trustee indemnity reasonably satisfactory to the Collateral Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities to be incurred in compliance with such request;

(c)            the Collateral Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity to the Collateral Trustee, has failed to institute any such Proceeding; and

(d)            no direction inconsistent with such written request has been given to the Collateral Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Debt shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture or the Credit Agreement to affect, disturb or prejudice the rights of any other Holders of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture, the Notes or the Credit Agreement, except in the manner herein or therein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Collateral Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Collateral Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture or the Credit Agreement. If all such groups represent the same percentage, the Collateral Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9.            Unconditional Rights of Secured Holders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture or the Credit Agreement, the Holder of any Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Debt ranking junior to Classes of Debt still Outstanding shall have no right to institute Proceedings or, except as otherwise expressly set forth in Section 5.8(b), to request the Collateral Trustee to institute proceedings for the enforcement of any such payment until such time as no Secured Debt ranking senior to such Secured Debt remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10.          Restoration of Rights and Remedies. If the Collateral Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Trustee or to such Holder, then and in every such case the Issuer, the Collateral Trustee and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Collateral Trustee and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11.          Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Collateral Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12.          Delay or Omission Not Waiver. No delay or omission of the Collateral Trustee or any Holder of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Collateral Trustee or to the Holders of the Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Trustee or by the Holders of the Secured Debt.

Section 5.13.          Control by Supermajority of Controlling Class. A Supermajority of the Controlling Class shall have the right following the occurrence, and during the continuance, of an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Collateral Trustee or direct the Collateral Trustee in exercising any trust or power conferred upon the Collateral Trustee under this Indenture; provided that:

(a)            such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)            the Collateral Trustee may take any other action deemed proper by the Collateral Trustee that is not inconsistent with such direction; provided that, subject to Section 6.1, the Collateral Trustee need not take any action that it determines might involve it in liability or expense (unless the Collateral Trustee has received the indemnity as set forth in (c) below);

(c)            the Collateral Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d)            notwithstanding the foregoing, any direction to the Collateral Trustee to undertake a Sale of the Assets shall be by the Holders of Debt representing the requisite percentage of the Aggregate Outstanding Amount of Debt specified in Section 5.4 and/or Section 5.5.

Section 5.14.          Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Collateral Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Debt waive any past Default or Event of Default and its consequences, except a Default:

(a)            in the payment of the principal of any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(b)            in the payment of interest on any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(c)            in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of any such Outstanding Debt materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)            in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class if the S&P Rating Condition is satisfied).

In the case of any such waiver, the Issuer, the Collateral Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Collateral Trustee shall promptly give written notice of any such waiver to the Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15.          Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Collateral Trustee for any action taken, or omitted by it as Collateral Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Collateral Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Debt on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16.          Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants set forth in, the performance of, or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17.          Sale of Assets. (a) The power to effect any sale (a "Sale") of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired (subject to Section 5.5(e) in the case of sales pursuant to Section 5.5) until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Collateral Trustee may upon notice to the Holders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Collateral Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Collateral Trustee and the Loan Agent shall be authorized to deduct the reasonable costs, charges and expenses (including the reasonable costs and expenses of its attorneys and agents) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b)            The Collateral Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Debt in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including the reasonable costs and expenses of its attorneys and agents) incurred by the Collateral Trustee and the Loan Agent in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Debt need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Debt. The Collateral Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)            If any portion of the Assets consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Collateral Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)            The Collateral Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Collateral Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Collateral Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18.          Action on the Debt. The Collateral Trustee's right to seek and recover judgment on the Debt or under this Indenture or the Credit Agreement shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture or the Credit Agreement. Neither the lien of this Indenture or the Credit Agreement nor any rights or remedies of the Collateral Trustee or the Holders shall be impaired by the recovery of any judgment by the Collateral Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI.

The Collateral Trustee

Section 6.1.            Certain Duties and Responsibilities of the Collateral Trustee. (a) Except during the continuance of an Event of Default known to the Collateral Trustee:

(i)             the Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Collateral Trustee; and

(ii)            in the absence of bad faith on its part, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Trustee, the Collateral Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Collateral Trustee within 15 days after such notice from the Collateral Trustee, the Collateral Trustee shall so notify the Holders and the Loan Agent.

(b)            In case an Event of Default actually known to the Collateral Trustee has occurred and is continuing, the Collateral Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage or Class as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Collateral Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)             this sub-section shall not be construed to limit the effect of sub-section (a) of this Section 6.1;

(ii)            the Collateral Trustee shall not be liable for any error of judgment made in good faith by a Bank Officer, unless it shall be proven that the Collateral Trustee was negligent in ascertaining the pertinent facts;

(iii)           the Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Collateral Trustee, or exercising any trust or power conferred upon the Collateral Trustee, under this Indenture;

(iv)           no provision of this Indenture shall require the Collateral Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary incidental services, including providing notices under this Indenture; and

(v)            in no event shall the Collateral Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Collateral Trustee has been advised of the likelihood of such damages and regardless of such action.

(d)            For all purposes under this Indenture, the Collateral Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), (f) or (g) unless a Bank Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Collateral Trustee at the Corporate Trust Office, and such notice references the Debt generally, the Issuer, the Assets or this Indenture. For purposes of determining the Collateral Trustee's responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Collateral Trustee is deemed to have notice as described in this Section 6.1.

(e)            Upon the Collateral Trustee receiving written notice from the Collateral Manager that an event constituting "cause" as defined in the Collateral Management Agreement has occurred, the Collateral Trustee shall, not later than three Business Days thereafter, forward such notice to the Holders (as their names appear in the Register).

(f)             Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Collateral Trustee shall be subject to the provisions of this Section 6.1.

(g)            The Collateral Trustee is hereby authorized and directed to provide its acknowledgement to the Risk Retention Letter.

(h)            The Collateral Trustee shall have no obligation to appoint or monitor any Partnership Representative or Tax Matters Partner or otherwise perform the duties (including the maintenance of capital accounts) of any such Person.

(i)             The Collateral Trustee shall have no liability or responsibility in respect of the determination of whether any Benchmark Transition Event shall have occurred or for the selection or determination of any Alternative Rate (including, without limitation, whether the conditions for the designation of any such rate have been satisfied), Benchmark Replacement Date or Alternative Rate.

(j)             The Collateral Trustee is authorized, at the request of the Collateral Manager, to accept directions or otherwise enter into agreements regarding the remittance of fees owing to the Collateral Manager.

(k)            For all purposes under this Indenture, the Collateral Trustee shall not be deemed to have notice or knowledge of any Tax Event unless it receives written notice of the occurrence of a Tax Event from the Collateral Manager.

(l)             The Collateral Trustee shall have no liability or responsibility for monitoring or verifying compliance with FATCA for the Issuer, any Holder or any other Person.

Section 6.2.            Notice of Event of Default by Collateral Trustee. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Bank Officer of the Collateral Trustee or after any declaration of acceleration has been made or delivered to the Collateral Trustee pursuant to Section 5.2, the Collateral Trustee shall transmit by mail to the Collateral Manager, the Rating Agency, and all Holders, as their names and addresses appear on the Register, notice of all Event of Defaults hereunder known to the Collateral Trustee, unless such Default shall have been cured or waived.

Section 6.3.            Certain Rights of Collateral Trustee. Except as otherwise provided in Section 6.1:

(a)            the Collateral Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, electronic communication, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties, any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. The Collateral Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto, any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. The Collateral Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b)            any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)            whenever in the administration of this Indenture the Collateral Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Collateral Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d)            as a condition to the taking or omitting of any action by it hereunder, the Collateral Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Collateral Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Collateral Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction (including any actions in respect thereof);

(f)             the Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report (including any Accountants' Report), notice, request, direction, consent, order, note, electronic communication or other paper or document, but the Collateral Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of the Rating Agency shall (subject to the right hereunder to be indemnified to its reasonable satisfaction for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Collateral Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Debt and the Assets, personally or by agent or attorney, during the Issuer's or the Collateral Manager's normal business hours; provided that the Collateral Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative, judicial or governmental authority and (ii) to the extent that the Collateral Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided further that the Collateral Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)            the Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Collateral Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;

(h)            the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i)             nothing herein shall be construed to impose an obligation on the part of the Collateral Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, electronic communication, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

(j)             to the extent any defined term hereunder, or any calculation required to be made or determined by the Collateral Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) ("GAAP"), the Collateral Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants' Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)            the Collateral Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Collateral Administrator, the Issuer, any Paying Agent (other than the Collateral Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Collateral Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or by the Collateral Administrator with the terms hereof or of the Collateral Administration Agreement, or to verify or independently determine the accuracy of information received by the Collateral Trustee from the Collateral Manager or the Collateral Administrator (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l)             notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a "securities intermediary" as defined in the UCC) to the contrary, none of the Collateral Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Collateral Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)           in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent, Loan Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, protections, benefits, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party (provided that the foregoing shall not be construed to impose upon such Person the duties or standard of care (including any prudent person standard) of the Collateral Trustee);

(n)            any permissive right of the Collateral Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o)            to the extent permitted by applicable law, the Collateral Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)            the Collateral Trustee shall not be deemed to have notice or knowledge of any matter unless a Bank Officer has actual knowledge thereof or unless written notice thereof is received by the Collateral Trustee at the Corporate Trust Office and such notice references the Debt generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Collateral Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Collateral Trustee is deemed to have knowledge in accordance with this paragraph;

(q)            the Collateral Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services);

(r)             to help fight the funding of terrorism and money laundering activities, the Collateral Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Collateral Trustee. The Collateral Trustee will ask for the name, address, tax identification number and other information that will allow the Collateral Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Collateral Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided; in accordance with the U.S. Unlawful Internet Gambling Act, the Issuer may not use the Accounts or other Citibank, N.A. facilities in the United States to process "restricted transactions" as such term is defined in U.S. 31 C.F.R. Section 132.2(y); therefore, neither the Issuer nor any person who has an ownership interest in or control over the Accounts may use them to process or facilitate payments for prohibited internet gambling transactions;

(s)            to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Collateral Trustee pursuant to this Indenture also shall be afforded to the Bank in each of its capacities under the Transaction Documents and also to the Collateral Administrator; provided that, with respect to the Collateral Administrator, such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement (provided that the foregoing shall not be construed to impose upon such Person the duties or standard of care (including any prudent person standard) of the Collateral Trustee);

(t)             in making or disposing of any investment permitted by this Indenture, the Collateral Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's-length basis, whether it or such Affiliate is acting as a subagent of the Collateral Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u)            the Collateral Trustee is entitled to conclusively rely on the Collateral Manager with respect to whether or not a Collateral Obligation meets the criteria in the definition thereof and for the characterization, classification, designation or categorization of the Assets to the extent such characterization, classification, designation or categorization is subjective or judgmental in nature, or based on information not readily available to the Collateral Trustee;

(v)            the Collateral Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(w)           the Collateral Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(x)            if within 90 calendar days of delivery of financial information or disbursements (which delivery may be via posting to the Collateral Trustee's website) the Bank receives written notice of an error or omission related thereto and within ten calendar days of the Bank's receipt of such notice the Collateral Manager and Issuer confirm such error or omission, the Bank shall agree to use reasonable efforts to correct such error or omission and such use of reasonable efforts will be the only obligation of the Bank in connection therewith. The Bank shall not be required to take any action beyond such period and will have no responsibility for the same. In no event shall the Bank be obligated to take any action at any time at the request or direction of any Person unless such Person shall have offered to the Bank indemnity reasonably satisfactory to it;

(y)            neither the Collateral Trustee nor the Collateral Administrator will be under any obligation to (i) confirm or verify whether the conditions to the Delivery of the Assets have been satisfied or to determine whether or not a Collateral Obligation is eligible for purchase hereunder or meets the criteria in the definition thereof or whether the conditions for an exchange transaction in Section 12.2(g) have been satisfied or (ii) evaluate the sufficiency of the documents or instruments delivered to the Collateral Trustee by or on behalf of the Issuer in connection with the Grant by the Issuer to the Collateral Trustee of any item constituting the Assets or otherwise, or in that regard to examine any Underlying Instruments, in order to determine compliance with the applicable requirements of and restrictions on transfer of a Collateral Obligation;

(z)            the Collateral Trustee shall have no obligation to determine the E.U./U.K. Retained Interest or verify or monitor whether an E.U./U.K. Retention Deficiency has occurred or whether the E.U. Securitization Laws, the U.K. Securitization Laws or the U.S. Risk Retention Rules have been or will be complied with; and

(aa)          notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Collateral Trustee that the Collateral Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Collateral Trustee to such recipient.

Section 6.4.            Collateral Trustee Not Responsible for Recitals or Issuance and Incurrence of Debt. The recitals contained herein and in the Notes other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Collateral Trustee assumes no responsibility for their correctness. The Collateral Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Collateral Trustee's obligations hereunder), the Credit Agreement, the Assets or the Debt. The Collateral Trustee shall not be accountable for the use or application by the Issuer of the Debt or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5.            Collateral Trustee May Hold Debt. The Collateral Trustee, the Loan Agent, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Debt and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Collateral Trustee, Paying Agent, Registrar or such other agent.

Section 6.6.            Money Held in Trust. Money held by the Collateral Trustee hereunder shall be held in trust to the extent required herein. The Collateral Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Collateral Trustee on Eligible Investments.

Section 6.7.            Compensation and Reimbursement of the Collateral Trustee. (a) The Issuer agrees:

(i)             to pay the Bank (individually and in each of its capacities under the Transaction Documents) on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder and under the other Transaction Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)            except as otherwise expressly provided herein, to reimburse the Bank (individually and in each of its capacities under the Transaction Documents) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bank in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, any costs related to FATCA compliance, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Collateral Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Collateral Trustee's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii)           to indemnify the Bank (individually and in each of its capacities under the Transaction Documents) and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending themselves (including reasonable attorney's fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv)           to pay the Collateral Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b)            The Collateral Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Collateral Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Collateral Trustee shall continue to serve as Collateral Trustee under this Indenture notwithstanding the fact that the Collateral Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Collateral Trustee's rights under Section 6.9. No direction by the Holders shall affect the right of the Collateral Trustee to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Collateral Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor. The Issuer's obligations under this Section 6.7 shall survive the termination of this Indenture and the resignation or removal of the Collateral Trustee pursuant to Section 6.9.

(c)            The Collateral Trustee hereby agrees not to cause the filing against the Issuer or any of its subsidiaries, of a petition in bankruptcy for the non-payment to the Collateral Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect and one day, after the payment in full of all Debt issued under this Indenture and incurred under the Credit Agreement.

(d)            The Issuer's payment obligations to the Collateral Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Collateral Trustee. When the Collateral Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or Section 5.1(f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8.            Corporate Collateral Trustee Required; Eligibility. There shall at all times be a Collateral Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long term issuer rating of at least "BBB-" by S&P and having an office within the United States; provided that, if the Collateral Trustee, or its successor's rating at any time is below the minimum rating or capitalization requirement as set forth in this sentence, the Collateral Trustee (x) shall promptly notify the Issuer and the Collateral Manager and (y) may retain its eligibility if it obtains or has obtained (i) a confirmation from the Rating Agency that the Rating Agency's then-current rating of the Class A Debt will not be downgraded or withdrawn by reason of the Collateral Trustee's rating or capitalization or (ii) a written waiver or other written acknowledgement (which may be evidenced by an exchange of electronic messages or facsimiles) from the Rating Agency that it will not review the Rating Agency's then current rating of the Debt in such circumstances. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Collateral Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9.            Collateral Trustee Resignation and Removal; Appointment of Successor Collateral Trustee. (a) No resignation or removal of the Collateral Trustee and no appointment of a successor Collateral Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Collateral Trustee under Section 6.10.

(b)            Subject to Section 6.9(a), the Collateral Trustee may resign at any time by giving not less than 30 days' written notice thereof to the Issuer, the Collateral Manager, the Holders of the Debt and the Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer, one copy of which shall be delivered to the Collateral Trustee so resigning and one copy to the successor Collateral Trustee or Collateral Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Collateral Trustee shall be appointed only upon the written consent of a Majority of the Secured Debt of each Class or, at any time when an Event of Default shall have occurred and be continuing or when a successor Collateral Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Collateral Trustee shall have been appointed and an instrument of acceptance by a successor Collateral Trustee shall not have been delivered to the Collateral Trustee within 30 days after the giving of such notice of resignation, the resigning Collateral Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Collateral Trustee satisfying the requirements of Section 6.8.

(c)            The Collateral Trustee may be removed at any time upon 30 days written notice by Act of a Majority of each Class of Debt, voting separately, or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Collateral Trustee and to the Issuer.

(d)            If at any time:

(i)             the Collateral Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)            the Collateral Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Collateral Trustee or of its property shall be appointed or any public officer shall take charge or control of the Collateral Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Collateral Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Trustee and the appointment of a successor Collateral Trustee.

(e)            If the Collateral Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Collateral Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Collateral Trustee. If the Issuer shall fail to appoint a successor Collateral Trustee within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Collateral Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Collateral Trustee. The successor Collateral Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Collateral Trustee and supersede any successor Collateral Trustee proposed by the Issuer. If no successor Collateral Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Collateral Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Collateral Trustee.

(f)            The Issuer shall give prompt notice of each resignation and each removal of the Collateral Trustee and each appointment of a successor Collateral Trustee by providing written notice of such event to the Collateral Manager, to the Rating Agency, to the Loan Agent and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Collateral Trustee and the address of its Corporate Trust Office. If the Issuer fails to provide such notice within ten days after acceptance of appointment by the successor Collateral Trustee, the successor Collateral Trustee shall cause such notice to be given at the expense of the Issuer. If the Bank shall resign or be removed as Collateral Trustee, the Bank shall also resign or be removed as Custodian, Paying Agent, Calculation Agent, Loan Agent, Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10.          Acceptance of Appointment by Successor Collateral Trustee. Every successor Collateral Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer, the Loan Agent and the retiring Collateral Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Collateral Trustee shall become effective and such successor Collateral Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Collateral Trustee; but, on request of the Issuer or a Majority of any Class of Secured Debt or the successor Collateral Trustee, such retiring Collateral Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Collateral Trustee all the rights, powers and trusts of the retiring Collateral Trustee, and shall duly assign, transfer and deliver to such successor Collateral Trustee all property and Money held by such retiring Collateral Trustee hereunder. Upon request of any such successor Collateral Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Trustee all such rights, powers and trusts.

Section 6.11.          Merger, Conversion, Consolidation or Succession to Business of Collateral Trustee. Any organization or entity into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Trustee, shall be the successor of the Collateral Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Collateral Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Collateral Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Collateral Trustee had itself authenticated such Notes.

Section 6.12.          Co-Collateral Trustees. At any time or times, the Issuer and the Collateral Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to written notice to the Rating Agency), jointly with the Collateral Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Collateral Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, the Collateral Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)            the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Collateral Trustee hereunder, shall be exercised solely by the Collateral Trustee;

(b)            the rights, powers, duties and obligations hereby conferred or imposed upon the Collateral Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Collateral Trustee or by the Collateral Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)            the Collateral Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Collateral Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)            no co-trustee hereunder shall be personally liable by reason of any act or omission of the Collateral Trustee hereunder;

(e)            the Collateral Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)             any Act of the Holders delivered to the Collateral Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify the Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13.          Certain Duties of Collateral Trustee Related to Delayed Payment of Proceeds. In the event that in any month the Collateral Trustee receives notice from the Collateral Manager or the Collateral Administrator that a payment has not been received with respect to any Asset on its Due Date, (a) the Collateral Trustee shall promptly notify the Issuer and the Collateral Manager in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice such payment shall have been received by the Collateral Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Collateral Trustee in accordance with Section 10.2(a), the Collateral Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or a paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Collateral Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such reasonable action as the Collateral Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release and/or substitution shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Collateral Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Collateral Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14.          Authenticating Agents. Upon the request of the Issuer, the Collateral Trustee shall, and if the Collateral Trustee so chooses the Collateral Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Collateral Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Collateral Trustee and the Issuer. The Collateral Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Collateral Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Collateral Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15.          Withholding. If any withholding tax is imposed on the Issuer's payment (or allocations of income) under the Debt to any Holder, such tax shall reduce the amount otherwise distributable to such Holder. The Collateral Trustee or any Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Collateral Trustee or such Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Collateral Trustee or any Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution and the Collateral Trustee or any Paying Agent has not received documentation from such Holder showing an exemption from withholding, the Collateral Trustee or such Paying Agent shall withhold such amounts in accordance with this Section 6.15. If any Holder wishes to apply for a refund of any such withholding tax, the Collateral Trustee or such Paying Agent shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Collateral Trustee or such Paying Agent for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Collateral Trustee or any Paying Agent to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.16.          Collateral Trustee as Representative for Secured Holders Only; Collateral Trustee as Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any Asset to the Collateral Trustee is to the Collateral Trustee as representative of the Holders of Secured Debt and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Collateral Trustee of any Asset, the endorsement to or registration in the name of the Collateral Trustee of any Asset are all undertaken by the Collateral Trustee in its capacity as representative of the Holders of Secured Debt and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17.          Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)            Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b)            Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Collateral Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent, Loan Agent and Securities Intermediary under this Indenture and the Credit Agreement. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and the Credit Agreement, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture and the Credit Agreement have been duly authorized, executed and delivered by the Bank and constitute the legal, valid and binding obligation of the Bank enforceable in accordance with their respective terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)            Eligibility. The Bank is eligible under Section 6.8 to serve as Collateral Trustee hereunder.

(d)            No Conflict. Neither the execution, delivery and performance of this Indenture or the Credit Agreement, nor the consummation of the transactions contemplated by this Indenture or the Credit Agreement, is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank.

ARTICLE VII.

Covenants

Section 7.1.            Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of such Debt and this Indenture and the Credit Agreement pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under any Debt shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture and the Credit Agreement.

Section 7.2.            Maintenance of Office or Agency. The Issuer hereby appoints the Collateral Trustee as a Paying Agent for payments on the Debt, and appoints the Collateral Trustee as Transfer Agent at its applicable Corporate Trust Office as the Issuer's agent where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints CT Corporation System, 28 Liberty Street, New York, NY 10005, as its agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Debt and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Debt may be presented for payment; and (y) no paying agent shall be appointed in a jurisdiction which subjects payments on the Debt to withholding tax solely as a result of such Paying Agent's activities. The Issuer shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office of the Collateral Trustee or the Corporate Trust Office of the Loan Agent, as applicable. The Issuer shall give prompt written notice to the Collateral Trustee, the Loan Agent, the Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Collateral Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at, notices and demands may be served on the Issuer, and Debt may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Issuer hereby appoints the same as its agent to receive such respective presentations and surrenders and notices and demands may be sent to the Issuer at its address in Section 14.3.

Section 7.3.            Money for Debt Payments to be Held in Trust. All payments of amounts due and payable with respect to any Debt that is to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Collateral Trustee or a Paying Agent with respect to payments on the Debt.

When the Issuer shall have a Paying Agent that is not also the Registrar, it shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Collateral Trustee, it shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Collateral Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Collateral Trustee) the Issuer shall promptly notify the Collateral Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Collateral Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Collateral Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Collateral Trustee; provided that so long as the Debt of any Class is rated by the Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent meets the minimum rating provided in Section 6.8 or (ii) the S&P Rating Condition is satisfied. If such successor Paying Agent ceases to meet the minimum rating provided in Section 6.8, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Collateral Trustee to execute and deliver to the Collateral Trustee an instrument in which such Paying Agent shall agree with the Collateral Trustee and if the Collateral Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)            allocate all sums received for payment to the Holders of Debt for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)            hold all sums held by it for the payment of amounts due with respect to the Debt in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)            if such Paying Agent is not the Collateral Trustee, immediately resign as a Paying Agent and forthwith pay to the Collateral Trustee all sums held by it in trust for the payment of Debt if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)            if such Paying Agent is not the Collateral Trustee, immediately give the Collateral Trustee notice of any default by the Issuer in the making of any payment required to be made; and

(e)            if such Paying Agent is not the Collateral Trustee, during the continuance of any such default, upon the written request of the Collateral Trustee, forthwith pay to the Collateral Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay to the Collateral Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Collateral Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Collateral Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Collateral Trustee or any Paying Agent in trust for any payment on any Debt and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Debt shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Collateral Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Collateral Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4.            Existence of the Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company formed under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Credit Agreement, the Debt or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Collateral Trustee and the Loan Agent may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Collateral Trustee by the Issuer, which notice shall be promptly forwarded by the Collateral Trustee to the Holders, the Collateral Manager and to the Rating Agency, (iii) the S&P Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Collateral Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)            The Issuer (i) shall ensure that all organizational or other formalities regarding its existence (including, if required, holding regular meetings of its manager(s) and member(s) or other similar meetings) are followed and (ii) shall not have any employees (other than its managers to the extent they are employees). The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (A) the Issuer shall not have any subsidiaries; and (B) (x) the Issuer shall not (1) except as contemplated by the Collateral Management Agreement or the Issuer's limited liability company agreement, engage in any transaction with any member that would constitute a conflict of interest or (2) pay dividends or distributions other than in accordance with the terms of this Indenture and the Issuer's limited liability company agreement and (y) the Issuer shall (1) maintain books and records separate from any other Person, (2) maintain its accounts separate from those of any other Person, (3) not commingle its assets with those of any other Person, (4) conduct its own business in its own name, (5) maintain separate financial statements, (6) pay its own liabilities out of its own funds, (7) maintain an arm's length relationship with its Affiliates, (8) use separate stationery, invoices and checks, (9) hold itself out as a separate Person, (10) correct any known misunderstanding regarding its separate identity and (11) have at least one Independent Manager.

Section 7.5.            Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager's control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Collateral Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any opinion delivered on the Closing Date to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Debt hereunder and to:

(i)            Grant more effectively all or any portion of the Assets;

(ii)           maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)          enforce any of the Assets or other instruments or property included in the Assets;

(v)           preserve and defend title to the Assets and the rights therein of the Collateral Trustee and the Holders of the Secured Debt in the Assets against the claims of all Persons and parties; or

(vi)          pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Collateral Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Collateral Trustee, or release or diminish, the Issuer's and the Collateral Manager's obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer's United States counsel to file without the Issuer's signature a Financing Statement that names the Issuer as debtor and the Collateral Trustee, on behalf of the Secured Parties, as secured party and that describes "all personal property of the Debtor now owned or hereafter acquired" as the Assets of the Issuer in which the Collateral Trustee has a Grant.

(b)            The Collateral Trustee shall not, except in accordance with Section 5.5 or Section 10.8(a), (b) and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Collateral Trustee's security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date) unless the Collateral Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

Section 7.6.            Opinions as to Assets. Within the six month period preceding the fifth anniversary of the Closing Date (and every five years thereafter), the Issuer shall furnish to the Collateral Trustee and the Rating Agency an Opinion of Counsel stating that in the opinion of such counsel as of the date of such opinion under the Delaware UCC, the UCC financing statement(s) filed in connection with the lien and security interests created by this Indenture are effective and that no further action (other than as specified in such opinion) is required to maintain the continued effectiveness of such lien over the next five years.

Section 7.7.            Performance of Obligations. (a) The Issuer will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b)            The Issuer shall notify the Rating Agency within 10 Business Days after it has received notice from any Holder or the Issuer of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8.            Negative Covenants. (a) The Issuer shall not after the Closing Date:

(i)             sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)            claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Debt (other than amounts withheld or deducted in accordance with the Code or other applicable jurisdiction);

(iii)           (A) incur or assume or guarantee any indebtedness, other than the Debt, this Indenture, the Credit Agreement and the transactions contemplated hereby or (B)(1) issue and incur, as applicable, any additional class of Debt except in accordance with Sections 2.13 and 3.2 or (2) issue any additional limited liability company interests, except in accordance with the Issuer's limited liability company agreement, other than in connection with a Refinancing;

(iv)           (A) permit the validity or effectiveness of this Indenture, the Credit Agreement or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Credit Agreement or the Debt except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)            amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)           dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)          pay any distributions other than in accordance with the Priority of Payments;

(viii)         permit the formation of any subsidiaries;

(ix)            conduct business under any name other than its own;

(x)             have any employees (other than its managers to the extent they are employees);

(xi)            sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xii)           amend the Credit Agreement except pursuant to the terms thereof and Article VIII hereof;

(xiii)          fail to maintain an Independent Manager under the Issuer's limited liability company agreement; and

(xiv)         elect, or take any other action, to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(b)            The Issuer shall not be party to any agreements without including customary "non-petition" and "limited recourse" provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(c)            Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any of the Secured Debt; provided that this Section 7.8(c) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture or the purchase of Secured Debt pursuant to Section 9.7 hereof.

(d)            The Issuer shall not acquire or hold any Collateral Obligation or Eligible Investment that is a debt obligation in bearer form unless the Collateral Obligation or Eligible Investment is not required to be in registered form under Section 163(f)(2)(A) of the Code; provided that in the event the Issuer does acquire any such instruments in bearer form, the Issuer, the Collateral Manager and the Collateral Trustee have made mutually agreeable arrangements for the delivery and custody of such instrument.

Section 7.9.            Statement as to Compliance. On or before December 31 in each calendar year commencing in 2023, or immediately if there has been a Default under this Indenture and prior to the issuance of any Additional Debt pursuant to Section 2.13, the Issuer shall deliver to the Collateral Trustee (to be forwarded by the Collateral Trustee to the Collateral Manager, the Loan Agent, the Collateral Administrator, each Holder making a written request therefor and the Rating Agency) an Officer's certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10.          Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the "Merging Entity") shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a)            the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the "Successor Entity") (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Collateral Trustee, the Loan Agent, each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Secured Debt, the payments of the Subordinated Notes and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b)            the Rating Agency shall have been notified in writing of such consolidation or merger and the Collateral Trustee and the Loan Agent shall have received written confirmation from the Rating Agency that its then-current ratings issued with respect to the Secured Debt then rated by the Rating Agency will not be reduced or withdrawn as a result of the consummation of such transaction;

(c)            if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Collateral Trustee and the Loan Agent (i) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)            if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Collateral Trustee, the Loan Agent and the Rating Agency an Officer's certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in sub-section (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Secured Debt and (ii) the Collateral Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Debt; and in each case as to such other matters as the Collateral Trustee or any Holder may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Collateral Trustee to require such other documents;

(e)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)             the Merging Entity shall have notified the Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Collateral Trustee and each Holder an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g)            the Merging Entity shall have delivered to the Collateral Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer will not (nor, if applicable, the Successor Entity) (i) be required to register as an investment company under the 1940 Act, and (ii) be treated as an association or a publicly traded partnership, in each case, that is taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis;

(h)            after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the 1940 Act by any U.S. Person; and

(i)             the fees, costs and expenses of the Collateral Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Collateral Trustee.

Section 7.11.          Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Debt and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.12.          No Other Business. The Issuer shall not have any employees (other than its managers to the extent they are employees) and shall not engage in any business or activity other than issuing, selling, paying, redeeming and repaying the Debt and any Additional Debt issued or incurred pursuant to this Indenture and the Credit Agreement, borrowing the Class A Loans pursuant to the Credit Agreement and acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities thereto, including entering into the Transaction Documents to which it is a party. The Issuer may amend, or permit the amendment of, its limited liability company agreement or certificate of formation only if such amendment would satisfy the S&P Rating Condition.

Section 7.13.          [Reserved].

Section 7.14.          Annual Rating Review. (a) So long as any of the Secured Debt of any Class remain Outstanding, on or before December 31 in each year commencing in 2023, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Secured Debt from the Rating Agency. The Issuer shall promptly notify the Collateral Trustee, the Loan Agent and the Collateral Manager in writing (and the Collateral Trustee and the Loan Agent, as applicable, shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Debt has been, or is known will be, changed or withdrawn.

(b)            The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has an S&P Rating derived as set forth in clause (iii)(b) of the definition of the term "S&P Rating".

Section 7.15.          Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Collateral Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16.          Calculation Agent. (a) The Issuer hereby agrees that for so long as any Secured Debt remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Benchmark in respect of each Interest Accrual Period (or portion thereof) in accordance with the terms hereof (the "Calculation Agent"). The Issuer hereby appoints the Collateral Trustee as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)            The Calculation Agent shall be required to agree (and the Collateral Trustee as Calculation Agent does hereby agree) that, as soon as practicable after 5:00 a.m. Chicago time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Debt during the related Interest Accrual Period (or portion thereof) and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Debt in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Collateral Trustee, the Loan Agent, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Debt Interest Amount together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Interest Accrual Period (or portion thereof) will (in the absence of manifest error) be final and binding upon all parties.

(c)            None of the Collateral Trustee, Paying Agent or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Reference Rate (or other applicable Benchmark), (ii) to select or designate a Fallback Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select or designate any modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Neither the Collateral Trustee, Paying Agent, nor Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of the Term SOFR Reference Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties. The Calculation Agent shall, in respect of any Interest Determination Date, have no liability for the application of the Term SOFR Reference Rate in accordance with the definition thereof as determined on the previous Interest Determination Date if so required under such definition. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Collateral Manager, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Fallback Rate, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction.

(d)            In connection with each Floating Rate Obligation, none of the Collateral Trustee or the Collateral Administrator shall have any responsibility or liability for (i) monitoring the status of the Term SOFR Reference Rate or other applicable Benchmark, (ii) determining whether a substitute index should or could be selected, (iii) determining the selection of any such substitute index, and (iv) exercising any right related to the foregoing on behalf of the Issuer or any other Person.

Section 7.17.          Certain Tax Matters. (a) For so long as the Subordinated Notes and any other interest that is treated as equity in the Issuer is held by a single owner for U.S. federal income tax purposes, the Issuer shall treat itself as disregarded as separate from such owner for such purposes, and in all other situations the Issuer shall treat itself as a partnership (other than a publicly traded partnership), and each Holder or beneficial owner of Subordinated Notes or any Class of Secured Debt that is characterized as equity in the Issuer for U.S. federal income tax purposes (such Debt or interest, a "Partnership Interest" and each such Holder or beneficial owner, a "Partner") shall not take or permit any action that is inconsistent with such treatment. Sections 7.17(h), (i), (j) and (k) will apply only for so long as the Issuer is treated as a partnership for U.S. federal income tax purposes.

(b)            The Issuer shall treat (i) the Secured Debt as indebtedness of the Issuer for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law and (ii) the Subordinated Notes as equity in the Issuer for U.S. federal, state and local income and franchise tax purposes.

(c)            The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority.

(d)            If the Issuer has purchased an interest and the Issuer is aware that such interest is a "reportable transaction" within the meaning of Section 6011 of the Code, and a Holder of a Subordinated Note (or any Class of Secured Debt that is characterized as equity for U.S. federal income tax purposes) requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide, or cause its Independent accountants to provide, such information it has reasonably available that is required to be obtained by such Holder under the Code as soon as practicable after such request.

(e)            Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Placement Agents, the Retention Holder, the Holders and beneficial owners of the Debt and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Issuer, the Collateral Trustee, the Collateral Administrator, the Placement Agents, the Retention Holder or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(f)             Upon the Issuer's receipt of a request of a Holder of a Secured Note or written request of a Person certifying that it is an owner of a beneficial interest in a Secured Note (including, in each case, Holders and beneficial owners of any Additional Debt issued or incurred hereunder) for the information described in Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Collateral Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information. Any additional issuance or incurrence of Debt shall be accomplished in a manner that will allow the Independent certified public accountants of the Issuer to accurately calculate original issue discount income to holders of the Additional Debt. Upon request by the Independent accountants, the Collateral Trustee shall provide to the Independent accountants information reasonably available to it as reasonably requested by the Independent accountants to comply with this Section 7.17, including information contained in the Register.

(g)            If required to prevent the withholding and imposition of United States income tax on payments made to the Issuer, the Issuer shall deliver or cause to be delivered an IRS Form W-9 or applicable successor form certifying as to the United States Tax Person status of the Issuer (or, if applicable, the United States Tax Person status of the person from whom the Issuer is disregarded as separate for U.S. federal income tax purposes) to the issuer or Obligor of or counterparty with respect to an Asset at the time such Asset is purchased or entered into by the Issuer and thereafter prior to the obsolescence or expiration of such form.

(h)            If so requested by a Majority of the Subordinated Notes, and if such Holders agree to reimburse the Issuer for all costs associated with such election, the Issuer is authorized to make (or hire accountants to make) an election under Section 754 of the Code.

(i)            (i)             The Tax Matters Partner shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Partner in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv).

(ii)            For capital account purposes, all items of income, gain, loss and deduction shall be allocated among the Partners in a manner such that, if the Issuer were dissolved, its affairs wound up, its assets sold for their respective "book values" (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)) and its liabilities satisfied in full (except that nonrecourse liabilities with respect to an asset shall be satisfied only to the extent that such nonrecourse liabilities do not exceed the book value of such asset) and its assets distributed to the Partners in accordance with their respective capital account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to the provisions of this Indenture. Any special allocations provided for in Section 7.17(i)(iv)-(vii) shall be taken into account for capital account purposes. For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(i), except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i).

(iii)           The provisions of this Section 7.17(i) relating to the maintenance of capital accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. The Tax Matters Partner shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.17(i) if necessary in order to comply with Section 704 of the Code or the appropriate provisions of Treasury Regulations.

(iv)           Notwithstanding any other provision set forth in this Section 7.17(i), no item of deduction or loss shall be allocated to a Partner to the extent the allocation would cause a negative balance in the Partner's capital account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Partner would be required to reimburse the Issuer pursuant to this Indenture or under applicable law. In the event some but not all of the Partners would have such excess capital account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this Section 7.17(i)(iv) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible deduction or loss to each such Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). In the event any loss or deduction is specially allocated to a Partner pursuant to either of the two preceding sentences, an equal amount of income of the Issuer shall be specially allocated to such Partner prior to any allocation pursuant to Section 7.17(i)(ii).

(v)            In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Issuer income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its capital account in excess of that permitted under Section 7.17(i)(iv) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 7.17(i)(v) shall be taken into account in computing subsequent allocations pursuant to this Section 7.17(i)(v) so that the net amount of any items so allocated and all other items allocated to each Partner pursuant to this Section 7.17(i)(v) shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 7.17(i) if such unexpected adjustments, allocations or distributions had not occurred.

(vi)           In the event the Issuer incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the "minimum gain chargeback" provisions of Treasury Regulations Sections 1.704-1(b)(4)(iv) and 1.704-2.

(vii)          The capital accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of Issuer property whenever a Partnership Interest is relinquished to the Issuer, whenever an additional Person becomes a Partner as permitted under this Indenture, upon any termination of the Issuer within the meaning of Section 708 of the Code, and when the Issuer is liquidated as permitted under this Indenture, and shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash).

(j)             The Retention Holder shall be the initial "partnership representative" as defined in Section 6223 of the Code (the "Tax Matters Partner") and may designate the Tax Matters Partner from time to time from among any willing Holder of Subordinated Notes (including itself and any of its Affiliates) with respect to any taxable year of the Issuer during which the Retention Holder or any of its Affiliates holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Tax Matters Partner, it shall be the agent and attorney-in-fact of the Tax Matters Partner); provided, that during any other period or if the Retention Holder declines to so designate a Tax Matters Partner, the Issuer (after consultation with the Collateral Manager) shall designate the Tax Matters Partner from among any Holder of Subordinated Notes (excluding the Retention Holder and its Affiliates) (and if such designee is not eligible under the Code to be the Tax Matters Partner, it shall be the agent and attorney-in-fact of the Tax Matters Partner). The Tax Matters Partner (or, if applicable, its agent and attorney-in- fact) shall sign the Issuer's tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Section 7.17 in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer's sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and the Partners. Any action taken by the Tax Matters Partner in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. Each such Partner agrees that it will treat any Issuer item on such Partner's income tax returns consistently with the treatment of the item on the Issuer's tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Tax Matters Partner (or, if applicable, its agent and attorney-in-fact), which authorization may be withheld in the complete discretion of the Tax Matters Partner (or, if applicable, its agent and attorney-in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner and any agent and attorney-in-fact of such Tax Matters Partner in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Tax Matters Partner. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.

(k)            The Tax Matters Partner shall be the "partnership representative" for purposes of Section 6223 of the Code, as amended by the Bipartisan Budget Act of 2015 (the "Partnership Representative") (or, if not eligible to be the Partnership Representative, as agent-in-fact of the Partnership Representative). If the IRS, in connection with an audit governed by the tax audit rules that apply to partnerships that are contemplated by the Bipartisan Budget Act of 2015 (the "Partnership Tax Audit Rules"), proposes an adjustment greater than $25,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner's distributive share thereof, and such adjustment results in an "imputed underpayment" as described in Section 6225(b) of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions (a "Covered Audit Adjustment"), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners), to apply the alternative method provided by Section 6226 of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions (the "Alternative Method"). In the event the proposed adjustment is equal to or less than $25,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative's sole discretion), the Partnership Representative shall use commercially reasonable efforts to (i) to the extent not economically or administratively burdensome or onerous, make reasonable modifications available under Sections 6225(c)(3), (4) and (5) of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions, to the extent that such modifications are available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment, and (ii) if reasonably requested by a Partner, provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (h)). Similar procedures shall be followed in connection with any state or local income tax audit governed by the Partnership Tax Audit Rules. Any U.S. federal income taxes (and any related interest and penalties) paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under Partnership Tax Audit Rules) may be allocated in the reasonable discretion of the Issuer to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined in the reasonable discretion of the Issuer. The Issuer shall not elect or cause any election to be made to apply the Partnership Tax Audit Rules to the Issuer prior to the generally applicable effective date of such legislation, unless the Issuer, in good faith, reasonably determines that such an election would be in the best interests of the Issuer and all Holders of the Debt. Each Partner hereby agrees to take any and all actions, and to furnish any and all information, requested by the Partnership Representative to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Partnership Representative) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Partner, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Partner to take any such adjustment into account directly. Each Partner acknowledges and agrees that it will be liable for all taxes and related interest, additional amounts and penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the Partner’s allocable share (determined with respect to the applicable adjustment period) of the tax items affected by any applicable audit adjustment.

(l)             Upon a Re-Pricing or the designation of an Alternative Rate, the Issuer will cause its Independent accountants to comply with any requirements under Treasury Regulation Section 1.1273-2(f)(9) (or any successor provision) including (as applicable), to (i) determine whether Notes of the Re-Priced Class, the Notes subject to the designation of an Alternative Rate, or Notes replacing the Re-Priced Class are traded on an established market, and (ii) if so traded, to determine the fair market value of such Notes and to make available such fair market value determination to holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the date that the new Notes are issued.

Section 7.18.          Effective Date; Purchase of Additional Collateral Obligations. (a) The Issuer will use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Tests and the Coverage Tests.

(b)            During the period from the Closing Date to and including the Effective Date, the Issuer will use the following funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account and (ii) to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Tests and each Overcollateralization Ratio Test.

(c)            Within 30 Business Days after the Effective Date (but in any event, prior to the Determination Date relating to the first Payment Date after the Closing Date), the Issuer shall provide, or (at the Issuer's expense) cause the Collateral Manager to provide, the following documents:

(i)             to the Rating Agency (via email to CDOEffectiveDatePortfolios@spglobal.com), a report identifying Collateral Obligations and a Microsoft Excel file ("Excel Default Model Input File") that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: LoanX identification number, CUSIP number (if any), name of Obligor, coupon, spread (if applicable), Floating Rate Floor Obligation (if any), legal final maturity date, average life, outstanding principal balance, Principal Balance, identification as a Cov-Lite Loan or otherwise, identification as a First-Lien Last-Out Loan or otherwise, settlement date, the purchase price with respect to any Collateral Obligation the purchase of which has not settled, S&P Industry Classification and S&P Recovery Rate, and requesting that S&P reaffirm its Initial Ratings of the Secured Debt rated by it;

(ii)            to the Collateral Trustee and the Rating Agency (via email to CDOEffectiveDatePortfolios@spglobal.com) a report, prepared by the Collateral Administrator (the "Effective Date Report"), (A) setting forth the issuer, principal balance, coupon/spread, Stated Maturity, S&P Rating and country of Domicile with respect to each Collateral Obligation as of the Effective Date and (B) calculating as of the Effective Date the level of compliance with, or satisfaction or non-satisfaction of (1) each Overcollateralization Ratio Test, (2) the Collateral Quality Tests (excluding the S&P CDO Monitor Test), (3) the Concentration Limitations and (4) the Target Initial Par Condition;

(iii)           to the Collateral Trustee and the Collateral Manager, (A) an Accountants' Report comparing, as of the Effective Date, the issuer, Principal Balance, coupon/spread, stated maturity, S&P Rating and country of Domicile with respect to each Collateral Obligation by reference to such sources as shall be specified therein (such report, the "Accountants' Effective Date Comparison AUP Report") and (B) an Accountants' Report performing agreed upon procedures as of the Effective Date including recalculating and comparing the following items in the Effective Date Report: (1) each Overcollateralization Ratio Test, the Collateral Quality Tests (excluding the S&P CDO Monitor Test) and the Concentration Limitations, and (2) whether the Target Initial Par Condition is satisfied (such report, the "Accountants' Effective Date Recalculation AUP Report" and together with the Accountants' Effective Date Comparison AUP Report, the "Accountants' Effective Date AUP Reports"), with both Accountants' Effective Date AUP Reports containing a statement specifying the procedures undertaken by them to review data and computations relating to such Accountants' Effective Date AUP Reports; and

(iv)           to the Collateral Trustee and the Rating Agency (via email to CDOEffectiveDatePortfolios@spglobal.com) an Officer's certificate of the Issuer (the "Effective Date Certificate") certifying as to the level of compliance with, or satisfaction or non-satisfaction of, (1) each Overcollateralization Ratio Test, (2) the Collateral Quality Tests (excluding the S&P CDO Monitor Test), (3) the Concentration Limitations, and (4) the Target Initial Par Condition, in each case, as of the Effective Date.

If (1) the Issuer or the Collateral Manager, as the case may be, provides the foregoing Accountants' Effective Date AUP Reports to the Collateral Trustee with the results of the items set forth in subclause (ii)(B) above, and such results do not indicate any failure of any such tested item, (2) the Issuer delivers the Effective Date Certificate to the Collateral Trustee and the Rating Agency and causes the Collateral Administrator to make available to the Rating Agency (i) a report identifying the Collateral Obligations and (ii) the Effective Date Report, and such Effective Date Certificate and Effective Date Report indicates satisfaction of the S&P CDO Monitor Test as of the Effective Date, (3) the Collateral Manager certifies to S&P (which may be in the form of an email) that as of the Effective Date the S&P CDO Monitor Test is satisfied (testing as though an S&P CDO Formula Election Period were in effect and taking into account the S&P CDO Monitor Non-Model Adjustments), (4) the Collateral Manager provides to S&P an electronic copy of the Current Portfolio used to generate the passing test result and (5) the Collateral Manager certifies that the Closing Date Participation Condition is satisfied, a written confirmation from S&P of its Initial Ratings of the Secured Debt rated by it shall be deemed to have been provided (the "Effective Date Condition"). For the avoidance of doubt, the Effective Date Certificate and the Effective Date Report shall not include or refer to the Accountants' Effective Date AUP Reports. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants' Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer and Information Agent who will forward for posting such Form 15-E on the Information Agent's Website. Copies of the Accountants' Effective Date Recalculation AUP Report or any other agreed upon procedures report provided by the Independent accountants to the Issuer will not be provided to any other party including the Rating Agency or posted on the Information Agent's Website (other than as provided in any access letter between such Person and the accountants).

(d)            If, by the Determination Date relating to the first Payment Date after the Closing Date (unless the Effective Date Condition is satisfied) S&P has not provided written confirmation of its Initial Ratings of the Secured Debt rated by it, then the Collateral Manager, on behalf of the Issuer, shall instruct the Collateral Trustee in writing to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount (and with such funds the Issuer shall purchase additional Collateral Obligations) in an amount sufficient to obtain from S&P a confirmation of its Initial Ratings of the Secured Debt rated by it (provided that the amount of such transfer would not result in default in the payment of interest with respect to the Class A Debt or the Class B Notes); provided that, in the alternative, the Collateral Manager on behalf of the Issuer may take such other action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to obtain from S&P a confirmation of its Initial Ratings of the Secured Debt rated by it.

(e)            The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith. Of the proceeds of the issuance and incurrence of the Debt which are not applied to pay for the purchase of Collateral Obligations acquired by the Issuer on the Closing Date an amount equal to U.S.$72,032,688.89 will be deposited in the Ramp-Up Account on the Closing Date. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Collateral Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

(f)             Weighted Average S&P Recovery Rate. The Collateral Manager may, at any time after the Closing Date upon at least five Business Days' prior written notice to S&P, the Collateral Trustee and the Collateral Administrator, elect to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test (the effective date specified by the Collateral Manager for such election, the "S&P CDO Monitor Election Date"). On or prior to the later of (x) the S&P CDO Monitor Election Date and (y) the Effective Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate that shall apply on and after such date to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, and the Collateral Manager will so notify the Collateral Trustee and the Collateral Administrator. Thereafter, at any time during any S&P CDO Monitor Election Period on written notice to the Collateral Trustee, the Collateral Administrator and S&P, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided, that if (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations but the Collateral Obligations would not be in compliance with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change, then such changed case shall not apply or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule 4. If the Collateral Manager does not notify the Collateral Trustee and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate in the manner set forth above, the Weighted Average S&P Recovery Rate chosen as of the S&P CDO Monitor Election Date or the Effective Date, as applicable, shall continue to apply.

Section 7.19.          Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder):

(i)             The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are created under, or permitted by, this Indenture and any other Permitted Liens.

(ii)            Other than the security interest Granted to the Collateral Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Collateral Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)           All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a "securities account" (as defined in Section 8-501(a) of the UCC).

(iv)           All Accounts constitute "securities accounts" under Section 8-501(a) of the UCC.

(v)            This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Collateral Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)            The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder), with respect to Assets that constitute Instruments:

(i)             Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Collateral Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Collateral Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Collateral Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Collateral Trustee, for the benefit of the Secured Parties.

(ii)            The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Trustee of its interest and rights in the Assets.

(c)            The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i)             All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as "financial assets" within the meaning of Section 8-102(a)(9) the UCC.

(ii)            The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Trustee of its interest and rights in the Assets.

(iii)           (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Collateral Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Collateral Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Collateral Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Collateral Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv)           The Accounts are not in the name of any Person other than the Issuer or the Collateral Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order (as defined in Section 8-102(a)(8) of the UCC) of any Person other than the Collateral Trustee (and the Issuer prior to a notice of exclusive control being provided by the Collateral Trustee).

(d)            The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)             The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Collateral Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)            The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Trustee of its interest and rights in the Assets.

(e)            The Issuer agrees to notify the Collateral Manager and the Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

Section 7.20.          ESG Criteria. Each Collateral Obligation acquired by the Issuer on and after the Closing Date shall satisfy the ESG Criteria as of the date of such acquisition.

ARTICLE VIII.

Supplemental Indentures

Section 8.1.            Supplemental Indentures Without Consent of Holders of Debt. (a) Without the consent of the Holders of any Debt (except any consent explicitly required below) but with the written consent of the Collateral Manager, at any time and from time to time subject to Section 8.3 and without an Opinion of Counsel being provided to the Issuer or the Collateral Trustee as to whether any Class of Debt would be materially and adversely affected thereby (except as may be explicitly required below), the Issuer and the Collateral Trustee may enter into one or more indentures supplemental hereto, in form satisfactory to the Collateral Trustee, for any of the following purposes:

(i)             to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Debt;

(ii)            to add to the covenants of the Issuer or the Collateral Trustee for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer;

(iii)           to convey, transfer, assign, mortgage or pledge any property to or with the Collateral Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Debt;

(iv)           to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)            to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Collateral Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)           to modify the restrictions on and procedures for resales and other transfers of Debt to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii)          to remove restrictions on resale and transfer of Debt to the extent not required under clause (vi) above;

(viii)         to make any modification or amendment determined by the Issuer or the Collateral Manager (in consultation with legal counsel of national reputation experienced in such matters) as necessary or advisable to enable the Issuer to rely upon the exemption from registration as an investment company provided by Rule 3a-7 under the Investment Company Act or another exemption or exclusion from registration as an investment company under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof), in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Debt;

(ix)            to correct or supplement any inconsistent or defective provisions herein, to cure any ambiguity, omission or errors herein; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant to this clause (ix) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date; provided further that if a Majority of the Controlling Class has objected to the proposed supplemental indenture under this clause within 10 days of the date of delivery of notice of such supplemental indenture by the Collateral Trustee, consent to such supplemental indenture or cure shall be obtained from a Majority of the Controlling Class subsequent to such objection;

(x)             to conform the provisions of this Indenture to the Offering Circular; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant to this clause (x) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(xi)            to take any action necessary, advisable, or helpful to prevent the Issuer, the Collateral Trustee, the Loan Agent or the Holders of any Debt from being subject to (or to otherwise reduce) withholding or other taxes, fees or assessments;

(xii)           (A) with the consent or at the direction of a Supermajority of the Subordinated Notes (and, in the case of an additional issuance or incurrence of Secured Debt, other than in connection with a Risk Retention Issuance or the issuance of Junior Mezzanine Notes, a Majority of the Controlling Class), to permit the Issuer to issue or incur, as applicable, Additional Debt of any one or more existing Classes of Debt and/or Junior Mezzanine Notes; or (B) with the consent or at the direction of a Majority of the Subordinated Notes to permit the Issuer (1) to issue a replacement loan or securities or other indebtedness in connection with a Refinancing, including any modification necessary to (I) reflect the Refinancing of Fixed Rate Debt with Floating Rate Debt or vice versa, (II) establish a non-call period and, if applicable, prohibit future Refinancing and Re-Pricing of any class of refinancing obligations, (III) amend the base rate component and any adjustment thereto used to determine the interest rate on the refinancing obligations or (IV) in the case of a Refinancing of all Classes of Secured Debt (a) modify the Weighted Average Life Test or (b) extend the Reinvestment Period, and to make such other changes as shall be necessary to facilitate a Refinancing or (2) to make such changes as shall be necessary to facilitate the Issuer to effect a Re-Pricing;

(xiii)          to modify the procedures herein relating to compliance with Rule 17g-5 of the Exchange Act;

(xiv)          to accommodate the issuance of the Notes in book-entry form through the facilities of the depository or otherwise;

(xv)           to take any action necessary or advisable to prevent the Issuer or the pool of Assets from being required to register under the 1940 Act, or to avoid any requirement that the Collateral Manager or any Affiliate consolidate the Issuer on its financial statements for financial reporting purposes (provided that no Holders are materially adversely affected thereby);

(xvi)         to reduce the permitted minimum denomination of the Secured Debt;

(xvii)        to change the date on which reports are required to be delivered under this Indenture;

(xviii)       to modify Section 3.3 or Section 7.19 to conform with applicable law;

(xix)          with the consent of a Majority of the Controlling Class, to evidence any waiver or elimination by the Rating Agency of any requirement or condition of the Rating Agency set forth herein;

(xx)           with the consent of a Majority of the Controlling Class, to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by the Rating Agency) relating to collateral debt obligations in general published by the Rating Agency;

(xxi)          to modify any defined term in Section 1.1 of this Indenture or any Schedule to this Indenture that begins with or includes the word "S&P" (other than the defined term "S&P Rating Condition") so long as the S&P Rating Condition is satisfied;

(xxii)         to change the name of the Issuer in connection with the change in name or identity of the Collateral Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xxiii)        to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted by regulatory agencies of the United States federal government, Relevant Member State of the European Economic Area, stock exchange authority, listing agent, transfer agent or additional registrar after the Closing Date that are applicable to the Debt; provided that, other than in connection with an amendment solely to comply with the U.S. Risk Retention Rules to permit a Refinancing, if a Majority of any Class of Debt notifies the Collateral Trustee and the Loan Agent in accordance with this Indenture that such supplemental indenture materially and adversely affects such Holders, the Collateral Trustee shall not execute any such supplemental indenture without the consent of a Majority of such Class of Debt;

(xxiv)        to amend, modify or otherwise change the provisions of this Indenture so that (A) the Issuer is not a "covered fund" under the Volcker Rule, (B) the Secured Debt is not considered to constitute "ownership interests" under the Volcker Rule or (C) ownership of the Secured Debt will otherwise be exempt from the Volcker Rule;

(xxv)         with the consent of a Majority of the Controlling Class, to modify the definition of "Credit Improved Obligation" or "Credit Risk Obligation" in a manner not materially adverse to any holders of any Class of Debt as evidenced by an Officer's certificate of the Collateral Manager to the effect that such modification would not be materially adverse to the holder of any Class of Debt;

(xxvi)        to permit the Issuer to enter into any additional agreements not expressly prohibited by this Indenture as well as any amendment, modification or waiver thereof if the Issuer determines that such additional agreement, amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of holders of any Class of Debt; provided that any such additional agreement shall include customary limited recourse and non-petition provisions;

(xxvii)       with the consent of a Majority of the Controlling Class, to modify (A) the Collateral Quality Tests or the definitions related thereto, (B) any of the Investment Criteria, (C) the requirements regarding the Issuer (or the Collateral Manager on the Issuer's behalf) voting in favor of a Maturity Amendment or (D) the Coverage Tests or the definitions related thereto or the calculation thereof, so long as the Collateral Manager certifies that no Class of Secured Debt would be materially and adversely affected thereby;

(xxviii)      to modify any provision to facilitate an exchange of one obligation for another obligation of the same Obligor that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange; provided that no such supplemental indenture shall be required to facilitate any exchanges of one obligation for another obligation in accordance with Article XII hereof;

(xxix)         to modify or amend any component of the Concentration Limitations and the definitions related thereto which affect the calculation thereof so long as (1) the Collateral Manager certifies that no Class of Secured Debt would be materially and adversely affected thereby, (2) a Majority of the Controlling Class consents to such modification and (3) the S&P Rating Condition is satisfied;

(xxx)          to make any necessary or advisable changes to this Indenture in connection with the adoption of an Alternative Rate or Fallback Rate or to make Benchmark Conforming Changes;

(xxxi)         to make any modification determined by the Collateral Manager necessary or advisable to comply with U.S. Risk Retention Rules, the E.U. Securitization Laws or the U.K. Securitization Laws, including (without limitation) in connection with a Refinancing, Optional Redemption, Re-Pricing, additional issuance or incurrence of Debt or material amendment to any of the Transaction Documents; or

(xxxii)        with the consent of a Majority of the Controlling Class, as determined by the Collateral Manager, to make such changes as are necessary, helpful or appropriate to permit the Issuer to acquire, receive or retain, as applicable, Permitted Non-Loan Assets; provided that, notwithstanding the foregoing, the Collateral Manager shall not be permitted to make any changes to clause (xvii) of the definition of "Concentration Limitations".

Section 8.2.            Supplemental Indentures With Consent of Holders of Debt. Subject to the provisions of Section 8.1 and Section 8.3 and the provisions in this Section 8.2, with the consent of a Majority of the Secured Debt of each Class materially and adversely affected thereby, if any, and if the Subordinated Notes are materially and adversely affected thereby, a Majority of the Subordinated Notes, the Collateral Trustee and the Issuer may, with the written consent of the Collateral Manager, execute one or more supplemental indentures to add provisions to, or change in any manner or eliminate any provisions of, this Indenture or modify in any manner the rights of the Holders of the Debt of any Class under this Indenture; provided that without the consent of each Holder of the Outstanding Debt of each Class materially and adversely affected thereby, no such supplemental indenture described above may:

(i)             change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Debt, reduce the principal amount thereof or the rate of interest thereon, other than in connection with a Re-Pricing or in connection with the adoption of an Alternative Rate or Fallback Rate, or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Debt, or change the earliest date on which Debt of any Class may be redeemed or repaid, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Debt or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Debt or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)            reduce the percentage of the Aggregate Outstanding Amount of Holders of Debt of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for herein;

(iii)           impair or adversely affect the Assets except as otherwise permitted herein;

(iv)           except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Debt of the security afforded by the lien of this Indenture;

(v)            reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Debt whose consent is required to request the Collateral Trustee to preserve the Assets or rescind the Collateral Trustee's election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)           modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Class A Loans, Class A Notes, Class B Notes or Subordinated Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Class A Loan, Class A Note Outstanding, Class B Note Outstanding or Subordinated Note Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

(vii)          modify the definition of the term "Outstanding", "Majority" or "Supermajority" or the Priority of Payments set forth in Section 11.1(a); or

(viii)         modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Debt or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of any Secured Debt to the benefit of any provisions for the redemption of such Secured Debt contained herein.

Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non-Call Period, if any Class of Debt has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended, the written consent of any Holder of any Debt of such Class will not be required with respect to such supplemental indenture.

Section 8.3.            Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII. No amendment to this Indenture or the Credit Agreement will be effective against the Collateral Administrator or the Loan Agent if such amendment would adversely affect the Collateral Administrator or the Loan Agent, as applicable, including, without limitation, any amendment or supplement to this Indenture that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator or the Loan Agent, unless the Collateral Administrator or the Loan Agent, as applicable, otherwise consents in writing.

(b)            Notwithstanding anything to the contrary in Section 8.3(g) below, in the case of any supplemental indenture described in Section 8.1(a)(viii), any supplemental indenture described in Section 8.1(a)(xii)(A) in relation to an additional issuance of Subordinated Notes or Junior Mezzanine Notes only, any supplemental indenture described in Section 8.1(a)(xii)(B)(1) effecting a Refinancing or any supplemental indenture to which the Holders of the Outstanding Debt of each Class have provided their consent, (i) such supplemental indenture shall not be subject to the satisfaction of the S&P Rating Condition, (ii) except in the case of a supplemental indenture described in Section 8.1(a)(xii)(B)(1) effecting a Refinancing, the Collateral Trustee shall not be required to provide notice of such supplemental indenture to the Rating Agency and (iii) the Issuer shall not be required to request written confirmation from the Rating Agency that the S&P Rating Condition has been satisfied. Notwithstanding the foregoing, the Collateral Trustee shall subsequently provide to S&P a copy of any supplemental indenture described in the immediately preceding sentence.

(c)            No supplemental indenture will be required to be entered into in connection with any Exception.

(d)            Except as set forth in Section 8.3(e), the Collateral Trustee and the Issuer may conclusively rely upon an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of the counsel delivering the opinion) that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied (and the Collateral Trustee may conclusively rely on such opinion as evidence that any such Class would not be materially and adversely affected by such supplemental indenture) or a Responsible Officer's certificate of the Collateral Manager as to whether any Class of Debt would be materially and adversely affected by any supplemental indenture or other modification or amendment of this Indenture, it being expressly understood and agreed that the Collateral Trustee shall have no obligation to make any investigation or determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer's certificate, and shall have no liability for any determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer's certificate delivered to the Collateral Trustee as described herein. Unless the Collateral Trustee and the Issuer are notified (within 6 days after notice by the Issuer to the Holders of a proposed supplemental indenture) by a Majority of any Class from whom consent is not being requested by the Issuer (or the Collateral Manager) that the Holders of such Class giving such notice believe that they will be materially and adversely affected by the proposed supplemental indenture, the interests of such Class will be deemed for all purposes hereunder to not be materially and adversely affected by such proposed supplemental indenture. The determination made pursuant to this paragraph shall be conclusive and binding on all present and future holders.

(e)            In connection with the execution of a supplemental indenture requiring consent of the Class A Debt if such Class is materially and adversely affected thereby, unless notified by a Majority of the Class A Debt that such Class would be materially and adversely affected by such supplemental indenture, the Collateral Trustee and the Issuer may conclusively rely on an Opinion of Counsel delivered to the Collateral Trustee (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied (and the Collateral Trustee may conclusively rely on such opinion as evidence that such Class would not be materially and adversely affected by such supplemental indenture) or a certificate of an Officer of the Collateral Manager as to whether the interests of such Class would be materially and adversely affected by such supplemental indenture.

(f)             The Collateral Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Collateral Trustee shall not be obligated to enter into any such supplemental indenture which affects the Collateral Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

(g)            In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Collateral Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Collateral Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel. Such determination shall, in each case, be conclusive and binding on all present and future Holders and beneficial owners.

(h)            At the cost of the Issuer, for so long as any Debt shall remain Outstanding, not later than 10 days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 and not later than 7 days prior to the execution of any proposed supplemental indenture pursuant to Section 8.2, the Collateral Trustee shall deliver to the Collateral Manager, the Collateral Administrator, the Loan Agent and the Holders a copy of such proposed supplemental indenture; provided that, for any party entitled to receive notice, this provision will be deemed satisfied (1) upon the written waiver of such party to receipt of such notice or (2) in the case of the holders, the simultaneous payment in full of the Debt held by such holders pursuant to the proposed supplemental indenture. At the cost of the Issuer, for so long as any Class of Secured Debt shall remain Outstanding and such Class is rated by the Rating Agency, the Collateral Trustee shall provide to the Rating Agency a copy of any proposed supplemental indenture at least 7 days prior to the execution thereof by the Collateral Trustee (unless such period is waived by the Rating Agency). Following such deliveries by the Collateral Trustee, if any changes are made to such proposed supplemental indenture other than to correct typographical errors or to adjust formatting, then at the cost of the Issuer, for so long as any Debt shall remain Outstanding, not later than 3 days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date 10 days or 7 days, as applicable, after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.3(g)), the Collateral Trustee shall deliver to the Collateral Manager, the Collateral Administrator, the Loan Agent, the Holders and the Rating Agency a copy of such supplemental indenture as revised, indicating the changes that were made. Any failure of the Collateral Trustee to publish or deliver such notices, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture. In the case of a supplemental indenture to be entered into pursuant to Section 8.1(a)(xii)(B), the foregoing notice periods shall not apply and a copy of the proposed supplemental indenture shall be included in the notice of Optional Redemption given to each holder of Secured Debt under Section 9.2; and, upon execution of the supplemental indenture, at the cost of the Issuer, a copy thereof shall be delivered to the Rating Agency and each Holder of Debt.

(i)             Without limiting the rights of any Class to consent to any supplemental indenture as set forth herein, it shall not be necessary for any Act of the Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(j)             At any time during or after the Reinvestment Period, at the written direction of any Holder or Holders of Subordinated Notes, substantially in the form of Exhibit E (solely for Contributions of Cash or Eligible Investments), but without any amendment to this Indenture, satisfaction of the S&P Rating Condition or the consent of any other holder of Debt (i) such Holder may make a Contribution of Cash, Eligible Investments or Collateral Obligations or (ii) solely with respect to Holders of Certificated Subordinated Notes, such Holder may designate (prior to the Determination Date) all or a specified portion of amounts that would otherwise be distributed on such Payment Date to such Holder or Holders of Subordinated Notes be retained by the Collateral Trustee in the Supplemental Reserve Account as a Contribution and be available for reinvestment in additional Collateral Obligations and other Permitted Uses as directed by the applicable Contributor, so long as the Collateral Manager consents to such Permitted Use(s) (or, if no direction is given by the Contributor, at the Collateral Manager's reasonable discretion).

(k)            Unless the Collateral Trustee and the Issuer are notified within 6 days after notice by the Collateral Trustee to the holders of a proposed supplemental indenture by a Majority of any Class from whom consent is not being requested that the holders of such Class giving such notice believe that they will be materially and adversely affected by the proposed supplemental indenture, the interests of such Class will be deemed for all purposes to not be materially and adversely affected by such proposed supplemental indenture.

Section 8.4.            Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5.            Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Collateral Trustee in exchange for Outstanding Notes.

Section 8.6.            Hedge Agreements. The Issuer and the Collateral Trustee shall not enter into any supplemental indenture that permits the Issuer to enter into a hedge agreement unless the S&P Rating Condition is satisfied with respect thereto and the Issuer obtains (a) written advice of counsel that such hedge agreement will not cause any Person to be required to register as a "commodity pool operator" (within the meaning of the Commodity Exchange Act) with the Commodity Futures Trading Commission in connection with the Issuer and (b) the consent of a Majority of the Controlling Class.

ARTICLE IX.

Redemption Of DEBT

Section 9.1.            Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Debt pursuant to the Priority of Payments.

Section 9.2.            Optional Redemption. (a) The Secured Debt shall be redeemable by the Issuer at the written direction of a Majority of the Subordinated Notes (and in the case of a Refinancing, with the consent of the Collateral Manager and the U.S. Retention Provider) as follows: (i) the Secured Debt shall be redeemed in whole in order of seniority (with respect to all Classes of Secured Debt) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds, Contributions of Cash and/or Refinancing Proceeds and all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(I) or (ii) the Secured Debt shall be redeemed in part by Class from Refinancing Proceeds, Contributions of Cash and/or Partial Refinancing Interest Proceeds and all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(I) on any Business Day after the end of the Non-Call Period as long as the Class of Secured Debt to be redeemed represents not less than the entire Class of such Secured Debt. In connection with any such redemption, the Secured Debt shall be redeemed at the applicable Redemption Prices and a Majority of the Subordinated Notes must provide the above described written direction (and the Collateral Manager and the U.S. Retention Provider must provide the above described consent in the case of a Refinancing) to the Issuer, the Collateral Trustee and the Loan Agent not later than 10 days (or such shorter period of time as the Collateral Trustee, the Loan Agent and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Secured Debt to be redeemed must be redeemed simultaneously.

(b)            Upon receipt of a notice of any redemption of Secured Debt in whole pursuant to Section 9.2(a)(i), the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Debt to be redeemed and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Aggregate Collateral Management Fee due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Debt and to pay such fees and expenses, the Secured Debt may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation, merger or other arrangement.

(c)            The Subordinated Notes may be redeemed, in whole but not in part, for the relevant Redemption Price, on any Business Day on or after the redemption (including in connection with a Refinancing of all Classes of Secured Debt) or repayment of all of the Secured Debt, at the written direction of a Majority of the Subordinated Notes delivered to the Collateral Trustee and the Collateral Manager on behalf of the Issuer at least five Business Days prior to the designated Business Day on which the Subordinated Notes are to be redeemed (which direction may be given in connection with a direction to redeem the Secured Debt or at any time after the Secured Debt has been redeemed or repaid in full).

(d)            In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), the Secured Debt may be redeemed on any Business Day after the expiration of the Non-Call Period in whole from Refinancing Proceeds, Contributions of Cash and/or Sale Proceeds or in part by Class from Refinancing Proceeds, Contributions of Cash and/or Partial Refinancing Interest Proceeds as provided in Section 9.2(a)(ii) by a Refinancing; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager, the U.S. Retention Provider and a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below.

(e)            In the case of a Refinancing upon a redemption of the Secured Debt in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds, any amounts in the Supplemental Reserve Account, all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(I), all Sale Proceeds, if any, from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, Contributions of Cash and all other available funds will be at least sufficient to redeem simultaneously the Secured Debt then required to be redeemed, in whole but not in part (subject to any election to receive less than 100% of Redemption Price as noted below), and to pay all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Collateral Trustee, the Loan Agent and the Collateral Administrator (including reasonable attorneys' fees and expenses) in connection with such Refinancing, (ii) the Refinancing Proceeds, any amounts in the Supplemental Reserve Account, all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that is otherwise payable pursuant to Section 11.1(a)(i)(I), all Sale Proceeds, if any, Contributions of Cash and other available funds are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i) and (iv) the Collateral Manager and the U.S. Retention Provider each consents to such Refinancing.

In connection with a Refinancing pursuant to which all Classes of Secured Debt are being refinanced, the Collateral Manager may, without the consent of any Person, including any Holder, designate Principal Proceeds up to the Excess Par Amount as of the related Determination Date as Interest Proceeds for payment on the Redemption Date. Notice of any such designation will be provided to the Collateral Trustee (with copies to the Collateral Administrator and the Rating Agency) on or before the related Determination Date.

(f)             In the case of a Refinancing upon a redemption of the Secured Debt in part by Class pursuant to Section 9.2(a)(ii), such Refinancing will be effective only if: (i) the Issuer has provided notice thereof to the Rating Agency, (ii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of Cash, any amounts in the Supplemental Reserve Account and all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(I) will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Debt subject to Refinancing, (iii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of Cash, any amounts in the Supplemental Reserve Account and all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that is otherwise payable pursuant to Section 11.1(a)(i)(I) are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i), (v) the aggregate principal amount of any obligations providing the Refinancing is equal to the aggregate principal amount of the Secured Debt being redeemed with the proceeds of such obligations plus an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Debt being refinanced; provided that, the stated maturity of a class of obligations providing the Refinancing may be later (but in no case earlier) than the corresponding Stated Maturity of a Class of Debt being refinanced if the S&P Rating Condition is satisfied with respect to each Class of Secured Debt not subject to the Refinancing, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses owed to Persons that the Collateral Manager informs the Collateral Trustee and the Loan Agent will be paid solely as Administrative Expenses payable in accordance with this Indenture; provided that any such fees and expenses due to the Collateral Trustee and the Loan Agent and determined by the Collateral Manager to be paid in accordance with the Priority of Payments shall not be subject to the Administrative Expense Cap), (viii) the Refinancing Rate Condition is satisfied, (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Debt being refinanced, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Debt being refinanced (except that, at the Issuer's election, the earliest date, if any, on which the obligations providing the Refinancing may be redeemed at the option of the Issuer may be different than the earliest date on which the Secured Debt redeemed in connection with such Refinancing were subject to redemption at the option of the Issuer), (xi) each of the Collateral Manager and the U.S. Retention Provider consents to such Refinancing, (xii) the Issuer has received written advice from Dechert LLP or Paul Hastings LLP, or an opinion of counsel of nationally recognized standing to the effect that (A) such Refinancing will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (B) such Refinancing will not result in the Issuer being subject to U.S. federal income tax on a net basis and (xii) the Issuer (or the Collateral Manager on behalf of the Issuer) has provided an Officer's certificate to the Collateral Trustee and the Loan Agent certifying that the conditions to such Refinancing have been satisfied.

(g)            The Holders of the Subordinated Notes will not have any cause of action against any of the Issuer, the Collateral Manager, the Collateral Administrator, the Loan Agent or the Collateral Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and the Collateral Trustee (at the direction of the Issuer) and/or the Loan Agent (in the case of the Credit Agreement and at the direction of the Issuer as borrower thereunder) shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Debt other than a Majority of the Subordinated Notes. Neither the Collateral Trustee nor the Loan Agent shall be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder or under the Credit Agreement, and the Collateral Trustee and the Loan Agent shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture and the Credit Agreement (except that such officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants' Report).

(h)            In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 10 days (in the case of an Optional Redemption of the Secured Debt) (or such shorter period of time as the Collateral Trustee, the Loan Agent, and the Collateral Manager find reasonably acceptable) or 5 Business Days (in the case of an Optional Redemption of the Subordinated Notes) (or such shorter period of time as the Collateral Trustee, the Loan Agent and the Collateral Manager find reasonably acceptable) prior to the Redemption Date, notify the Collateral Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Debt to be redeemed on such Redemption Date and the applicable Redemption Price (which Redemption Price shall be the Redemption Price to be paid in the event no Redemption Distribution Date occurs and may be decreased as a result of payments on Redemption Distribution Dates to the extent that such payment reduces the amount of interest that accrues on one or more Classes of Debt); provided that failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which a Refinancing fails to occur shall not constitute an Event of Default. If a Redemption Distribution Date occurs the Redemption Price to be paid to the Holders of Debt may be reduced without notice to Holders.

(i)             In connection with any Optional Redemption of the Secured Debt in whole, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt.

(j)             In connection with an Optional Redemption of all Classes of Secured Debt, a Majority of the Subordinated Notes may direct the Issuer (who shall give written notice to the Collateral Trustee, the Loan Agent and the Collateral Administrator no less than 4 Business Days prior to such date) to distribute amounts on deposit in the Collection Account to pay a portion of the Redemption Price pursuant to the Priority of Payments on one or more Business Days prior to the Redemption Date (any such date a "Redemption Distribution Date"). The Collateral Manager may elect to distribute Interest Proceeds, Principal Proceeds or both on such Redemption Distribution Date pursuant to the applicable Priority of Payments. To the extent the Collateral Manager does not elect to distribute amounts pursuant to Section 11.1(a)(i), holders of Debt shall not be entitled to receive any amounts on account of accrued and unpaid interest on such date. No Distribution Report shall be required to be prepared in connection with any such Redemption Distribution Date.

Section 9.3.            Tax Redemption. (a) The Debt shall be redeemed in whole but not in part on any Business Day (any such redemption, a "Tax Redemption") at their applicable Redemption Prices at the written direction (delivered to the Collateral Trustee and the Loan Agent) of (x) a Majority of any Affected Class or (y) a Majority of the Subordinated Notes, in either case following the occurrence and continuation of a Tax Event.

(b)            In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt.

(c)            Upon its receipt of such written direction directing a Tax Redemption, the Collateral Trustee shall promptly notify the Collateral Manager, the Holders and the Rating Agency thereof.

(d)            If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator, the Loan Agent and the Collateral Trustee thereof, and upon receipt of such notice the Collateral Trustee shall promptly notify the Holders of the Debt and the Rating Agency thereof.

Section 9.4.            Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.2, the written direction of a Majority of the Holders of the Subordinated Notes (and in the case of a Refinancing, the consent of the Collateral Manager and the U.S. Retention Provider) required thereby shall be provided to the Issuer, the Collateral Trustee, the Loan Agent and the Collateral Manager not later than 10 days (or such shorter period of time as the Collateral Trustee, the Loan Agent and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such notice). In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by the Collateral Trustee not later than four (4) Business Days prior to the applicable Redemption Date, to each Holder of Debt, at such Holder's address in the Register.

(b)            All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)             the applicable Redemption Date;

(ii)            the Redemption Prices of the Debt to be redeemed;

(iii)           all of the Secured Debt that are to be redeemed are to be redeemed in full and that interest on such Secured Debt shall cease to accrue on the Business Day specified in the notice;

(iv)           the place or places where Debt is to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2; and

(v)            if all Secured Debt is being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

(c)            The Issuer may withdraw any such notice of redemption delivered pursuant to Section 9.2 up to the Business Day prior to the proposed Redemption Date by written notice to the Collateral Trustee.

(d)            Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Collateral Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

(e)            Unless Refinancing Proceeds are being used to redeem the Secured Debt in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Debt may be optionally redeemed unless (i) at least five Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Collateral Trustee and the Loan Agent evidence, in a form reasonably satisfactory to the Collateral Trustee and the Loan Agent (which may be in the form of a certificate of a Responsible Officer of the Collateral Manager), that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions to purchase (directly or by participation, merger or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments, and redeem the applicable Class of Secured Debt on the scheduled Redemption Date (and after giving effect to payment on any applicable Redemption Distribution Dates) at the applicable Redemption Prices (or, such other amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Collateral Trustee and the Loan Agent that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, (B) the Market Value of each Collateral Obligation, (C) any Contributions in Cash and (D) other amounts available for redemption is expected to exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of Secured Debt, such other amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the applicable Class of Secured Debt and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments (after giving effect to payments on any Redemption Distribution Date). Any certification delivered by the Collateral Manager pursuant to this Section 9.4(e) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation, merger or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(e). Any Holder of Debt, the Collateral Manager or any of their respective Affiliates or accounts managed thereby or by any of their respective Affiliates shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

(f)             If a Class or Classes of Secured Debt is redeemed in connection with a Refinancing in part by Class, Refinancing Proceeds, together with Partial Refinancing Interest Proceeds, and/or Contributions of Cash, shall be used to pay the Redemption Price(s) of such Class or Classes of Secured Debt without regard to the Priority of Payments. In addition, in connection with a Refinancing pursuant to which all Classes of Secured Debt are being refinanced, the Collateral Manager may, without the consent of any Person, including any Holder, designate Principal Proceeds up to the Excess Par Amount as of the related Determination Date as Interest Proceeds for payment to the Holders of the Subordinated Notes on the Redemption Date. Notice of any such designation will be provided to the Collateral Trustee (with copies to the Collateral Administrator and the Rating Agency) on or before the related Determination Date.

Section 9.5.            Debt Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Debt to be redeemed shall, on the Redemption Date, subject to Section 9.4(e) and the Issuer's right to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Debt that constitutes Secured Debt shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Collateral Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Collateral Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Debt so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Debt, or in the case of Notes, one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b)            If any Secured Debt called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Debt remains Outstanding; provided that the reason for such non-payment is not the fault of such Holder.

Section 9.6.            Special Redemption. Principal payments on the Secured Debt shall be made in part in accordance with the Priority of Payments on any Payment Date (i) during the Reinvestment Period, if the Collateral Manager in its sole discretion notifies the Collateral Trustee and the Loan Agent at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations or (ii) after the Effective Date unless the Effective Date Condition is satisfied, if the Collateral Manager notifies the Collateral Trustee that a redemption is required in order to obtain from S&P written confirmation of its Initial Ratings of the Secured Debt rated by it (in each case, a "Special Redemption"). On the first Payment Date after the Closing Date (and all subsequent Payment Dates) identified by the Collateral Manager for the Special Redemption (in the case of a Special Redemption described in clause (i) above) or Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (any such initial date a "Special Redemption Date"), the amount in the Collection Account representing as applicable either (1) Principal Proceeds which the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations or (2) Interest Proceeds and Principal Proceeds available therefor in accordance with the Priority of Payments on each Payment Date until the Issuer obtains confirmation from S&P of its Initial Ratings of the Secured Debt rated by it (such amount, the "Special Redemption Amount") will be available to be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.6 shall be given by the Collateral Trustee and the Loan Agent not less than (x) in the case of a Special Redemption described in clause (i) above, three Business Days prior to the applicable Special Redemption Date and (y) in the case of a Special Redemption described in clause (ii) above, one Business Day prior to the initial applicable Special Redemption Date, in each case by facsimile, email transmission or first class mail, postage prepaid, to each Holder of Secured Debt affected thereby at such Holder's facsimile number, email address or mailing address in the Register and to the Rating Agency.

Section 9.7.            Issuer Purchases and Repayments of Secured Debt. Notwithstanding anything to the contrary in this Indenture or the Credit Agreement, the Issuer may conduct purchases and repayments of the Secured Debt, in whole or in part, in accordance with, and subject to, the terms and conditions of this Section 9.7. Notwithstanding the provisions of Section 10.2 (or any other terms hereof to the contrary), amounts in the Principal Collection Subaccount and/or the Supplemental Reserve Account may be disbursed for purchases or repayments of Secured Debt in accordance with the provisions described in this Section 9.7. Upon written instruction by the Issuer, the Collateral Trustee shall cancel any such purchased Secured Notes surrendered to it for cancellation or, in the case of any Global Secured Note, the Collateral Trustee shall decrease the aggregate outstanding principal amount of such Global Secured Note in its records by the full par amount of the purchased Secured Notes, and instruct DTC or its nominee, as the case may be, to conform its records. In connection with any such cancellation of an interest in a Global Secured Note, the Issuer (or other beneficial owner of such interest) shall reasonably cooperate with the Collateral Trustee in connection with such cancellation, including without limitation, surrendering such interest and providing any necessary instructions to DTC. The cancellation (and/or decrease, as applicable) of any such surrendered Notes shall be taken into account for purposes of all relevant calculations thereafter made pursuant to the terms of this Indenture.

No purchases or repayments (for the avoidance of doubt, not including an Optional Redemption) of the Secured Debt by the Issuer may occur unless each of the following conditions is satisfied:

(i)             such purchases or repayments of Secured Debt shall occur in the following sequential order of priority: first, the Class A Loans and the Class A Notes, pro rata based on the Aggregate Outstanding Amount of each Class, until the Class A Debt is retired in full; and second, the Class B Notes, until the Class B Notes are retired in full;

(ii)            (A) each such purchase or repayment, as applicable, of Secured Debt of any Class shall be made pursuant to an offer made to all Holders and beneficial owners of the Secured Debt of such Class, by notice to such Holders and beneficial owners, which notice shall specify the purchase price or repayment amount (as a percentage of par) at which such purchase or repayment will be effected, the maximum amount of Principal Proceeds that will be used to effect such purchase or repayment and the length of the period during which such offer will be open for acceptance, (B) each such Holder or beneficial owner of a Secured Note shall have the right, but not the obligation, to accept such offer in accordance with its terms and (C) if the aggregate outstanding principal amount of Debt of the relevant Class held by the Holders or beneficial owners who accept such offer exceeds the amount of Principal Proceeds specified in such offer, a portion of the Debt of each accepting Holder and beneficial owner shall be purchased or repaid, as applicable, (subject to the minimum denominations and the applicable procedures of DTC) pro rata based on the respective principal amount held by each such Holder or beneficial owner;

(iii)           each such purchase or repayment shall be effected only at prices discounted from par;

(iv)           each such purchase or repayment of Secured Debt shall occur during the Reinvestment Period and shall be effected with Principal Proceeds;

(v)            each Coverage Test is satisfied immediately prior to each such purchase or repayment and will be satisfied, maintained or improved after giving effect to such purchase or repayment;

(vi)           to the extent that Sale Proceeds are used to consummate any such purchase or repayment, either (I) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests (except the S&P CDO Monitor Test) will be satisfied after giving effect to such purchase or repayment or (II) if any such requirement or test was not satisfied immediately prior to such purchase or repayment, such requirement or test will be maintained or improved after giving effect to such purchase or repayment;

(vii)          no Event of Default shall have occurred and be continuing;

(viii)         each such purchase or repayment will otherwise be conducted in accordance with applicable law;

(ix)            the Collateral Trustee shall have received an Officer's certificate of the Collateral Manager to the effect that the conditions in the foregoing clauses (i) through (viii) have been satisfied; and

(x)             notice of each such purchase or repayment shall be provided to the Rating Agency.

Any Secured Notes to be purchased shall be surrendered to the Collateral Trustee for cancellation in accordance with Section 2.9. Upon receipt of the Officer's certificate described in preceding sub-clause (ix), the Collateral Trustee shall disburse any available amount in the Principal Collection Subaccount on any Business Day pursuant to Issuer instruction (or the Collateral Manager acting on behalf of the Issuer), which instruction shall identify that such disbursement is for the purchase or repayment of Secured Debt pursuant to and in accordance with this Section 9.7. The Issuer reserves the right to cancel any offer to purchase or repay Secured Debt prior to finalizing such offer.

Section 9.8.            Optional Re-Pricing. On any Business Day after the Non-Call Period, at the direction of a Majority of the Subordinated Notes and with the consent of the Collateral Manager and the U.S. Retention Provider, the Issuer shall reduce the spread over the Benchmark or the fixed interest rate applicable with respect to any Class of Re-Pricing Eligible Debt (such reduction with respect to any such Class of Debt, a "Re-Pricing" and any Class of Secured Debt to be subject to a Re-Pricing, a "Re-Priced Class"); provided that the Issuer shall not effect any Re-Pricing unless each condition specified below is satisfied with respect thereto. For the avoidance of doubt, no terms of any Secured Debt other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the "Re-Pricing Intermediary") upon the recommendation and subject to the approval of a Majority of the Subordinated Notes and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

At least 20 days (or such shorter period reasonably acceptable to the Collateral Trustee, the Loan Agent and the Collateral Manager) prior to the Business Day fixed by a Majority of the Subordinated Notes for any proposed Re-Pricing (the "Re-Pricing Date"), the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) shall deliver a notice in writing (with a copy to the Collateral Manager, the Collateral Trustee, the Loan Agent and the Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall:

(a)            specify the proposed Re-Pricing Date and the revised spread over the Benchmark or the fixed interest rate to be applied with respect to such Class (the "Re-Pricing Rate");

(b)            request each Holder of the Re-Priced Class to approve the proposed Re-Pricing; and

(c)            specify the price at which Debt of any Holder of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to the following paragraph, which, for purposes of such Re-Pricing, shall be the Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date.

In the event any Holders of the Re-Priced Class do not deliver written consent to the proposed Re-Pricing on or before the date that is not more than 5 Business Days after such notice, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the consenting Holders of the Re-Priced Class, specifying the aggregate principal amount of the Debt of the Re-Priced Class held by such non-consenting Holders, and shall request each such consenting Holder provide written notice to the Issuer, the Collateral Trustee, the Loan Agent, the Collateral Manager and the Re-Pricing Intermediary if such Holder would like to purchase all or any portion of the Debt of the Re-Priced Class held by the non-consenting Holders (each such notice, an "Exercise Notice") within five Business Days after receipt of such notice (subject to the minimum denomination and applicable procedures of DTC). In the event the Issuer shall receive Exercise Notices with respect to more than the aggregate principal amount of the Debt of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, pro rata based on the aggregate principal amount of the Debt such Holders indicated an interest in purchasing pursuant to their Exercise Notices (subject to the minimum denomination and applicable procedures of DTC). In the event the Issuer shall receive Exercise Notices with respect to less than the aggregate principal amount of the Debt of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer (subject to the minimum denomination and applicable procedures of DTC), shall cause the sale and transfer of such Debt, without further notice to the non-consenting Holders thereof, for settlement on the Re-Pricing Date to the Holders delivering Exercise Notices with respect thereto, and any excess Debt of the Re-Priced Class held by non-consenting Holders shall be sold (for settlement on the Re-Pricing Date) to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Debt to be effected pursuant to this paragraph shall be made at a price equal to the aggregate principal amount of such Debt together with any accrued and unpaid interest thereon, in each case after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions of this Indenture described in this Section 9.8. Each Holder of Secured Debt, by its acceptance of an interest in the Secured Debt, agrees to sell and transfer its Secured Debt in accordance with the provisions of this Indenture described in this Section 9.8 and agrees to cooperate with the Issuer, the Re-Pricing Intermediary, the Loan Agent and the Collateral Trustee to effect such sales and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Collateral Trustee, the Loan Agent and the Collateral Manager not later than five Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Debt of the Re-Priced Class held by non-consenting Holders. For the avoidance of doubt, such Re-Pricing will apply to all the Debt of the Re-Priced Class, including the Debt of the Re-Priced Class held by non-consenting Holders.

The Issuer shall not effect any proposed Re-Pricing unless: (i) with the consent of the Majority of the Subordinated Notes, the Collateral Manager and the U.S. Retention Provider, the Issuer, the Loan Agent and the Collateral Trustee shall have entered into a supplemental indenture and the Issuer, the Collateral Trustee and the Loan Agent shall have entered into an amendment to the Credit Agreement, as applicable, dated as of the Re-Pricing Date solely to decrease the spread over the Benchmark or fixed interest rate applicable to the Re-Priced Class; (ii) the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) confirms in writing that all Debt of the Re-Priced Class held by non-consenting Holders have been sold and transferred pursuant to clause (c) above; (iii) the Rating Agency shall have been notified of such Re-Pricing; (iv) all expenses of the Issuer, the Loan Agent and the Collateral Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the Holders of the Subordinated Notes, unless such expenses shall have been paid (including from proceeds of any additional issuance of Subordinated Notes) or shall be adequately provided for by an entity other than the Issuer; and (v) the Issuer has received written advice from Dechert LLP or Paul Hastings LLP, or an Opinion of Counsel of nationally recognized standing to the effect that (A) such Re-Pricing will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (B) such Re-Pricing will not result in the Issuer being subject to U.S. federal income tax on a net basis.

Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. Any notice of a Re-Pricing may be withdrawn by a Majority of the Subordinated Notes on or prior to the Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Collateral Trustee, the Loan Agent and the Collateral Manager for any reason. Upon receipt of such notice of withdrawal, the Collateral Trustee shall send such notice to the Holders of Debt and the Rating Agency.

The Issuer shall direct the Collateral Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing and the Collateral Trustee shall have the authority to take such actions as may be directed by the Issuer or the Collateral Manager as the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or Collateral Manager shall deem necessary or desirable to effect a Re-Pricing. In order to give effect to the Re-Pricing, the Issuer shall, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Debt of each Class held by such consenting or non-consenting Holder(s). The Collateral Trustee and the Loan Agent shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the Re-Pricing is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Collateral Trustee and the Loan Agent may request and rely on an Issuer Order providing direction and any additional information requested by the Collateral Trustee or the Loan Agent in order to effect a Re-Pricing.

Section 9.9.            Clean-Up Call Redemption.

(a)            At the written direction of either a Majority of the Subordinated Notes or the Collateral Manager in its sole discretion (which direction shall be given so as to be received by the Issuer, the Collateral Trustee, the Loan Agent, the Rating Agency and, in the case of such direction delivered by a Majority of the Subordinated Notes, the Collateral Manager not later than 30 days prior to the proposed Redemption Date specified in such direction), the Secured Debt will be subject to redemption by the Issuer, in whole but not in part (a "Clean-Up Call Redemption"), at the Redemption Price therefor, on any Business Day after the Non-Call Period if the Collateral Principal Amount is less than 20.0% of the Target Initial Par Amount.

(b)            Upon receipt of notice directing the Issuer to effect a Clean-Up Call Redemption and subject to any transfer restriction, the Issuer (or, at the written direction and expense of the Issuer, the Collateral Trustee and the Loan Agent on behalf of the Issuer) will offer to the Collateral Manager, the holders of the Subordinated Notes and any other Person identified by the Issuer or the Collateral Manager the right to bid to purchase the Collateral Obligations at a price not less than the Clean-Up Call Purchase Price. Any Clean-Up Call Redemption is subject to (i) the sale of the Collateral Obligations by the Issuer to the highest bidder therefor (it being understood that any such sale of Collateral Obligations may consist of multiple transactions in which Collateral Obligations are sold in groups or on an individual basis, or any combination of the two, or as an entire pool, as determined by the Collateral Manager) on or prior to the third Business Day immediately preceding the related Redemption Date, for a purchase price in cash (the "Clean-Up Call Purchase Price") payable prior to or on the Redemption Date at least equal to the greater of (1) the sum of (a) the sum of the Redemption Prices of the Secured Debt, plus (b) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments prior to distributions in respect of the Subordinated Notes, minus (c) all other Assets available for application in accordance with the Priority of Payments on the Redemption Date and (2) the Market Value of such Assets being purchased, and (ii) the receipt by the Collateral Trustee from the Collateral Manager, prior to such purchase, of certification from the Collateral Manager that the sum expected to be received satisfies clause (i). Upon receipt by the Collateral Trustee of the certification referred to in the preceding sentence, the Collateral Trustee (pursuant to written direction from, and at the expense of, the Issuer) and the Issuer shall take all actions necessary to sell, assign and transfer the Assets to the applicable holder of Subordinated Notes, the Collateral Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Purchase Price. The Collateral Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Collateral Manager.

(c)            Upon receipt from a Majority of the Subordinated Notes or the Collateral Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date (as specified in the direction delivered pursuant to clause (a) above) and the Record Date for any redemption pursuant to this Section 9.9 and give written notice thereof to the Collateral Trustee (which shall forward such notice to the Holders), the Collateral Administrator, the Collateral Manager and the Rating Agency not later than 15 Business Days prior to the proposed Redemption Date.

(d)            Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to two Business Days prior to the related scheduled Redemption Date by written notice to the Collateral Trustee, the Rating Agency and the Collateral Manager only if amounts equal to the Clean-Up Call Purchase Price are not received in full in immediately available funds by the third Business Day immediately preceding such Redemption Date. Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Collateral Trustee at the expense of the Issuer to each Holder of Debt to be redeemed at such Holder's address in the Register, by overnight courier guaranteeing next day delivery not later than the second Business Day prior to the related scheduled Redemption Date.

(e)            On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Purchase Price shall be distributed pursuant to the Priority of Payments.

ARTICLE X.

Accounts, Accountings And Releases

Section 10.1.          Collection of Money. (a) Except as otherwise expressly provided herein, the Collateral Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Collateral Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Debt and shall apply it as provided herein. Each Account shall be established and maintained (I) with a federal or state-chartered depository institution which has a long-term issuer rating of at least "A" and a short-term issuer rating of at least "A-1" by S&P (or a long-term issuer rating of at least "A+" by S&P if such institution has no short-term rating) or (II) in segregated trust accounts with the corporate trust department of a federal or state-chartered depository institution rated at least "BBB" by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture.

(b)            If any institution described in Section 10.1(a) above falls below the requirements specified in Section 10.1(a)(I) or (II), the assets held in such Account shall be moved by the Issuer within 60 calendar days to another institution that has ratings that satisfy such requirements.

Section 10.2.          Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian three segregated trust accounts, one of which will be designated as the "Interest Collection Subaccount", one of which will be designated as the "Principal Collection Subaccount" and one of which will be designated as the "Pass-Through Collection Subaccount" (and which together will comprise the Collection Account), each held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All amounts received in respect of the Assets shall be deposited into the Pass-Through Collection Subaccount and, upon identification by the Collateral Manager as Interest Proceeds or Principal Proceeds, shall be withdrawn from the Pass-Through Collection Subaccount and deposited into the Interest Collection Subaccount or the Principal Collection Subaccount, as applicable. The Collateral Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof or upon transfer from the Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Collateral Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than Contributions and payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Collateral Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account (excluding for this purpose, the Pass-Through Collection Subaccount) shall be reinvested pursuant to Section 10.6(a).

(b)            The Collateral Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Collateral Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm's length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer's certificate to the Collateral Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer's certificate to the Collateral Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)            At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order the Collateral Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest) and reinvest such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order and the purchase price for such Collateral Obligations (including accrued interest and other accrued amounts for such additional Collateral Obligations) may be paid on or following the settlement thereof as directed in an Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order the Collateral Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)            The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order, the Collateral Trustee shall pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant held in the Assets or right to acquire equity securities; provided that if such payment is made from Principal Proceeds, unless such Principal Proceeds were designated as such pursuant to a Contribution, (x) the Adjusted Collateral Principal Amount is greater than or equal to the Reinvestment Target Par Balance after giving effect to such payment, (y) each Overcollateralization Ratio Test is satisfied after giving effect to such payment and (z) the aggregate amount of all such payments pursuant to this clause (i) does not exceed 10.0% of the Target Initial Par Amount, (ii) any amount required to acquire loan assets or debt securities in connection with the insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Obligation or the Obligor thereof (including, for the avoidance of doubt, any Permitted Collateral Obligation (which Permitted Collateral Obligation shall be treated as a Collateral Obligation, subject to treatment as a Defaulted Obligation in accordance with Section 12.2(j))) in accordance with such Issuer Order; provided that, so long as any Debt Outstanding are rated by the Rating Agency, (A) if such payment is made from Interest Proceeds, in the reasonable judgment of the Collateral Manager, such payment will not cause a default or deferral in the payment, when due and payable, of any interest on any Class of Debt, (B) if such payment is made from Principal Proceeds, unless such Principal Proceeds were designated as such pursuant to a Contribution, (x) the Adjusted Collateral Principal Amount is greater than or equal to the Reinvestment Target Par Balance after giving effect to such payment, (y) each Overcollateralization Ratio Test is satisfied after giving effect to such payment and (z) the aggregate amount of all such payments since the Closing Date pursuant to this clause (ii) does not exceed 10.0% of the Target Initial Par Amount and (C) notice thereof is provided to the Rating Agency, (iii) any amount required to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment) as may be required by the Issuer as a lender under the Underlying Instruments and (iv) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided further that the Collateral Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e)            The Collateral Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date and on any Redemption Date or Redemption Distribution Date and, in the case of proceeds received in connection with a Refinancing of the Secured Debt in whole, on the date of receipt thereof, the amount set forth to be so transferred in the Distribution Report for such Payment Date or the Redemption Distribution Direction for such Redemption Distribution Date.

(f)             The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order the Collateral Trustee shall (i) transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to Section 7.18(d) and/or (ii) apply amounts in the Principal Collection Subaccount to the purchase or repayment of Secured Debt pursuant to Section 9.7.

(g)            In connection with a Refinancing or Re-Pricing of one or more Classes of Secured Debt, the Collateral Manager on behalf of the Issuer may direct the Collateral Trustee to apply Available Interest Proceeds from the Interest Collection Subaccount on the date of such Refinancing or Re-Pricing, as applicable, to the payment of the Redemption Price(s) of the Class or Classes of Secured Debt subject to Refinancing, as applicable, and the fees and expenses related to such Refinancing or Re-Pricing, in each case, without regard to the Priority of Payments.

(h)            From time to time on or prior to the Determination Date related to the second Payment Date after the Closing Date, the Collateral Manager may (with notice to the Collateral Trustee and the Collateral Administrator), designate Principal Proceeds received by the Issuer as Interest Proceeds (Principal Proceeds so designated as Interest Proceeds, "Designated Principal Proceeds"), so long as, after giving effect to such designation (together with the designation of Designated Unused Proceeds as Interest Proceeds), the Effective Date Interest Deposit Restriction will be satisfied.

Section 10.3.          Transaction Accounts.

(a)            Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Debt in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Securities Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b)            Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Collateral Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Bank Officer of the Collateral Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Custodial Account shall remain uninvested.

(c)            Ramp-Up Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Collateral Trustee to deposit U.S.$72,032,688.89 to the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Collateral Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b). On the Effective Date or upon the occurrence of an Event of Default (and excluding any proceeds that will be used to settle binding commitments entered into prior to such date), the Collateral Trustee will deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds. After the Effective Date and on or prior to the Determination Date related to the second Payment Date after the Closing Date (so long as the Target Initial Par Condition has been satisfied, and with respect to any distribution in connection with clause (b) below, is satisfied on a pro forma basis after giving effect to such distribution, and a Special Redemption was not required and excluding any proceeds that will be used to settle binding commitments entered into prior to that date), (a) at the direction of the Collateral Manager the Collateral Trustee will deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds (except as provided in clause (b) below) and (b) the Collateral Manager may designate any remaining amounts in the Ramp-Up Account as Interest Proceeds to be deposited into the Interest Collection Subaccount (amounts so designated as Interest Proceeds, "Designated Unused Proceeds"), so long as, after giving effect to such designation, (i) the aggregate amount of Designated Principal Proceeds and Designated Unused Proceeds does not exceed 1.0% of the Target Initial Par Amount, (ii) the Adjusted Collateral Principal Amount is greater than or equal to the Target Initial Par Amount and (iii) each Overcollateralization Ratio Test is satisfied (such requirements, the "Effective Date Interest Deposit Restriction"). Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Interest Collection Subaccount as Interest Proceeds.

(d)            Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Collateral Trustee to deposit U.S.$1,066,500 to the Expense Reserve Account. On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Collateral Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Issuer incurred in connection with the formation of the Issuer, the structuring and consummation of the Offering and the issuance and incurrence of the Debt or to the Collection Account as Interest Proceeds or Principal Proceeds. By the Determination Date relating to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds or Principal Proceeds, as designated by the Collateral Manager, and the Expense Reserve Account will be closed. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(e)            Supplemental Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the "Supplemental Reserve Account," which shall be held by the Custodian in accordance with the Securities Account Control Agreement. Contributions of Cash or Eligible Investments, any amounts in connection with an additional issuance of Subordinated Notes only and amounts designated for deposit into the Supplemental Reserve Account pursuant to Section 11.1(a)(i)(H) will be deposited into the Supplemental Reserve Account and transferred to the Collection Account at the written direction of the Collateral Manager to the Collateral Trustee for a Permitted Use designated by the applicable Contributor or the Collateral Manager, as applicable, in such written direction.

(f)            Interest Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, on or prior to the Closing Date, cause the Collateral Trustee to establish a single, segregated non-interest bearing trust account in the name of the Issuer subject to the lien of the Collateral Trustee for the benefit of the Secured Parties, which will be designated as the "Interest Reserve Account." On the Closing Date, the Issuer shall direct the Collateral Trustee to deposit an amount equal to the Interest Reserve Amount into the Interest Reserve Account. On the Determination Date relating to the first Payment Date after the Closing Date, the Issuer, at the direction of the Collateral Manager, may direct that any remaining amounts in the Interest Reserve Account be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds on such Payment Date. On the Business Day immediately preceding the first Payment Date after the Closing Date, all amounts on deposit in the Interest Reserve Account will be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (as directed by the Collateral Manager) in accordance with the Priority of Payments on such Payment Date, and the Collateral Trustee will close the Interest Reserve Account. Prior to the closing of the Interest Reserve Account, any income earned on amounts deposited in the Interest Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is paid.

Section 10.4.          The Revolver Funding Account. Upon the purchase or acquisition of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by written notice to the Collateral Trustee, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn at the direction of the Collateral Manager first from the Ramp-Up Account and, if necessary, from the Principal Collection Subaccount and deposited by the Collateral Trustee in a single, segregated trust account established (in accordance with this Indenture and the Securities Account Control Agreement) at the Custodian and held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties (the "Revolver Funding Account"). Upon initial purchase or acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.6 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.

The Issuer shall, at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Collateral Trustee to, and the Collateral Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be treated as Principal Proceeds and will be available at the direction of the Collateral Manager solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Collateral Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5.          Ownership of the Accounts. For the avoidance of doubt, the Accounts (including income, if any, earned on the investments of funds in such account) will be owned by the Issuer, for federal income tax purposes. The Issuer is required to provide to the Collateral Trustee (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Collateral Trustee as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Collateral Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes inaccurate in any respect, the Issuer shall timely provide to the Collateral Trustee accurately updated and complete versions of such IRS forms or other documentation. The Bank, both in its individual capacity and in its capacity as Collateral Trustee, shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Accounts pursuant to applicable law arising from the Issuer's failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Collateral Trustee having first received (i) the requisite written investment direction with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 10.6.          Reinvestment of Funds in Accounts; Reports by Collateral Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Collateral Trustee to, and, upon receipt of such Issuer Order, the Collateral Trustee shall, invest all funds on deposit in the Collection Account (excluding for this purpose, the Pass-Through Collection Subaccount), the Ramp-Up Account, the Interest Reserve Account, the Revolver Funding Account, the Expense Reserve Account and the Supplemental Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Collateral Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Collateral Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Collateral Trustee for three consecutive days, the Collateral Trustee shall invest and reinvest such Cash as fully as practicable in the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Collateral Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

(b)            The Collateral Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)            The Collateral Trustee shall supply, in a timely fashion, to the Issuer, the Rating Agency and the Collateral Manager any information regularly maintained by the Collateral Trustee that the Issuer, the Rating Agency or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Collateral Trustee by reason of its acting as Collateral Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer's obligations hereunder that have been delegated to the Collateral Manager. The Collateral Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such obligor or issuer and Clearing Agencies with respect to such issuer.

Section 10.7.          Accountings.

(a)            Monthly. Not later than the 18th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than January, April, July and October in each year) and commencing in February 2023, the Issuer shall compile and make available (or cause to be compiled and made available) to the Rating Agency, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Placement Agents, any Holder shown on the Register of any Debt and any beneficial owner of Debt who has delivered a Beneficial Ownership Certificate to the Collateral Trustee a monthly report on a settlement date basis (except as otherwise expressly provided in this Indenture) (each such report a "Monthly Report"). As used herein, the "Monthly Report Determination Date" with respect to any calendar month will be the tenth Business Day prior to the 18th calendar day of such calendar month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the Monthly Report Determination Date for such calendar month:

(i)            Aggregate Principal Balance of Collateral Obligations, the aggregate outstanding principal balance of Collateral Obligations, the aggregate unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)            Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)           Collateral Principal Amount of Collateral Obligations.

(iv)           A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)          The obligor thereon (including the issuer ticker, if any);

(B)           The CUSIP, LoanX-ID (if any) or security identifier thereof;

(C)           The Principal Balance thereof, the outstanding principal balance thereof (in each case, other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)) and any unfunded commitment pertaining thereto;

(D)           The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)           The related interest rate or spread (in the case of a Floating Rate Floor Obligation, calculated both with and without regard to the applicable specified "floor" rate per annum), (y) if such Collateral Obligation is a Floating Rate Floor Obligation, the related reference rate "floor" and (z) the identity of any Collateral Obligation that is not a Floating Rate Floor Obligation and for which interest is calculated with respect to any index other than the Benchmark;

(F)           The stated maturity thereof;

(G)           The related S&P Industry Classification;

(H)          The S&P Rating;

(I)            The country of Domicile;

(J)            An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by the Rating Agency), (7) a Permitted Deferrable Obligation, (8) a Fixed Rate Obligation, (9) a Current Pay Obligation, (10) a DIP Collateral Obligation, (11) a Discount Obligation, (12) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition "Discount Obligation", (13) a Cov-Lite Loan, (14) a First-Lien Last-Out Loan, (15) a Long-Dated Obligation, (16) a Broadly Syndicated Loan or, if not a Broadly Syndicated Loan, a Middle Market Loan, (17) a Permitted Non-Loan Asset or (18) a Permitted Collateral Obligation;

(K)           With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition "Discount Obligation";

(I)              the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II)            the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(III)           the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of "Discount Obligation" and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (z)(A) and (z)(B) of the proviso to the definition of "Discount Obligation."

(L)           The Principal Balance of each Cov-Lite Loan and the Aggregate Principal Balance of all Cov-Lite Loans;

(M)         The S&P Recovery Rate;

(N)          The date of the credit estimate of such Collateral Obligation; and

(O)          The S&P Rating Reporting Items.

(v)            If the Monthly Report Determination Date occurs on or after the Effective Date and prior to the last day of the Reinvestment Period, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Tests, (1) the result (including, during any S&P CDO Formula Election Period, calculation of each of the S&P CDO Monitor Benchmarks), (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)           The calculation of each of the following:

(A)          Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

(B)           Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test);

(C)          The Weighted Average Coupon; and

(D)          The Weighted Average Floating Spread.

(vii)          The calculation specified in Section 5.1(g).

(viii)         For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(ix)            A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)          Interest Proceeds from Collateral Obligations; and

(B)           Interest Proceeds from Eligible Investments.

(x)            Purchases, payments, and sales:

(A)          The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), capitalized interest (if any), Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, and whether the sale of such Collateral Obligation was a discretionary sale and;

(B)           The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was substituted or repurchased pursuant to Section 12.3 since the last Monthly Report Determination Date, all as reported to the Collateral Trustee by the Collateral Manager at the time of such repurchase or substitution; and

(C)           The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), capitalized interest (if any) and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date.

(xi)           The identity of each Defaulted Obligation, the S&P Collateral Value and the Market Value of each such Defaulted Obligation and date of default thereof.

(xii)          The identity of each Collateral Obligation with an S&P Rating of "CCC+" or below and the Market Value of each such Collateral Obligation.

(xiii)         The identity of each Deferring Obligation, the S&P Collateral Value and the Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xiv)         The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xv)          The percentage of the Collateral Principal Amount comprised of Broadly Syndicated Loans (which percentage shall be reflected on the summary page of the Monthly Report).

(xvi)         A copy of the notice provided by the Collateral Manager pursuant to Section 12.2(b) hereof setting forth the details of any Trading Plan (including, the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan (which details shall be reported on a dedicated page of the Monthly Report)) and the occurrence of the event, if any, described in clause (iv) of the proviso to Section 12.2(b).

(xvii)        Based solely on the confirmation given by the Issuer, or the Collateral Manager on behalf of the Issuer, to the Collateral Administrator and the Collateral Trustee (for the benefit of the Holders), on which the Collateral Administrator and the Collateral Trustee and the Loan Agent may conclusively rely, a statement as to whether the E.U./U.K. Retention Provider has confirmed it is in compliance with the requirements set forth in paragraph 1 of the Risk Retention Letter.

(xviii)       The S&P Equivalent Weighted Average Rating Factor and S&P Equivalent Diversity Score.

(xix)          For each Account, (i) the name of the financial institution that holds such Account; and (ii) the applicable ratings by S&P required under Section 10.1(a) for such institution.

(xx)           Notice of any Exception that became effective since the last Monthly Report Determination Date, as provided by the Collateral Manager.

(xxi)          Such other information as the Rating Agency or the Collateral Manager may reasonably request.

For each instance in which the Market Value is reported pursuant to the foregoing, the Monthly Report shall also indicate the manner in which such Market Value was determined and the source(s) (if applicable) used in such determination, as provided by the Collateral Manager.

Upon receipt of each Monthly Report, the Collateral Trustee shall, if not the same Person as the Collateral Administrator, compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agency and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Collateral Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Collateral Trustee shall within ten (10) Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.9 perform agreed upon procedures on such Monthly Report and the Collateral Trustee's records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Collateral Trustee's records, the Monthly Report or the Collateral Trustee's records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)            Payment Date Accounting. The Issuer shall render an accounting (each a "Distribution Report"), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Collateral Trustee, the Loan Agent, the Collateral Manager, the Placement Agents, the Rating Agency, any Holder shown on the Register of a Note and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Collateral Trustee not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i)             the information required to be in the Monthly Report pursuant to Section 10.7(a), provided that such Payment Date is not also a Re-Pricing Date or Redemption Date for an Optional Redemption, Tax Redemption, Clean-Up Call Redemption or Refinancing in each case in whole but not in part;

(ii)            (a) the Aggregate Outstanding Amount of the Secured Debt of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class, (b) the amount of principal payments to be made on the Secured Debt of each Class on the next Payment Date and the Aggregate Outstanding Amount of the Secured Debt of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class and (c) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes, the amount of payments, if any, to be made on the Subordinated Notes on the next Payment Date, and the Aggregate Outstanding Amount of the Subordinated Notes after giving effect to such payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes;

(iii)           the Interest Rate and accrued interest for each applicable Class of Secured Debt for such Payment Date;

(iv)           the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v)            for the Collection Account:

(A)            the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);

(B)            the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C)            the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi)           such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Collateral Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c)            Interest Rate Notice. The Issuer (or the Collateral Administrator on behalf of the Issuer) shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Debt for the Interest Accrual Period preceding the next Payment Date.

(d)            Failure to Provide Accounting. If the Collateral Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Collateral Trustee, the Collateral Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)            Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that (a) in the case of the Secured Notes (i) are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser) that are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction (as defined in Regulation S) or (ii) are Qualified Institutional Buyers or Institutional Accredited Investors and Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser) or (b) in the case of the Subordinated Notes are Qualified Institutional Buyers or Accredited Investors and either Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser), Knowledgeable Employees with respect to the Issuer, the Collateral Manager or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser or a Knowledgeable Employee with respect to the Issuer or Collateral Manager and (c) in the case of clauses (a) and (b), can make the representations set forth in Section 2.5 of this Indenture or the appropriate Exhibit to this Indenture.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Debt; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder's Debt that is permitted by the terms of this Indenture to acquire such holder's Debt and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f)             Placement Agent Information. The Issuer and the Placement Agents, or any successor to a Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Debt and to the Collateral Manager.

(g)            Distribution of Reports. The Collateral Trustee will make the Monthly Report, the Distribution Report, any Redemption Distribution Direction and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Collateral Trustee's internet website shall initially be located at https://www.sf.citidirect.com. Assistance in using the website can be obtained by calling the Collateral Trustee's customer service desk at (888) 855-9695. The Collateral Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Collateral Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Collateral Trustee's internet website, the Collateral Trustee may require registration and the acceptance of a disclaimer. The Collateral Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Collateral Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(h)            In the event that the Collateral Trustee receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that, upon its written request and at no additional cost, it has the right to receive notification from the Collateral Trustee after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b), the Issuer agrees that, absent a specific request, such notification shall not be provided by the Collateral Trustee hereof and, in lieu of such notifications, the Collateral Trustee shall make available each Monthly Report and Distribution Report in the manner required by this Indenture.

(i)             The Collateral Trustee is authorized to make available to Intex Solutions, Inc. each Monthly Report and Distribution Report.

(j)             "Fair Value" Report. The Issuer authorizes and directs the Collateral Trustee to make available to Holders via the Collateral Trustee's internet website any "fair value" report provided to the Collateral Trustee by the Issuer for posting in connection with the U.S. Risk Retention Rules and provided to the Collateral Trustee for posting to the website. Notwithstanding anything herein to the contrary, it is understood and agreed that the Collateral Trustee (i) has not participated in the preparation of any such report or the information contained therein and (ii) is not responsible for, and is not making any representation concerning, the accuracy or completeness of such report or the information contained therein, including, without limitation, in respect of the fair value of any Debt identified therein or any assumptions, discount factors or other variables used to determine any such fair value.

(k)            Redemption Distribution Direction. The Issuer shall render an accounting (each a "Redemption Distribution Direction"), determined as of the close of business on each Determination Date preceding a Redemption Distribution Date, and shall make available such Redemption Distribution Direction available to the Collateral Manager and the Collateral Trustee setting forth the amounts payable pursuant to each applicable clause of Section 11.1(a)(i) and Section 11.1(a)(ii), as applicable, on the related Redemption Distribution Date. Each Redemption Distribution Direction shall constitute instructions to the Collateral Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Redemption Distribution Direction in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII. No Redemption Distribution Direction will be required to be reviewed by the Independent accountants appointed pursuant to this Indenture.

Section 10.8.          Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Collateral Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale, repurchase or substitution of such Asset is being made in accordance with Section 12.1 hereof and such sale, repurchase or substitution complies with all applicable requirements of Section 12.1 (which certification shall be deemed to be made upon delivery of such Issuer Order or trade continuation in respect of such sale) (provided that if an Enforcement Event has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Collateral Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g) unless the sale of such Asset is permitted pursuant to Section 12.3(c)), direct the Collateral Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Collateral Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Collateral Trustee may deliver any such Asset in physical form for examination in accordance with industry custom.

(b)            Subject to the terms of this Indenture, the Collateral Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c)            Upon receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Collateral Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an "Offer") or such request. Unless the Debt has been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Collateral Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Collateral Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Collateral Trustee shall not respond or react to such Offer or request.

(d)            As provided in Section 10.2(a), the Collateral Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)            The Collateral Trustee shall, upon receipt of an Issuer Order at such time as there is no Secured Debt Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)            Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b) or (c) shall be released from the lien of this Indenture.

(g)            Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.9.          Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Debt. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Collateral Trustee and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Collateral Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Collateral Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Bank in any of its capacities or the Collateral Administrator, as applicable, to agree to the procedures performed by such firm, the Issuer hereby directs the Bank or the Collateral Administrator, as applicable, to so agree, which acknowledgment or agreement may include, among other things, (i) acknowledgment of the responsibility for the sufficiency of the procedures to be performed by the Independent accountants for its purposes, (ii) releases by the Bank (on behalf of itself and the Holders) or the Collateral Administrator, as applicable, of claims against the Independent accountants and acknowledgement of other limitations of liability in favor of the Independent accountants and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). It is understood and agreed that the Bank or the Collateral Administrator, as applicable, will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and neither the Bank nor the Collateral Administrator, as applicable, shall make any inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. Neither the Bank nor the Collateral Administrator, as applicable, shall be required to make any such agreements that adversely affect it in its individual capacity.

(b)            On or before December 31st of each year commencing in 2023, the Issuer shall cause to be delivered to the Collateral Trustee, the Collateral Manager and each Holder of the Debt upon written request therefor and subject to the execution of an agreement with the Independent certified public accountants, a report from a firm of Independent certified public accountants for each Distribution Report occurring in April and October of each year (i) indicating that such firm has performed agreed-upon procedures to recalculate certain of the calculations within those Distribution Reports (excluding the S&P CDO Monitor Test) have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Debt as of the relevant Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.9, the determination by such firm of Independent public accountants shall be conclusive.

(c)            Upon the written request of the Collateral Trustee, or any Holder of a Subordinated Note (and subject to the execution of an agreement with the firm of Independent certified public accountants), the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.10.         Reports to the Rating Agency and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agency with all information or reports delivered to the Collateral Trustee hereunder (with the exception of any accountants' reports or any Accountants' Report) and such additional information as the Rating Agency may from time to time reasonably request (including notification to the Rating Agency of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation but excluding any accountants' reports or any Accountants' Report). With respect to credit estimates, the Issuer shall provide notification to S&P of any material modification that would result in substantial changes to the terms of any loan document relating to a Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation if the Collateral Manager reasonably determines that such notice is required in accordance with S&P's publication on credit estimates titled "Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It?" dated January 14, 2021 (as the same may be amended or updated from time to time); provided that the Issuer (or the Collateral Manager on behalf of the Issuer) shall also provide S&P with a copy of any amendment documenting any such material modification. Within 10 Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor or issuer thereof, the CUSIP number thereof (if applicable) and the Priority Category thereof. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants' Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer and the Information Agent who will post such Form 15-E, except for the redaction of any sensitive information by the Issuer, on the Information Agent's Website. Copies of the Accountants' Effective Date Recalculation AUP Report or any other agreed-upon procedures report provided by the Independent accountants to the Issuer will not be provided to any other party including the Rating Agency or posted on the Information Agent's Website (other than as provided in any access letter between such Person and the accountants).

Section 10.11.         Procedures Relating to the Establishment of Accounts Controlled by the Collateral Trustee. Notwithstanding anything else contained herein, the Collateral Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Collateral Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.12.        Section 3(c)(7) Procedures. For so long as any Debt is Outstanding, the Issuer shall do the following:

(a)            Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Holders will include a notice to the following effect:

"The Investment Company Act of 1940, as amended (the "1940 Act"), requires that all holders of the outstanding securities of the Issuer that are U.S. persons (as defined in Regulation S) be "Qualified Purchasers" ("Qualified Purchasers") as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a "reasonable belief" that all holders of its outstanding securities that are "U.S. persons" (as defined in Regulation S), including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes in the United States or to "U.S. persons" (as defined in Regulation S) must be made solely to purchasers that are Qualified Purchasers. Each purchaser of Secured Notes in the United States who is a "U.S. person" (as defined in Regulation S) (such Note a "Restricted Secured Note") will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is either (x) an institutional accredited investor ("IAI") within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") or (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act ("QIB"); (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified herein; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Secured Notes may only be transferred to another Qualified Purchaser and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above. Each purchaser of a Subordinated Note in the United States who is a "U.S. person" (as defined in Regulation S) (such Note a "Restricted Subordinated Note") will be required to represent at the time of purchase that: (a) the purchaser is a Qualified Purchaser who is either (x) an accredited investor ("AI") within the meaning of Rule 501 under the Securities Act or (y) a QIB; (b) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/AI (as applicable); (c) the purchaser is not formed for the purpose of investing in the Issuer; (d) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified herein; (e) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (f) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Subordinated Notes may only be transferred to another Qualified Purchaser and QIB/AI (as applicable) and all subsequent transferees are deemed to have made representations (a) through (f) above."

"The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent."

"The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Restricted Secured Note or a Restricted Subordinated Note is a "U.S. person" (as defined in Regulation S) who is determined not to have been a Qualified Purchaser at the time of acquisition of such Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Restricted Secured Note or Restricted Subordinated Note, as applicable, (or any interest therein) to a Person that is either (x) in the case of the Secured Notes, not a "U.S. person" (as defined in Regulation S) or (y) a Qualified Purchaser who is either an IAI (or, in the case of the Subordinated Notes, another AI) or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Collateral Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein held by such holder or beneficial owner."

(b)            DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Secured Notes:

(i)             The Issuer will direct DTC to include the marker "3c7" in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Secured Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii)            The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a "3c7" indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)           On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Secured Notes.

(iv)           In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Collateral Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Secured Notes.

(v)            The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing "3c7" and "144A" indicators, as applicable, attached to such CUSIP number.

(c)            Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Secured Notes. Without limiting the foregoing, the Placement Agents will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i)             Bloomberg.

(A)            "Iss'd Under 144A/3c7", to be stated in the "Note Box" on the bottom of the "Security Display" page describing the Global Secured Notes;

(B)             a flashing red indicator stating "See Other Available Information" located on the "Security Display" page;

(C)             a link to an "Additional Security Information" page on such indicator stating that the Global Secured Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to Persons that are both (i) "Qualified Institutional Buyers" as defined in Rule 144A under the Securities Act and (ii) "Qualified Purchasers" as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D)             a statement on the "Disclaimer" page for the Global Secured Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Secured Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act, as amended.

(ii)            Reuters.

(A)            a "144A – 3c7" notation included in the security name field at the top of the Reuters Instrument Code screen;

(B)             a "144A3c7Disclaimer" indicator appearing on the right side of the Reuters Instrument Code screen; and

(C)             a link from such "144A3c7Disclaimer" indicator to a disclaimer screen containing the following language: "These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940."

Section 10.13.          No Further Reporting Following the Redemption of the Secured Debt. Notwithstanding any other provision of this Indenture to the contrary, except with respect to (i) Section 4.1 or the satisfaction and discharge of this Indenture and (ii) if at such time 100% of the Aggregate Outstanding Amount of the Subordinated Notes are not owned by GCPH (notice of which shall be provided to the Collateral Trustee by, or on behalf of, the Issuer), the Retention Holder or any Affiliate thereof, Article VIII, from and after the date on which no Secured Debt is deemed or considered Outstanding, all requirements herein that the Issuer, Collateral Manager or Collateral Trustee deliver or cause to be delivered any reports, compliance certificates or opinions to any party shall be deemed deleted and have no further force or effect.

ARTICLE XI.

Application Of Monies

Section 11.1.          Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other sub-sections of this Section 11.1 and to Section 13.1, on each Payment Date and, if elected by the Collateral Manager, on each Redemption Distribution Date, the Collateral Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the "Priority of Payments"); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii); provided further however, for so long as the Bank is the Collateral Trustee and the Loan Agent, such payments may (but shall not be required to) be made under this Indenture from the Payment Account to the Class A Lenders and in such event shall be deemed to have been made first to the Loan Agent and then distributed to the Class A Lenders.

(i)             On each Payment Date other than any Stated Maturity, unless an Enforcement Event has occurred and is continuing and, if elected by the Collateral Manager, on each Redemption Distribution Date, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)            to the payment of (1) first, taxes, registered office fees and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption or Tax Redemption);

(B)            to the payment to the Collateral Manager of (i) any accrued and unpaid Collateral Management Fee due on such Payment Date (including any interest accrued on any Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Management Fee, if any, and (ii) any Cumulative Deferred Management Fee, requested to be paid at the option of the Collateral Manager; provided that Interest Proceeds shall only be used to make payments with respect to the Cumulative Deferred Management Fee pursuant to this clause (B) to the extent such Interest Proceeds are not needed to pay the amounts referred to in any of clauses (C) through (G)(1) below (on a pro forma basis after giving effect to such proposed payment of the Cumulative Deferred Management Fee);

(C)            the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class A Loans and the Class A Notes, allocated pro rata in proportion to the amounts of accrued and unpaid interest (including defaulted interest and interest thereon) payable on each such Class;

(D)            to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class B Notes;

(E)            if either of the Class A/B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (E);

(F)            if, with respect to any Payment Date following the Effective Date, S&P has not yet confirmed its Initial Ratings of the Secured Debt rated by it and the Effective Date Condition is not satisfied, amounts available for distribution pursuant to this clause (F) shall be used for application in accordance with the Debt Payment Sequence on such Payment Date in an amount sufficient to obtain from S&P confirmation of its Initial Ratings of the Secured Debt rated by it;

(G)            to the payment of (1) first, any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein (in the same manner and order of priority stated therein) and (2) second, any Cumulative Deferred Management Fee not paid pursuant to clause (B)(ii) above due to the limitations contained therein (in the same manner and order of priority stated therein);

(H)            during the Reinvestment Period, at the direction of the Collateral Manager, to the Supplemental Reserve Account; and

(I)            any remaining Interest Proceeds to be paid to the Holders of the Subordinated Notes.

(ii)            On each Payment Date other than any Stated Maturity, unless an Enforcement Event has occurred and is continuing and, if elected by the Collateral Manager, on each Redemption Distribution Date, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) during the Reinvestment Period, Principal Proceeds that have previously been reinvested in Collateral Obligations or Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) shall be applied in the following order of priority:

(A)            to pay the amounts referred to in clauses (A) through (D) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; provided that Principal Proceeds shall only be used to make payments with respect to the Cumulative Deferred Management Fee pursuant to Section 11.1(a)(i)(B) to the extent such Principal Proceeds are not needed to pay amounts referred to in clause (B) below;

(B)            to pay the amounts referred to in clause (E) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class A Debt and the Class B Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C)            if, with respect to any Payment Date following the Effective Date S&P has not yet confirmed its Initial Ratings of the Secured Debt rated by it and the Effective Date Condition is not satisfied, amounts available for distribution pursuant to this clause (C) shall be used for application in accordance with the Debt Payment Sequence on such Payment Date in an amount sufficient to obtain from S&P confirmation of its Initial Ratings of the Secured Debt rated by it;

(D)            if such Payment Date is a Redemption Date (other than a Special Redemption Date) or a Redemption Distribution Date, to make payments in accordance with the Debt Payment Sequence;

(E)            if such Payment Date is a Special Redemption Date occurring in connection with a Special Redemption described in clause (i) of the first sentence of Section 9.6, to make payments in the amount of the Special Redemption Amount at the election of the Collateral Manager, in accordance with the Debt Payment Sequence;

(F)            during the Reinvestment Period, at the discretion of the Collateral Manager either (x) to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to purchase additional Collateral Obligations or (y) if the reinvestment of such Principal Proceeds would, in the sole determination of the Collateral Manager, cause (or would be likely to cause) an E.U./U.K. Retention Deficiency, to make payments in accordance with the Debt Payment Sequence in an amount determined by the Collateral Manager in its sole discretion (and for the avoidance of doubt such payment shall not result in a termination of the Reinvestment Period);

(G)            after the Reinvestment Period, to make payments in accordance with the Debt Payment Sequence;

(H)            after the Reinvestment Period, to pay the amounts referred to in clause (G) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein); and

(I)              any remaining proceeds to be paid to the Holders of the Subordinated Notes.

On any Stated Maturity, the Collateral Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof), Aggregate Collateral Management Fees, and interest and principal on the Secured Debt, to the Holders of the Subordinated Notes in final payment of such Subordinated Notes (such payments to be made in accordance with the priority set forth in Section 11.1(a)(iii)).

For the avoidance of doubt, to the extent that on any Redemption Distribution Date the Collateral Manager does not direct any payments to be made pursuant to Section 11.1(a)(i), no payments will be required to be made pursuant to Section 11.1(a)(ii)(A)-(C).

(iii)           Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), on (x) any Stated Maturity, (y) on a Redemption Date occurring with respect to a Failed Optional Redemption, or (z) if the maturity of the Secured Debt has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (clause (z), an "Enforcement Event"), pursuant to Section 5.7, proceeds in respect of the Assets will be applied at the date or dates fixed by the Collateral Trustee in the following order of priority:

(A)            to the payment of (1) first, taxes, registered office fees and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that if a liquidation of the Assets has commenced, the Administrative Expense Cap shall not apply);

(B)            to the payment of the Aggregate Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full, other than any Cumulative Deferred Management Fee, to the extent not already paid;

(C)            to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class A Loans and the Class A Notes, allocated pro rata in proportion to the amounts of accrued and unpaid interest (including defaulted interest and interest thereon) payable on each such Class;

(D)            to the payment of principal of the Class A Loans and the Class A Notes, allocated pro rata in proportion to their respective Aggregate Outstanding Amounts, until the Class A Debt has been paid in full;

(E)             to the payment of accrued and unpaid interest on the Class B Notes (including defaulted interest and interest thereon), until such amounts have been paid in full;

(F)             to the payment of principal of the Class B Notes, until such amounts have been paid in full;

(G)             to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(H)            any Cumulative Deferred Management Fee to the extent not already paid; and

(I)              to pay the balance to the Holders of the Subordinated Notes.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(b)            If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Collateral Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)            In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Collateral Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of "Administrative Expenses"), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Collateral Trustee no later than the Business Day prior to each Payment Date.

(d)            The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator, the Loan Agent and the Collateral Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(c) of the Collateral Management Agreement. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.

(e)            At any time during or after the Reinvestment Period, any Holder of Subordinated Notes may (i) make a Contribution of Cash, Eligible Investments or Collateral Obligations or (ii) solely in the case of Certificated Subordinated Notes, in accordance with Section 8.3(j), designate any portion of Interest Proceeds or Principal Proceeds that would otherwise be distributed on its Subordinated Notes in accordance with Section 11.1(a)(i)(I) or Section 11.1(a)(ii)(I), to be a contribution to the Issuer (a "Contribution" and each such Person, a "Contributor"); provided that no individual Contribution made pursuant to clause (i) above (treating all Contributions made on the same Business Day as a single Contribution) may be in an amount less than $1,000,000 (except in the case of Contributions designated for use in accordance with clause (iii) of the definition of "Permitted Use"); provided further that a Notice of Contribution in the form of Exhibit E (solely for Contributions of Cash or Eligible Investments) is provided. The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its sole discretion and shall notify the Collateral Trustee, the Loan Agent and the Collateral Administrator of any such acceptance. Each accepted Contribution of Cash or Eligible Investments shall be deposited into the Supplemental Reserve Account and may be withdrawn at the written direction of the Collateral Manager. Contributions of Cash or Eligible Investments may only be used for a Permitted Use or Permitted Uses as directed by the applicable Contributor at the time such Contribution is made, so long as the Collateral Manager consents to such Permitted Use(s) (or, if no direction is given by the Contributor, at the Collateral Manager's reasonable discretion). No Contribution of Cash or Eligible Investments or portion thereof will be returned to any applicable holder of Subordinated Notes at any time. From time to time after the Closing Date, the Retention Holder may make Contributions or transfers of cash, Eligible Investments or Collateral Obligations, or any combination thereof, either directly or through one or more intermediate Related Entities or Affiliates, to the Issuer. For administrative convenience, any Contributions or transfers of Cash, Eligible Investments or Collateral Obligations made through one or more intermediate related entities or Affiliates of the Retention Holder may instead be made directly into the Issuer, and by bypassing such intermediate related entity or Affiliate. The value received by the Issuer in Cash, Eligible Investments and/or in the form of Collateral Obligations will not be affected by the elimination of such intermediate steps. In the case of any such payment made to the Issuer in the form of a combination of Cash and Collateral Obligations, the Cash portion of such payment shall be an amount equal to the total payment required to be made to the Issuer reduced by an amount equal to the fair market value as determined by the Collateral Manager as of the date of Contribution of the Collateral Obligations and Eligible Investments Contributed or transferred to the Issuer in respect of such payment.

(f)            Notwithstanding any other provision of this Indenture to the contrary, from and after the date on which no Secured Debt is deemed or considered to be Outstanding, (i) by 12:00 PM New York time, upon three Business Days prior notice to the Collateral Trustee, the Loan Agent and the Collateral Administrator, the Collateral Manager may designate any Business Day as a "Payment Date" for purposes of this Section 11.1 and distribute any Interest Proceeds or Principal Proceeds in accordance with the Priority of Payments and (ii) no further Monthly Reports or Distribution Reports shall be required to be prepared.

ARTICLE XII.

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1.          Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Collateral Trustee to sell and the Collateral Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager (which certification shall be deemed to be provided upon delivery of an Issuer Order or trade confirmation in respect of such sale), such sale meets the requirements of any one of paragraphs (a) through (l) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(h) and provided that if an Enforcement Event has occurred and is continuing, the Collateral Manager may not direct the Collateral Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(e), Section 12.1(f) or Section 12.1(g)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a)            Credit Risk Obligations. The Collateral Manager may direct the Collateral Trustee to sell any Credit Risk Obligation at any time without restriction.

(b)            Credit Improved Obligations. The Collateral Manager may direct the Collateral Trustee to sell any Credit Improved Obligation at any time without restriction.

(c)            Defaulted Obligations. The Collateral Manager may direct the Collateral Trustee to sell any Defaulted Obligation at any time without restriction.

(d)            Equity Securities. The Collateral Manager may direct the Collateral Trustee to sell any Equity Security at any time without restriction and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price within 45 days after receipt, if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law.

(e)            Optional Redemption. After the Issuer has notified the Collateral Trustee of an Optional Redemption of the Debt in accordance with Section 9.2, if necessary to effect such Optional Redemption, the Collateral Manager shall direct the Collateral Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f)            Tax Redemption. After a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Collateral Trustee) a Tax Redemption, the Collateral Manager shall, if necessary to effect such Tax Redemption, direct the Collateral Trustee to sell (which sale may be through participation or other arrangement) of all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g)            Discretionary Sales. During the Reinvestment Period, the Collateral Manager may direct the Collateral Trustee to sell any Collateral Obligation at any time other than during a Restricted Trading Period if, commencing with the first calendar year after the Closing Date, total sales pursuant to this Section 12.1(g) (measured by the par amount of all Collateral Obligations disposed of) during the preceding 12-month period do not exceed (i) during the first calendar year following the Closing Date, 40% of the Collateral Principal Amount and (ii) thereafter, 30% of the Collateral Principal Amount (in each case, measured as of the first day of such 12-month period); provided that for purposes of determining the percentage of Collateral Obligations sold pursuant to this Section 12.1(g) during any such period, the amount of Collateral Obligations so sold shall be reduced to the extent of any purchases of (or irrevocable commitments to purchase) Collateral Obligations of the same Obligor (which are pari passu or senior to such sold Collateral Obligations) occurring within 45 Business Days of such sale, so long as any such sale pursuant to this Section 12.1(g) of a Collateral Obligation was entered into with the intention of purchasing such Collateral Obligations of the same Obligor.

(h)            Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale of any Collateral Obligation that (i) no longer meets the criteria described in clause (ix) of the definition of "Collateral Obligation", within 18 months after the failure of such Collateral Obligation to meet any such criteria and (ii) no longer meets the criteria described in clause (viii) of the definition of "Collateral Obligation" within 45 days after the failure of such Collateral Obligation to meet either such criteria.

(i)             Unsaleable Assets. After the Reinvestment Period:

(i)             Notwithstanding any other restriction in this Section 12.1, at the direction of the Collateral Manager, the Collateral Trustee, at the expense of the Issuer, shall conduct an auction of Unsaleable Assets in accordance with the procedures described in clause (ii). The Collateral Trustee may retain an agent to perform the obligations set forth in this Section 12.1(i).

(ii)            Promptly after receipt of written notice from the Collateral Manager of an auction of Unsaleable Assets, the Collateral Trustee will forward a notice in the Issuer's name (prepared by the Collateral Manager) to the Holders and the Rating Agency, setting forth in reasonable detail a description of each Unsaleable Asset and the following auction procedures:

(A)            Any Holder may submit a written bid to purchase one or more Unsaleable Assets no later than the date specified in the auction notice (which shall be at least 15 Business Days after the date of such notice).

(B)             Each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice.

(C)             If no Holder submits such a bid, unless delivery in kind is not legally or commercially practicable and subject to any transfer restrictions (including minimum denominations), the Collateral Trustee shall provide notice thereof to each Holder and offer to deliver (at no cost to the Collateral Trustee or Holder) a pro rata portion of each unsold Unsaleable Asset to the Holders of the Class with the highest priority that provide delivery instructions to the Collateral Trustee on or before the date specified in such notice. To the extent that minimum denominations do not permit a pro rata distribution, the Collateral Trustee shall distribute the Unsaleable Assets on a pro rata basis to the extent possible and the Issuer or the Collateral Manager shall select by lottery the Holder to whom the remaining amount will be delivered. The Issuer and the Collateral Trustee (at the direction of the Issuer or the Collateral Manager on behalf of the Issuer) shall use commercially reasonable efforts to effect delivery of such interests.

(D)            If no such Holder provides delivery instructions to the Collateral Trustee, the Collateral Trustee shall promptly notify the Collateral Manager and offer to deliver (at no cost to the Collateral Trustee) the Unsaleable Asset to the Collateral Manager. If the Collateral Manager declines such offer, the Collateral Manager (on behalf of the Issuer) shall direct action to dispose of the Unsaleable Asset, which may be by donation to a charity, abandonment or other means, and the Collateral Trustee (at no expense to the Collateral Trustee) shall take such action as so directed.

(E)            The Collateral Trustee shall have no duty, obligation or responsibility with respect to the sale of any Unsaleable Asset other than upon the instruction of the Collateral Manager.

(j)             The Collateral Manager may direct the Collateral Trustee at any time without restriction to sell any Collateral Obligation that (i) has a Material Covenant Default, (ii) becomes subject to a Maturity Amendment or a proposed Maturity Amendment or (iii) becomes subject to any other proposed amendment that the Issuer is not permitted to vote in favor of.

(k)            After the Collateral Manager has notified the Issuer and the Collateral Trustee of a Clean-Up Call Redemption in accordance with Section 9.9, the Collateral Obligations may be sold in accordance with the provisions of Section 9.9 without regard to the limitations in this Section 12.1 by directing the Collateral Trustee to effect such sale; provided that the Sale Proceeds therefrom are used for the purposes specified in Section 9.9 (and applied pursuant to the Priority of Payments).

Section 12.2.          Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Collateral Trustee to invest Principal Proceeds, proceeds of Additional Debt issued or incurred pursuant to Sections 2.13 and 3.2 of this Indenture or Section 3.8 of the Credit Agreement, amounts on deposit in the Ramp-Up Account and the Supplemental Reserve Account and Principal Financed Accrued Interest, and the Collateral Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Collateral Trustee to invest any amounts on behalf of the Issuer; provided that cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested in Eligible Investments following the Reinvestment Period.

(a)            Investment during the Reinvestment Period. During the Reinvestment Period, no obligation may be purchased by the Issuer unless each of the following criteria is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to (such criteria collectively, the "Investment Criteria"); provided that the criteria set forth in clauses (ii) and (iv) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date:

(i)             such obligation is a Collateral Obligation;

(ii)            each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved;

(iii)           (I) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale or (2) the Reinvestment Balance Criteria will be satisfied, (II) in the case of the use of Sale Proceeds of Credit Improved Obligations, either (1) the Aggregate Principal Balance of all Collateral Obligations purchased with such Sale Proceeds will be greater than or equal to the Investment Criteria Adjusted Balance of the disposed Collateral Obligations, (2) after giving effect to such purchase, the Adjusted Collateral Principal Amount will be maintained or increased (when compared to the Adjusted Collateral Principal Amount immediately prior to such sale) or (3) after giving effect to such reinvestment of such Sale Proceeds, the Adjusted Collateral Principal Amount will be greater than (or equal to) the Reinvestment Target Par Balance and (III) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of any other Collateral Obligation, the Collateral Manager shall use commercially reasonable efforts to ensure that after giving effect to such purchase, the Reinvestment Balance Criteria will be satisfied;

(iv)           either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation, a Defaulted Obligation or an Equity Security, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment; and

(v)            the date on which the Issuer (or the Collateral Manager on behalf of the Issuer) commits to purchase such Collateral Obligation occurs during the Reinvestment Period.

If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Collateral Obligation during the Reinvestment Period which purchase is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, a "Post-Reinvestment Period Settlement Obligation"), such Post-Reinvestment Period Settlement Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Collateral Trustee and the Collateral Administrator a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Collateral Trustee (which certification will be deemed to be made upon delivery of such schedule) (with a copy to the Collateral Administrator) that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations.

(b)            Trading Plan Period. During the Reinvestment Period and for purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a "Trading Plan") may be evaluated after giving effect to any expected prepayments on Collateral Obligations included in such Trading Plan and all sales and reinvestments proposed to be entered into, in each case, within the ten Business Days following the date of determination of such compliance (such period, the "Trading Plan Period"); provided that (i) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5.0% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (ii) no Trading Plan Period may include a Determination Date, (iii) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (iv) the Collateral Manager may modify any Trading Plan during a Trading Plan Period if it determines that, but for the occurrence of an Intervening Event, the Investment Criteria would have been satisfied by the original Trading Plan (provided that the Investment Criteria are satisfied by the modified Trading Plan), (v) with respect to the Collateral Obligations to be acquired under such Trading Plan, there may not be a differential of more than two years between the earliest stated maturity and the latest stated maturity of such Collateral Obligations, and (vi) none of the Collateral Obligations to be acquired under such Trading Plan may have a stated maturity of less than six months from such date of determination. If, on two occasions, the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, the Investment Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan unless notice is provided to S&P. The Collateral Manager shall provide prior written notice to the Rating Agency of any Trading Plan, which notice shall specify the proposed investments identified by the Collateral Manager for acquisition as part of such Trading Plan, and shall notify the Collateral Trustee, the Collateral Administrator and the Rating Agency of any Trading Plan failure.

(c)            Certification by Collateral Manager. Not later than the Cut-Off Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Collateral Trustee and the Collateral Administrator an Officer's certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.3 (which certification shall be deemed to be provided upon delivery of an Issuer Order or trade confirmation in respect of such purchase).

(d)            Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested at any time (including following the Reinvestment Period) in Eligible Investments in accordance with Article X.

(e)            Maturity Amendments. The Issuer (or the Collateral Manager on the Issuer's behalf) may not vote in favor of a Maturity Amendment unless, as determined by the Collateral Manager:

(i)             (A) the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment or (B) if the Weighted Average Life Test was not satisfied immediately prior to giving effect to such Maturity Amendment, the level of compliance with the Weighted Average Life Test will be improved or maintained after giving effect to such Maturity Amendment, in each case after giving effect to any Trading Plan in effect during the applicable Trading Plan Period, provided that, the Issuer may vote in favor of any Maturity Amendment that does not meet the requirement of this clause (i) if, as determined by the Collateral Manager, after giving effect to such Maturity Amendment, not more than 7.5% of the Collateral Principal Amount will consist of Collateral Obligations subject to a Maturity Amendment that does not meet the requirement of this clause (i); and

(ii)            the following conditions are met: (A) the extended maturity date of such Collateral Obligation would not be later than two years beyond the earliest Stated Maturity of the Secured Debt and (B) after giving effect to such Maturity Amendment not more than 7.5% of the Collateral Principal Amount may consist of Collateral Obligations that have been subject to a Maturity Amendment and are Long-Dated Obligations solely due to such Maturity Amendment;

Notwithstanding the foregoing, the Issuer may vote in favor of any Maturity Amendment that does not meet the requirements of clause (i) or (ii) above if (x) in the Collateral Manager's reasonable judgment, not voting in favor of such Maturity Amendment would have a material adverse effect on the Issuer, the Secured Debt or the Holders or (y) the Collateral Manager intends to sell the Collateral Obligation that is subject to such Maturity Amendment within 30 days after the effective date of such Maturity Amendment and the Collateral Manager reasonably believes that such sale will be completed prior to the end of such 30-day period.

(f)            The Investment Criteria will not be required to be satisfied in connection with any commitment to purchase a Collateral Obligation which purchase is scheduled to settle following the Redemption Date in connection with a Refinancing of the Secured Debt in whole with respect to which notice of redemption has been given as set forth in Section 9.4 (and will instead be required to comply with the terms of this Indenture as amended in connection with such Refinancing).

(g)            Notwithstanding anything in this Indenture to the contrary, but, for the avoidance of doubt, without limitation on any right of the Collateral Manager or the Issuer to participate in an Offer in accordance with this Indenture, the Collateral Manager may instruct the Collateral Trustee to exchange (i) a Credit Risk Obligation for any other Credit Risk Obligations and any related Permitted Collateral Obligations or related Equity Securities (if any); provided that (w) any Credit Risk Obligation to be received by the Issuer in such exchange (1) does not have a stated maturity later than the stated maturity of the Credit Risk Obligation to be exchanged and (2) shall not have a lower S&P Rating than the S&P Rating of the Credit Risk Obligation to be exchanged, (x) after giving effect to such exchange, the Collateral Principal Amount of assets acquired in exchanges pursuant to this clause (i), measured cumulatively from the Closing Date onward, is not more than 10.0% of the Target Initial Par Amount, (y) after giving effect to such exchange, each Overcollateralization Ratio Test shall be satisfied and (z) such exchange may only occur if, in the Collateral Manager's reasonable business judgment, at the time of such exchange, any Credit Risk Obligation to be received by the Issuer has a better likelihood of recovery than the Credit Risk Obligation to be exchanged, (ii) a Defaulted Obligation at any time for any other Defaulted Obligations, any Credit Risk Obligations, any Permitted Collateral Obligations and/or any Equity Securities (provided that, such exchange may only occur if, in the Collateral Manager's reasonable business judgment, at the time of such exchange, any Defaulted Obligation, Credit Risk Obligation, Permitted Collateral Obligation and/or Equity Security to be received by the Issuer has a better likelihood of recovery than the Defaulted Obligation to be exchanged) or (iii) an Equity Security for any other Equity Securities, any Credit Risk Obligations, any Permitted Collateral Obligations and/or any Defaulted Obligations, in each case, regardless of whether such debt obligation satisfies the definition of "Collateral Obligation" (which debt obligation shall be treated as a Collateral Obligation subject to treatment as a Defaulted Obligation in accordance with Section 12.2(j) so long as it is a Permitted Collateral Obligation); provided that in the case of any exchange pursuant to clauses (ii) or (iii) above, after giving effect to such exchange, each Overcollateralization Ratio Test must be satisfied, or if not satisfied, maintained or improved.

(h)            At any time, at the direction of the Collateral Manager, the Issuer may direct the payment from amounts on deposit in the Principal Collection Subaccount or the Interest Collection Subaccount to acquire any debt obligation or security in accordance with the requirements of Section 10.2(d).

(i)             If an Equity Security meets the definition of "Permitted Collateral Obligation", it shall be treated as a Permitted Collateral Obligation and shall no longer be treated as an Equity Security for all purposes of this Indenture.

(j)             A Permitted Collateral Obligation (other than a Permitted Collateral Obligation that satisfies all of the definition of "Collateral Obligation" apart from the introductory clause, clause (i) (only with respect to whether such debt obligation is a Bond that is not a Permitted Non-Loan Asset) or clause (xxvi) thereof) shall be treated as a Defaulted Obligation for all purposes of this Indenture, unless and until such Permitted Collateral Obligation meets the definition of "Collateral Obligation" (as tested on such date and without giving effect to the proviso to the definition of "Collateral Obligation"), after which it shall no longer be treated as a Defaulted Obligation.

Section 12.3.          Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm's length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that in the case of any Collateral Obligation sold or otherwise transferred to a Person so Affiliated, the value thereof shall be the mid-point between the "bid" and "ask" prices to the extent such prices are obtained from a nationally recognized independent pricing service or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a Registered Investment Adviser) consistent with the Collateral Manager Standard, and such Affiliate shall acquire such Collateral Obligation for a price equal to the value so determined; provided further that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Retention Holder pursuant to this Indenture at a price greater than the value determined pursuant to the immediately preceding proviso, but no greater than the Transfer Deposit Amount of any such Collateral Obligation (and to the extent such price exceeds the fair market value of any such Collateral Obligation, such excess shall be deemed to be a capital contribution from the Retention Holder to the Issuer); provided further that, the Collateral Trustee shall have no responsibility to oversee compliance with this paragraph by the other parties. Notwithstanding anything contained in this Article XII to the contrary, after the Closing Date, the Issuer shall not acquire any Collateral Obligation from an Affiliate of the Collateral Manager unless (i) such transfer is from the BDC pursuant to the Master Loan Sale Agreements, (ii) such transfer is from an Affiliate of the BDC or the Collateral Manager that is a bankruptcy-remote special purpose vehicle or (iii) such transfer is made in accordance with the first proviso of this paragraph and other terms that the Collateral Manager determines, based upon advice of counsel, would not adversely impact the conclusions set forth in the Opinion of Counsel relating to bankruptcy matters delivered by Dechert LLP on the Closing Date.

(b)            Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer's right, title and interest to the Asset or Assets shall be Granted to the Collateral Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Collateral Trustee shall also receive, not later than the Cut-Off Date, an Officer's certificate of the Issuer containing the statements set forth in a Delivery Certificate; provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Collateral Trustee of a trade ticket pursuant to Section 1.3(t).

(c)            Notwithstanding anything contained in this Article XII or Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation (1) with the consent of Holders evidencing at least (i) with respect to purchases or optional repurchases or substitutions during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Debt and (ii) with respect to purchases or optional repurchases or substitutions after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Debt and (2) of which the Rating Agency and the Collateral Trustee and the Loan Agent have been notified.

(d)            Notwithstanding anything contained in this Article XII or Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation without the consent of a Majority of the Controlling Class.

ARTICLE XIII.

holders' Relations

Section 13.1.          Subordination. (a) Anything in this Indenture or the Debt to the contrary notwithstanding, the Holders of each Class of Debt that constitutes a Junior Class agree for the benefit of the Holders of the Debt of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments. In the event one or more Holder(s) cause(s) the filing of a petition in bankruptcy against the Issuer prior to the expiration of the period set forth in clause (b) of this Section 13.1, any claim(s) that such Holder(s) have against the Issuer (including under all Debt of any Class held by such Holder(s)) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder (and each other secured creditor of the Issuer) that does not seek to cause any such filing, with such subordination being effective until all Debt (and each claim of each other secured creditor) held by each Holder of any Debt that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments set forth herein (after giving effect to such subordination). The foregoing sentence shall constitute a "subordination agreement" within the meaning of Section 510(a) of the U.S. Bankruptcy Code.

(b)            The Holders of each Class of Debt and beneficial owners of each Class of Debt agree, for the benefit of all Holders of each Class of Debt and beneficial owners of each Class of Debt, not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against the Issuer until the payment in full of all Debt and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

(c)            The Issuer shall timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding in bankruptcy, insolvency or other similar proceeding in the United States or any other jurisdiction to have the Issuer adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or other applicable law.  The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys' fees and expenses) in connection with taking any such action shall be payable as "Administrative Expenses."

Section 13.2.          Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV.

MISCELLANEOUS

Section 14.1.          Form of Documents Delivered to Collateral Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Collateral Trustee shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Collateral Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Collateral Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank (in any capacity under the Transaction Documents) agrees to accept and act upon instructions or directions pursuant to the Transaction Documents sent by unsecured email or facsimile transmission or other similar unsecured electronic methods; provided that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank's reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank's reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any Person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions accompanied by an incumbency certificate, and the risk of interception and misuse by third parties. Any Person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by such Person and agrees that the security procedures (if any) to be followed in connection with such Person's transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2.          Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Collateral Trustee or the Loan Agent, as applicable, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Collateral Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Collateral Trustee reasonably deems sufficient.

(c)            The principal amount or face amount, as the case may be, and registered numbers of Debt held by any Person, and the date of such Person's holding the same, shall be proved by the Register or shall be provided by certification by such Holder.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Collateral Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Collateral Trustee's website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Debt are entitled to give under this Indenture upon delivery of a beneficial ownership certificate in the form of Exhibit C hereto (a "Beneficial Ownership Certificate") to the Collateral Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Debt so owned, and (iii) that such Person will notify the Collateral Trustee when it sells all or a portion of its beneficial interest in such Class of Debt. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Collateral Trustee from requesting additional information and documentation with respect to any such beneficial owner; provided further that the Collateral Trustee shall be entitled to conclusively rely on the accuracy and the currency of each Beneficial Ownership Certificate and shall not be required to obtain any further information in this regard.

Section 14.3.          Notices, etc., to the Collateral Trustee, the Issuer, the Collateral Manager, the Placement Agents, the Collateral Administrator, the Paying Agent and the Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents or communication provided or permitted by this Indenture to be made upon, given, delivered, e-mailed or furnished to, or filed with:

(i)             the Collateral Trustee and the Loan Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail (or a .pdf or similar file signed by the appropriate Person), to the Collateral Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Collateral Trustee, and such request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents or communication references the Notes generally, the Issuer or this Indenture or the Credit Agreement, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to Citibank, N.A. (in any capacity hereunder) will be deemed effective only upon receipt thereof by Citibank, N.A.; provided, further, that with respect to any notice, direction or other communication required to be delivered pursuant to Article XII or otherwise in connection with any acquisition, disposition or transfer of assets or with respect to the movement or transfer of funds to or from the Accounts, a copy of such notice shall also be delivered to the Collateral Administrator at Virtus Group, LP, 347 Riverside Avenue, Jacksonville, Florida 32202, Attention: Golub Capital BDC 3 CLO 2 LLC, email: GolubCapitalBDC3CLO2Depositor@fisglobal.com;

(ii)            the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Golub Capital BDC 3, Inc., 200 Park Avenue, 25th Floor, New York, New York 10166, or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii)           the Placement Agents shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to (i) GreensLedge Capital Markets LLC, addressed to GreensLedge Capital Markets LLC, 575 Lexington Avenue, 32nd Floor, New York, New York, 10022, facsimile no. (212) 355-3464, Attention: CDO Group and (ii) KeyBanc Capital Markets Inc., 1301 Avenue of the Americas, 35th Floor, New York, NY 10019, or at any other address previously furnished in writing to the Issuer and the Collateral Trustee by the Placement Agents;

(iv)           the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator addressed to it at Virtus Group, LP, 347 Riverside Avenue, Jacksonville, Florida 32202, Attention: Golub Capital BDC 3 CLO 2 LLC, email: GolubCapitalBDC3CLO2Depositor@fisglobal.com and, with respect to any notices hereunder other than any notice pursuant to Article XII hereof, with a copy to: FIS 347 Riverside Avenue, Jacksonville, FL 32202, Attention: Chief Legal Officer or at any other address previously furnished in writing to the other parties hereto;

(v)            the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at 200 Park Avenue, 25th Floor, New York, New York 10166, or at any other address previously furnished in writing to the parties hereto; and

(vi)           the Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and by electronic copy to CDO_Surveillance@spglobal.com; provided that (x) in respect of any application for a credit estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com, (y) in respect of any document or notice sent to S&P pursuant to Section 7.18(c), such document or notice must be submitted to CDOEffectiveDatePortfolios@spglobal.com and (z) in respect of any request to S&P relating to the S&P CDO Monitor, such request must be submitted to CDOMonitor@spglobal.com.

(b)            If any provision herein calls for any notice or document to be delivered simultaneously to the Collateral Trustee or the Loan Agent and any other Person, the Collateral Trustee's or the Loan Agent's receipt of such notice or document shall entitle the Collateral Trustee or the Loan Agent to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c)            Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Collateral Trustee may be provided by providing access to a website containing such information.

Section 14.4.          Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)            such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Secured Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(b)            such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

Notices for Holders may also be posted to the Collateral Trustee's internet website.

Subject to the requirements of Section 14.15, the Collateral Trustee shall make available to the Holders any information or notice relating to this Indenture in the possession of the Collateral Trustee and requested to be so delivered by at least 25% of the Holders of any Class of Debt (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Collateral Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Collateral Trustee may have hereunder or (iii) applicable law. The Collateral Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Holder status. The Collateral Trustee shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

Neither the failure to provide any notice, nor any defect in any notice so made available, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Collateral Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Collateral Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5.          Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6.          Successors and Assigns. All covenants and agreements herein by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

Section 14.7.          Severability. If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8.          Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Loan Agent, the Holders of the Debt and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9.          Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Debt or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date.

Section 14.10.         Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11.         Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture ("Proceedings"), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12.         Waiver of Jury Trial. EACH OF THE ISSUER, THE HOLDERS AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13.         Counterparts. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, "Signature Law"), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. Any requirement in this Indenture or the Notes that a document, including the Notes, is to be signed or authenticated by "manual signature" or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 14.14.         Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer's behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.17, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15.         Confidential Information. (a) The Collateral Trustee, the Loan Agent, the Collateral Administrator and each Holder or beneficial owner of Debt will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person's directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (ii) such Person's legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (iii) any other Holder or beneficial owner of Debt, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person's knowledge, permitted to acquire Debt in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Debt or any part thereof; (v) except for Specified Obligor Information, any other Person from which such former Person offers to purchase any security of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii)  the Rating Agency (subject to Section 14.17); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt or this Indenture or (E) in the Collateral Trustee's, the Loan Agent's or the Collateral Administrator's performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders or beneficial owners of Debt or to the accountants by the Collateral Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders or beneficial owners of Debt or to the accountants shall not be a violation of this Section 14.15. Each Holder or beneficial owner of Debt will, by its acceptance of the Debt, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Collateral Trustee, the Loan Agent and the Collateral Administrator shall neither be required nor authorized to disclose to Holders or beneficial owners of Debt any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner, such Holder or beneficial owner will, by its acceptance of the Debt, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder or beneficial owner of Debt, by its acceptance of the Debt, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(e)).

(b)            For the purposes of this Section 14.15, (A) "Confidential Information" means information delivered to the Collateral Trustee, the Collateral Administrator or any Holder or beneficial owner of Debt by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture or the Credit Agreement (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Collateral Trustee, the Collateral Administrator or such Holder or beneficial owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Collateral Trustee, the Collateral Administrator, any Holder or beneficial owner of Debt or any Person acting on behalf of the Collateral Trustee, the Collateral Administrator or any Holder or beneficial owner of Debt; (iii) otherwise is known or becomes known to the Collateral Trustee, the Collateral Administrator or any Holder or beneficial owner of Debt other than (x) through disclosure by the Issuer or (y) to the knowledge of the Collateral Trustee, the Collateral Administrator, a Holder or a beneficial owner of Debt, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer; and (B) "Specified Obligor Information" means Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports.

(c)            Notwithstanding the foregoing, the Collateral Trustee, the Collateral Administrator and the Loan Agent may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Collateral Trustee, the Collateral Administrator and the Loan Agent may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16.        [Reserved].

Section 14.17.        Communications with the Rating Agency. If the Issuer shall receive any written or oral communication from the Rating Agency (or any of its respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt, the Issuer agrees to refrain from communicating with the Rating Agency and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. The Issuer agrees that in no event shall they engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt with the Rating Agency (or any of its respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager. For the avoidance of doubt, nothing in this Section 14.17 shall prohibit the Collateral Trustee from making available on its internet website the Monthly Reports, Distribution Reports and other notices or documentation relating to the Debt or this Indenture. For the avoidance of doubt, the Accountants' Reports or reports prepared by the Independent accountants pursuant to this Indenture (or information received, orally or in writing, about the contents of such reports) shall not be disclosed or distributed to the Rating Agency. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants' Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the Information Agent's Website.

Section 14.18.        Notices to S&P; Rule 17g-5 Procedures. (a) To enable the Rating Agency to comply with its obligations under Rule 17g-5, the Issuer shall post or cause to be posted on a password-protected internet website, at the same time such information is provided to the Rating Agency, all information (which shall not include any Effective Date Report, Accountants' Report or report prepared by the Independent accountants pursuant to this Indenture) the Issuer provides to the Rating Agency for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt. In the case of information provided for the purposes of undertaking credit rating surveillance of the Debt, such information shall be posted on a password protected internet website in accordance with the procedures set forth in Section 14.18(b).

(b)            To the extent that the Rating Agency makes an inquiry or initiates communications with the Issuer, the Collateral Manager, the Collateral Administrator, or the Collateral Trustee that is relevant to the Rating Agency's credit rating surveillance of the Secured Debt, all responses to such inquiries or communications from the Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the Information Agent who shall promptly post such written response to the Information Agent's Website in accordance with the procedures set forth in Section 14.18(d) and such responding party or its representative or advisor may provide such response to the Rating Agency and to the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Collateral Trustee is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under this Indenture or the Collateral Management Agreement, the Issuer, the Collateral Manager, the Collateral Administrator or the Collateral Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at ratingagencynotice@citi.com, which the Information Agent shall promptly post to the Information Agent's Website in accordance with the procedures set forth in Section 14.18(d).

(c)            Subject to Section 14.17 hereof, the Issuer, the Collateral Manager, the Collateral Administrator and the Collateral Trustee (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with the Rating Agency regarding any Collateral Obligation or the Debt; provided, that such party summarizes the information provided to the Rating Agency in such communication and provides the Information Agent with such summary in accordance with the procedures set forth in this Section 14.18 within one Business Day of such communication taking place. The Information Agent shall post such summary to the Information Agent's Website in accordance with the procedures set forth in Section 14.18(d).

(d)            All information to be made available to the Rating Agency pursuant to this Section 14.18 shall be emailed to the Information Agent and such information will be posted by the Information Agent on the Information Agent's Website pursuant to this Section 14.18. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time), on the next Business Day. The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Issuer may direct the Information Agent to remove it from the Information Agent's Website. None of the Collateral Trustee, the Collateral Manager, the Collateral Administrator and the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the Information Agent's Website. Access to the Information Agent's Website will be provided by the Information Agent to (A) any NRSRO (other than the Rating Agency) upon receipt by the Issuer and the Information Agent of an NRSRO Certification in the form of Exhibit D hereto (which may be submitted electronically via the Information Agent's Website) and (B) the Rating Agency, without submission of an NRSRO Certification.

(e)            None of the Issuer, the Collateral Trustee, the Collateral Administrator or the Collateral Manager shall be responsible or liable for any delays caused by the failure of the Information Agent to post the applicable response to the Information Agent's Website.

(f)             Notwithstanding the requirements of this Section 14.18, neither the Collateral Trustee nor the Collateral Administrator shall have any obligation to engage in, or respond to, any inquiry or oral communications from the Rating Agency. Neither the Collateral Trustee nor the Collateral Administrator shall be responsible for maintaining the Information Agent's Website, posting information on the Information Agent's Website or assuring that the Information Agent's Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Collateral Trustee, the Information Agent or the Collateral Administrator be deemed to make any representation as to the content of the Information Agent's Website (other than with respect to the Information Agent, to the extent such content was prepared by the Information Agent) or with respect to compliance by the Information Agent's Website with this Indenture, Rule 17g-5 or any other law or regulation.

(g)            In connection with providing access to the Information Agent's Website, the Issuer or the Information Agent may require registration and the acceptance of a disclaimer. The Information Agent shall not be liable for the dissemination of information in accordance with the terms of this Indenture and makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. The Information Agent shall not be liable for its failure to make any information available to the Rating Agency or NRSROs unless such information was delivered to the Information Agent at the email address set forth herein, with a subject heading of "Golub Capital BDC 3 CLO 2 LLC – Rule 17g-5" and sufficient detail to indicate that such information is required to be posted on the Information Agent's Website.

(h)            Notwithstanding anything therein to the contrary, the maintenance by the Collateral Trustee of the website described in Section 10.7(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or other law or regulation related thereto.

(i)            Notwithstanding anything to the contrary in this Indenture (including, without limitation, Section 5.1), any failure by the Issuer or any other Person to comply with the provisions of this Section 14.18 shall not constitute an Event of Default or breach of this Indenture, the Collateral Management Agreement or any other agreement, and the Holders and the holders of any beneficial interests in the Debt shall have no rights with respect thereto or under this Section 14.18. This Section 14.18 may be amended or modified by agreement of the Collateral Manager, the Issuer, the Collateral Trustee, the Information Agent and the Rating Agency, without the consent of any Holders or any other Person.

(j)            In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the Information Agent's Website.

Section 14.19.          Proceedings. Each purchaser, beneficial owner and subsequent transferee of Debt will be deemed by its purchase to acknowledge and agree as follows: (i) (a) the express terms of this Indenture govern the rights of the Holders to direct the commencement of a Proceeding against any person, (b) this Indenture contains limitations on the rights of the Holders to direct the commencement of any such Proceeding, and (c) each Holders shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (ii) there are no implied rights under this Indenture to direct the commencement of any such Proceeding; and (iii) notwithstanding any provision of this Indenture, or any provision of the Debt, or of the Collateral Administration Agreement or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the Holders, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Collateral Manager, the Collateral Administrator or the Calculation Agent.

ARTICLE XV.

Assignment Of Certain Agreements

Section 15.1.          Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer's estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Collateral Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto.

(b)            The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Collateral Trustee at any time, including following the resignation or removal of the Collateral Manager.

(c)            Upon the retirement of the Debt, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Collateral Trustee for the benefit of the Holders shall cease and terminate and all the estate, right, title and interest of the Collateral Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)            The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e)            The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)            The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)             The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii)            The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Collateral Trustee as representative of the Holders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Collateral Trustee.

(iii)           The Collateral Manager shall deliver to the Collateral Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv)           Except as otherwise set forth herein and therein (including pursuant to Section 9 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Debt issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period and one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(v)            Except with respect to transactions contemplated by Section 5 of the Collateral Management Agreement, if the Collateral Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Debt and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Collateral Manager will give written notice briefly describing such conflict and the action it proposes to take to the Collateral Trustee, who shall promptly forward such notice to the relevant Holder. The provisions of this clause (v) shall not apply to any transaction permitted by the terms of the Collateral Management Agreement.

(vi)           On each Measurement Date on which the S&P CDO Monitor Test is used, the Collateral Manager on behalf of the Issuer will measure compliance under such test.

(g)            The Issuer and the Collateral Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h)            Upon a Bank Officer of the Collateral Trustee receiving written notice from the Collateral Manager that an event constituting "Cause" as defined in the Collateral Management Agreement has occurred, the Collateral Trustee shall, not later than two Business Days thereafter, forward such notice to the Holders (as their names appear in the Register).

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

GOLUB CAPITAL BDC 3 CLO 2 LLC,
as Issuer

By:	Golub Capital BDC 3, Inc., its designated manager

By:	/s/ Christopher C. Ericson
	Name:	Christopher Ericson
	Title:	Chief Financial Officer

CITIBANK, N.A.,
as Collateral Trustee

By:	/s/ Paul Leba
	Name:	Paul Leba
	Title:	Senior Trust Officer

Schedule 1

List of Collateral Obligations

S-1-1

Schedule 2

S&P Industry Classifications

Asset Type Code	Description
1020000	Energy Equipment and Services
1030000	Oil, Gas and Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers and Packaging
2050000	Metals and Mining
2060000	Paper and Forest Products
3020000	Aerospace and Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies and Distributors
3110000	Commercial Services and Supplies
3210000	Air Freight and Logistics
3220000	Airlines
3230000	Marine
3240000	Road and Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel and Luxury Goods
4210000	Hotels, Restaurants and Leisure
4300001	Entertainment
4300002	Interactive Media and Services
4310000	Media
4410000	Distributors
4420000	Internet and Catalog Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food and Staples Retailing
5110000	Beverages

S-2-1

Asset Type Code	Description
5120000	Food Products
5130000	Tobacco
5210000	Household Products
5220000	Personal Products
6020000	Healthcare Equipment and Supplies
6030000	Healthcare Providers and Services
6110000	Biotechnology
6120000	Pharmaceuticals
7011000	Banks
7020000	Thrifts and Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management and Development
7311000	Equity Real Estate Investment Trusts (REITs)
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage and Peripherals
8130000	Electronic Equipment, Instruments and Components
8210000	Semiconductors and Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551701	Diversified Consumer Services
9551702	Independent Power and Renewable Electricity Producers
9551727	Life Sciences Tools & Services
9551729	Health Care Technology
9612010	Professional Services
1000-1099	Reserved

S-2-2

PROJECT FINANCE
Asset Type	Description
PF1	Project finance: Industrial equipment
PF2	Project finance: Leisure and gaming
PF3	Project finance: Natural resources and mining
PF4	Project finance: Oil and gas
PF5	Project finance: Power
PF6	Project finance: Public finance and real estate
PF7	Project finance: Telecommunications
PF8	Project finance: Transport
PF1000-PF1099	Reserved

S-2-3

Schedule 3

Moody's Rating Definitions

For purposes of this Schedule 3 and this Indenture, the terms "Assigned Moody's Rating" and "CFR" mean:

ASSIGNED MOODY'S RATING

The monitored publicly available rating or the estimated rating expressly assigned to a debt obligation (or facility) by Moody's that addresses the full amount of the principal and interest promised.

CFR

With respect to an obligor of a Collateral Obligation, if such obligor has a corporate family rating by Moody's, then such corporate family rating; provided that if such obligor does not have a corporate family rating by Moody's but any entity in the obligor's corporate family does have a corporate family rating, then the CFR is such corporate family rating.

For purposes of this Indenture, the terms Moody's Rating and Moody's Derived Rating, have the meanings under the respective headings below.

MOODY'S RATING

(i)             With respect to a Collateral Obligation that is a Senior Secured Loan:

(A)           if such Collateral Obligation has an Assigned Moody's Rating, such Assigned Moody's Rating;

(B)            if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has a CFR, then the Moody's rating that is one subcategory higher than such CFR;

(C)            if neither clause (A) nor (B) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody's Rating, then the Moody's rating that is two subcategories higher than the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(D)            if none of clauses (A) through (C) above apply, at the election of the Collateral Manager, the Moody's Derived Rating; and

(E)            if none of clauses (A) through (D) above apply, the Collateral Obligation will be deemed to have a Moody's Rating of "Caa3"; and

S-3-1

(ii)            With respect to a Collateral Obligation other than a Senior Secured Loan:

(A)           if such Collateral Obligation has an Assigned Moody's Rating, such Assigned Moody's Rating;

(B)            if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody's Rating, then the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(C)            if neither clause (A) nor (B) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has a CFR, then the Moody's rating that is one subcategory lower than such CFR;

(D)            if none of clauses (A), (B) or (C) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more subordinated debt obligations with an Assigned Moody's Rating, then the Moody's rating that is one subcategory higher than the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(E)            if none of clauses (A) through (D) above apply, at the election of the Collateral Manager, the Moody's Derived Rating; and

(F)            if none of clauses (A) through (E) above apply, the Collateral Obligation will be deemed to have a Moody's Rating of "B3."

S-3-2

MOODY'S DERIVED RATING

With respect to a Collateral Obligation whose Moody's Rating cannot otherwise be determined pursuant to the definitions thereof, such Moody's Rating shall be determined as set forth below:

(G)            if such Collateral Obligation is rated by S&P, then the Moody's Rating of such Collateral Obligation will be determined, at the election of the Collateral Manager, in accordance with the methodology set forth in the following table below:

Type of Collateral Obligation	S&P Rating (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody's Equivalent of S&P Rating
Not Structured Finance Obligation	> "BBB-"	Not a Loan or Participation Interest in Loan	-1
Not Structured Finance Obligation	<"BB+"	Not a Loan or Participation Interest in Loan	-2
Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(H)            if such Collateral Obligation is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a "parallel security"), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i)(A) above, and the Moody's Derived Rating for purposes of the definitions of Moody's Rating of such Collateral Obligation will be determined in accordance with the methodology set forth in the following table (for such purposes treating the parallel security as if it were rated by Moody's at the rating determined pursuant to this subclause (i)(B)):

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

or

(I)            if such Collateral Obligation is a DIP Collateral Obligation, no Moody's Derived Rating may be determined based on a rating by S&P or any other rating agency.

S-3-3

For purposes of the definitions of "Moody's Derived Rating" and "Moody's Rating", any credit estimate assigned by Moody's shall expire one year from the date such estimate was issued; provided that, for purposes of any calculation under this Indenture, if Moody's fails to renew for any reason a credit estimate for a previously acquired Collateral Obligation thereunder on or before such one-year anniversary (which may be extended at Moody's option to the extent the annual audited financial statements for the Obligor have not yet been received), after the Issuer or the Collateral Manager on the Issuer's behalf has submitted to Moody's all information that the Issuer or the Collateral Manager believed in good faith was required to provide such renewal, (1) the Issuer for a period of 60 days will continue using the previous credit estimate assigned by Moody's with respect to such Collateral Obligation until such time as Moody's renews the credit estimate for such Collateral Obligation and (2) after 60 days but before Moody's renews the credit estimate for such Collateral Obligation, the Collateral Obligation will be deemed to have a Moody's rating of "Caa3."

S-3-4

Schedule 4

S&P RECOVERY RATE TABLES

1.

(a)            (i)            If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows (taking into account, for any Collateral Obligation with an S&P Recovery Rating of "1" through "6", the recovery estimate indicated in the S&P published report therefor):

S&P Recovery Rating of a Collateral Obligation	Recovery Estimate (%)* from S&P published reports**	Initial Liability Rating
		"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	100	75.00%	85.00%	88.00%	90.00%	92.00%	95.00%
1	95	70.00%	80.00%	84.00%	87.50%	91.00%	95.00%
1	90	65.00%	75.00%	80.00%	85.00%	90.00%	95.00%
2	85	62.50%	72.50%	77.50%	83.00%	88.00%	92.00%
2	80	60.00%	70.00%	75.00%	81.00%	86.00%	89.00%
2	75	55.00%	65.00%	70.50%	77.00%	82.50%	84.00%
2	70	50.00%	60.00%	66.00%	73.00%	79.00%	79.00%
3	65	45.00%	55.00%	61.00%	68.00%	73.00%	74.00%
3	60	40.00%	50.00%	56.00%	63.00%	67.00%	69.00%
3	55	35.00%	45.00%	51.00%	58.00%	63.00%	64.00%
3	50	30.00%	40.00%	46.00%	53.00%	59.00%	59.00%
4	45	28.50%	37.50%	44.00%	49.50%	53.50%	54.00%
4	40	27.00%	35.00%	42.00%	46.00%	48.00%	49.00%
4	35	23.50%	30.50%	37.50%	42.50%	43.50%	44.00%
4	30	20.00%	26.00%	33.00%	39.00%	39.00%	39.00%
5	25	17.50%	23.00%	28.50%	32.50%	33.50%	34.00%
5	20	15.00%	20.00%	24.00%	26.00%	28.00%	29.00%
5	15	10.00%	15.00%	19.50%	22.50%	23.50%	24.00%
5	10	5.00%	10.00%	15.00%	19.00%	19.00%	19.00%
6	5	3.50%	7.00%	10.50%	13.50%	14.00%	14.00%
6	0	2.00%	4.00%	6.00%	8.00%	9.00%	9.00%
		Recovery Rate

*            The recovery estimate from S&P's published reports for a given Collateral Obligation is rounded down to the nearest 5%.

**          If a recovery estimate is not available from S&P's published reports for a given Collateral Obligation with an S&P Recovery Rating of '1' through '6', the lower estimate for the applicable recovery rating will be assumed.

S-4-1

(ii)            If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is senior unsecured debt and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a "Senior Secured Debt Instrument") that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

S-4-2

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(iii)           If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A and B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

S-4-3

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	-%	-%	-%	-%	-%	-%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(b)            If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for Obligors Domiciled in Group A, B or C:

Priority Category	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
Senior Secured Loans (other than First-Lien Last-Out Loans)*
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans other than First-Lien Last Out Loans), Senior Secured Bonds**
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Senior Syndicated Secured Loans***
Group A	33.3%	40%	45.3%	50.7%	66.7%	72%
Group B	18.7%	22.7%	28%	32%	46.7%	50.7%
Group C	10%	12%	14%	16%	18%	20%
Second Lien Loans, First-Lien Last-Out Loans, Unsecured Loans, Senior Secured Notes, senior unsecured Bonds****
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans, subordinated Bonds
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
	Recovery rate

Group A: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, U.K. and United States of America

Group B: Brazil, Czech Republic, Mexico, Poland and South Africa

Group C: Greece, India, Indonesia, Kazakhstan, Russia, Turkey, Ukraine, United Arab Emirates, Vietnam and any other country not included in Group A or Group B.

S-4-4

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan (including any Cov-Lite Loan), a Senior Secured Bond or a Senior Secured Note secured solely or primarily by common stock or other equity interest, such Collateral Obligation shall be deemed to be an Unsecured Loan.

*	For purposes of determining the S&P Recovery Rate, a Senior Secured Note shall be deemed to be a Senior Secured Loan if such Senior Secured Note, if it were a loan, would satisfy the definition of Senior Secured Loan.

**	Solely for the purpose of determining S&P Recovery Rate: (a) "senior unsecured bond" shall mean an unsecured debt security (that is not a loan) that (i) is issued by a corporation, limited liability company, partnership, trust or similar business entity and (ii) if it is subordinated by its terms, is subordinated only with respect to liquidation, trade claims, capitalized leases or similar obligations and (b) "subordinated bond" shall mean a debt security (that is not a loan) that (i) is issued by a corporation, limited liability company, partnership, trust or similar business entity and (ii) is subordinated by its terms other than with respect to liquidation, trade claims, capitalized leases or similar obligations.

***	The S&P Recovery Rate for Senior Syndicated Secured Loans shall apply only to Senior Syndicated Secured Loans for which the Syndicated Tranche exceeds 20% of the sum of (x) the outstanding principal balance of the loan, plus (y) the outstanding principal balance and unfunded commitments of such revolving facility, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such Obligor that is pari passu with such loan.

****	Solely for the purpose of determining the S&P Recovery Rate for such loan, the aggregate principal balance of all First-Lien Last-Out Loans, Unsecured Loans, Second Lien Loans and senior unsecured Bonds that, in the aggregate, represent up to 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for First-Lien Last-Out Loans, Unsecured Loans, Second Lien Loans and senior unsecured Bonds in the table above and the aggregate outstanding principal balance of all First-Lien Last-Out Loans, Unsecured Loans, Second Lien Loans and senior unsecured Bonds in excess of 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for subordinated loans in the table above.

S-4-5

2.            S&P CDO Monitor

Liability Rating of	Weighted Average S&P Recovery Rate (in increments of 0.01%):
S&P Highest Ranking Class	Not Less Than (%)	Not Greater Than (%)
"AAA"	2.00%	75.00%
"AA"	4.00%	85.00%
"A"	6.00%	88.00%
"BBB+"	8.00%	90.00%
"BBB-"	8.00%	90.00%

For purposes of calculating the Collateral Quality Tests, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loan.

The applicable weighted average spread will be the spread between 2.0% and 8.00% (in increments of .01%) without exceeding the Weighted Average Floating Spread (determined for purposes of this definition as if all Discount Obligations instead constituted Collateral Obligations that are not Discount Obligations) as of such Measurement Date.

S-4-6

Schedule 5

S&P EQUIVALENT DIVERSITY SCORE CALCULATION

The S&P Equivalent Diversity Score is calculated as follows:

(a)            An "Issuer Par Amount" is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.

(b)            An "Average Par Amount" is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c)            An "Equivalent Unit Score" is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)            An "Aggregate Industry Equivalent Unit Score" is then calculated for each of the S&P's industry classification groups, shown on Schedule 2, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e)            An "Industry Diversity Score" is then established for each S&P industry classification group, shown on Schedule 2, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900

S-5-1

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)            The S&P Equivalent Diversity Score is then calculated by summing each of the Industry Diversity Scores for each S&P's industry classification group shown on Schedule 2.

(g)            For purposes of calculating the S&P Equivalent Diversity Score, affiliated issuers in the same industry are deemed to be a single issuer except as otherwise agreed to by S&P.

S-5-2

Schedule 6

S&P REGION CLASSIFICATION TABLE

Region Code	Region Name	Country Code	Country Name
17	Africa: Eastern	253	Djibouti
17	Africa: Eastern	291	Eritrea
17	Africa: Eastern	251	Ethiopia
17	Africa: Eastern	254	Kenya
17	Africa: Eastern	252	Somalia
17	Africa: Eastern	249	Sudan
12	Africa: Southern	247	Ascension
12	Africa: Southern	267	Botswana
12	Africa: Southern	266	Lesotho
12	Africa: Southern	230	Mauritius
12	Africa: Southern	264	Namibia
12	Africa: Southern	248	Seychelles
12	Africa: Southern	27	South Africa
12	Africa: Southern	290	St. Helena
12	Africa: Southern	268	Swaziland
13	Africa: Sub-Saharan	244	Angola
13	Africa: Sub-Saharan	226	Burkina Faso
13	Africa: Sub-Saharan	257	Burundi
13	Africa: Sub-Saharan	225	Cote d'lvoire
13	Africa: Sub-Saharan	240	Equatorial Guinea
13	Africa: Sub-Saharan	241	Gabonese Republic
13	Africa: Sub-Saharan	220	Gambia
13	Africa: Sub-Saharan	233	Ghana
13	Africa: Sub-Saharan	224	Guinea
13	Africa: Sub-Saharan	245	Guinea-Bissau
13	Africa: Sub-Saharan	231	Liberia
13	Africa: Sub-Saharan	261	Madagascar
13	Africa: Sub-Saharan	265	Malawi
13	Africa: Sub-Saharan	223	Mali
13	Africa: Sub-Saharan	222	Mauritania
13	Africa: Sub-Saharan	258	Mozambique
13	Africa: Sub-Saharan	227	Niger
13	Africa: Sub-Saharan	234	Nigeria
13	Africa: Sub-Saharan	250	Rwanda
13	Africa: Sub-Saharan	239	Sao Tome & Principe
13	Africa: Sub-Saharan	221	Senegal
13	Africa: Sub-Saharan	232	Sierra Leone
13	Africa: Sub-Saharan	255	Tanzania/Zanzibar

S-6-1

Region Code	Region Name	Country Code	Country Name
13	Africa: Sub-Saharan	228	Togo
13	Africa: Sub-Saharan	256	Uganda
13	Africa: Sub-Saharan	260	Zambia
13	Africa: Sub-Saharan	263	Zimbabwe
13	Africa: Sub-Saharan	229	Benin
13	Africa: Sub-Saharan	237	Cameroon
13	Africa: Sub-Saharan	238	Cape Verde Islands
13	Africa: Sub-Saharan	236	Central African Republic
13	Africa: Sub-Saharan	235	Chad
13	Africa: Sub-Saharan	269	Comoros
13	Africa: Sub-Saharan	242	Congo-Brazzaville
13	Africa: Sub-Saharan	243	Congo-Kinshasa
3	Americas: Andean	591	Bolivia
3	Americas: Andean	57	Colombia
3	Americas: Andean	593	Ecuador
3	Americas: Andean	51	Peru
3	Americas: Andean	58	Venezuela
4	Americas: Mercosur and Southern Cone	54	Argentina
4	Americas: Mercosur and Southern Cone	55	Brazil
4	Americas: Mercosur and Southern Cone	56	Chile
4	Americas: Mercosur and Southern Cone	595	Paraguay
4	Americas: Mercosur and Southern Cone	598	Uruguay
1	Americas: Mexico	52	Mexico
2	Americas: Other Central and Caribbean	1264	Anguilla
2	Americas: Other Central and Caribbean	1268	Antigua
2	Americas: Other Central and Caribbean	1242	Bahamas
2	Americas: Other Central and Caribbean	246	Barbados
2	Americas: Other Central and Caribbean	501	Belize
2	Americas: Other Central and Caribbean	441	Bermuda
2	Americas: Other Central and Caribbean	284	British Virgin Islands
2	Americas: Other Central and Caribbean	345	Cayman Islands
2	Americas: Other Central and Caribbean	506	Costa Rica
2	Americas: Other Central and Caribbean	809	Dominican Republic
2	Americas: Other Central and Caribbean	503	El Salvador
2	Americas: Other Central and Caribbean	473	Grenada
2	Americas: Other Central and Caribbean	590	Guadeloupe
2	Americas: Other Central and Caribbean	502	Guatemala
2	Americas: Other Central and Caribbean	504	Honduras
2	Americas: Other Central and Caribbean	876	Jamaica
2	Americas: Other Central and Caribbean	596	Martinique
2	Americas: Other Central and Caribbean	505	Nicaragua
2	Americas: Other Central and Caribbean	507	Panama

S-6-2

Region Code	Region Name	Country Code	Country Name
2	Americas: Other Central and Caribbean	869	St. Kitts/Nevis
2	Americas: Other Central and Caribbean	758	St. Lucia
2	Americas: Other Central and Caribbean	784	St. Vincent & Grenadines
2	Americas: Other Central and Caribbean	597	Suriname
2	Americas: Other Central and Caribbean	868	Trinidad& Tobago
2	Americas: Other Central and Caribbean	649	Turks & Caicos
2	Americas: Other Central and Caribbean	297	Aruba
2	Americas: Other Central and Caribbean	53	Cuba
2	Americas: Other Central and Caribbean	599	Curacao
2	Americas: Other Central and Caribbean	767	Dominica
2	Americas: Other Central and Caribbean	594	French Guiana
2	Americas: Other Central and Caribbean	592	Guyana
2	Americas: Other Central and Caribbean	509	Haiti
2	Americas: Other Central and Caribbean	664	Montserrat
101	Americas: U.S. and Canada	2	Canada
101	Americas: U.S. and Canada	1	USA
7	Asia: China, Hong Kong, Taiwan	86	China
7	Asia: China, Hong Kong, Taiwan	852	Hong Kong
7	Asia: China, Hong Kong, Taiwan	886	Taiwan
5	Asia: India, Pakistan and Afghanistan	93	Afghanistan
5	Asia: India, Pakistan and Afghanistan	91	India
5	Asia: India, Pakistan and Afghanistan	92	Pakistan
6	Asia: Other South	880	Bangladesh
6	Asia: Other South	975	Bhutan
6	Asia: Other South	960	Maldives
6	Asia: Other South	977	Nepal
6	Asia: Other South	94	Sri Lanka
8	Asia: Southeast, Korea and Japan	673	Brunei
8	Asia: Southeast, Korea and Japan	855	Cambodia
8	Asia: Southeast, Korea and Japan	62	Indonesia
8	Asia: Southeast, Korea and Japan	81	Japan
8	Asia: Southeast, Korea and Japan	856	Laos
8	Asia: Southeast, Korea and Japan	60	Malaysia
8	Asia: Southeast, Korea and Japan	95	Myanmar
8	Asia: Southeast, Korea and Japan	850	North Korea
8	Asia: Southeast, Korea and Japan	63	Philippines
8	Asia: Southeast, Korea and Japan	65	Singapore
8	Asia: Southeast, Korea and Japan	82	South Korea
8	Asia: Southeast, Korea and Japan	66	Thailand
8	Asia: Southeast, Korea and Japan	84	Vietnam
8	Asia: Southeast, Korea and Japan	670	East Timor
105	Asia-Pacific: Australia and New Zealand	61	Australia

S-6-3

Region Code	Region Name	Country Code	Country Name
105	Asia-Pacific: Australia and New Zealand	682	Cook Islands
105	Asia-Pacific: Australia and New Zealand	64	New Zealand
9	Asia-Pacific: Islands	679	Fiji
9	Asia-Pacific: Islands	689	French Polynesia
9	Asia-Pacific: Islands	686	Kiribati
9	Asia-Pacific: Islands	691	Micronesia
9	Asia-Pacific: Islands	674	Nauru
9	Asia-Pacific: Islands	687	New Caledonia
9	Asia-Pacific: Islands	680	Palau
9	Asia-Pacific: Islands	675	Papua New Guinea
9	Asia-Pacific: Islands	685	Samoa
9	Asia-Pacific: Islands	677	Solomon Islands
9	Asia-Pacific: Islands	676	Tonga
9	Asia-Pacific: Islands	688	Tuvalu
9	Asia-Pacific: Islands	678	Vanuatu
15	Europe: Central	420	Czech Republic
15	Europe: Central	372	Estonia
15	Europe: Central	36	Hungary
15	Europe: Central	371	Latvia
15	Europe: Central	370	Lithuania
15	Europe: Central	48	Poland
15	Europe: Central	421	Slovak Republic
16	Europe: Eastern	355	Albania
16	Europe: Eastern	387	Bosnia and Herzegovina
16	Europe: Eastern	359	Bulgaria
16	Europe: Eastern	385	Croatia
16	Europe: Eastern	383	Kosovo
16	Europe: Eastern	389	Macedonia
16	Europe: Eastern	382	Montenegro
16	Europe: Eastern	40	Romania
16	Europe. Eastern	381	Serbia
16	Europe: Eastern	90	Turkey
14	Europe: Russia & CIS	374	Armenia
14	Europe: Russia & CIS	994	Azerbaijan
14	Europe: Russia & CIS	375	Belarus
14	Europe: Russia & CIS	995	Georgia
14	Europe: Russia & CIS	8	Kazakhstan
14	Europe: Russia & CIS	996	Kyrgyzstan
14	Europe: Russia & CIS	373	Moldova
14	Europe: Russia & CIS	976	Mongolia
14	Europe: Russia & CIS	7	Russia
14	Europe: Russia & CIS	992	Tajikistan

S-6-4

Region Code	Region Name	Country Code	Country Name
14	Europe: Russia & CIS	993	Turkmenistan
14	Europe: Russia & CIS	380	Ukraine
14	Europe: Russia & CIS	998	Uzbekistan
102	Europe: Western	376	Andorra
102	Europe: Western	43	Austria
102	Europe: Western	32	Belgium
102	Europe: Western	357	Cyprus
102	Europe: Western	45	Denmark
102	Europe: Western	358	Finland
102	Europe: Western	33	France
102	Europe: Western	49	Germany
102	Europe: Western	30	Greece
102	Europe: Western	354	Iceland
102	Europe: Western	353	Ireland
102	Europe: Western	101	Isle of Man
102	Europe: Western	39	Italy
102	Europe: Western	102	Liechtenstein
102	Europe: Western	352	Luxembourg
102	Europe: Western	356	Malta
102	Europe: Western	377	Monaco
102	Europe: Western	31	Netherlands
102	Europe: Western	47	Norway
102	Europe: Western	351	Portugal
102	Europe: Western	386	Slovenia
102	Europe: Western	34	Spain
102	Europe: Western	46	Sweden
102	Europe: Western	41	Switzerland
102	Europe: Western	44	United Kingdom
10	Middle East: Gulf States	973	Bahrain
10	Middle East: Gulf States	98	Iran
10	Middle East: Gulf States	964	Iraq
10	Middle East: Gulf States	965	Kuwait
10	Middle East: Gulf States	968	Oman
10	Middle East: Gulf States	974	Qatar
10	Middle East: Gulf States	966	Saudi Arabia
10	Middle East: Gulf States	971	United Arab Emirates
10	Middle East: Gulf States	967	Yemen
11	Middle East: MENA	213	Algeria
11	Middle East: MENA	20	Egypt
11	Middle East: MENA	972	Israel
11	Middle East MENA	962	Jordan
11	Middle East: MENA	961	Lebanon

S-6-5

Region Code	Region Name	Country Code	Country Name
11	Middle East: MENA	212	Morocco
11	Middle East: MENA	970	Palestinian Settlements
11	Middle East: MENA	963	Syrian Arab Republic
11	Middle East: MENA	216	Tunisia
11	Middle East: MENA	1212	Western Sahara
11	Middle East: MENA	218	Libya

S-6-6